Commercial-in-Confidence

SERVICES AGREEMENT

By and among
EQUANT N.V.
And
SOCIÉTÉ INTERNATIONALE DE
TÉLÉCOMMUNICATIONS AÉRONAUTIQUES S.C.

And

SITA INFORMATION NETWORKING
COMPUTING N.V.

Services Agreement	Dated: 30 November 2001
Restated Version with Amendment No. 1 (Errata)

Commercial-in-Confidence

TABLE OF CONTENTS

RECITALS			1
1.	DEFINITIONS AND INTERPRETATION		2
	1.1.	Definitions	2
	1.2.	Interpretation	2
2.	TERM		2
3.	SERVICES		3
	3.1.	Services	3
	3.2.	Services Under Post-Effective Date Agreements Not Included	3
	3.3.	Branding and Marketing	3
4.	CHANGES IN THE SCOPE OF SERVICES		4
	4.1.	Commissioning of Requested Services	4
	4.2.	Product Council	4
	4.3.	Development of New Products and Services	4
	4.4.	Access to Product Marketing Functions	6
5.	NETWORK, NETWORK PLANNING AND NETWORK EXPANSION		6
	5.1.	Continuity of Network Services Worldwide	6
	5.2.	Network Planning Committee	8
	5.3.	Network Modification Funding	8
	5.4.	Step-In Rights	11
	5.5.	Network Operational Performance Committee	14
6.	SERVICE PROCEDURES		14
	6.1.	Annual Review	14
	6.2.	Implementation of Approved Executive Committee Resolutions	14
	6.3.	Co-operation	15
	6.4.	Transfer of Global One Contracts with the Air Transport Community	15
	6.5.	Operations and Procedures Manual	15
	6.6.	Call Centres	16
	6.7.	Outsourcing Support	16
	6.8.	Type A Messaging Support	16
	6.9.	Class A Addresses	16
7.	EXCLUSIVITY AND NON-SOLICITATION		17
	7.1.	Effective Period	17
	7.2.	Exclusive Provider of Network Services	17
	7.3.	SITA INC Outsourcing or Merger Activity	21
	7.4.	Equant Non-Solicitation Obligation	24
	7.5.	SITA Group Companies Non-Solicitation Obligation	24
	7.6.	Limitation	24
	7.7.	Linkage of the Related Provisions	25
	7.8.	Effect of Deletion or Amendment of Related Provisions	25
	7.9.	Breach of Exclusivity and Non-Solicitation Provisions	26

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8.	SERVICE LEVELS		30
	8.1.	General	30
	8.2.	Failure to Perform	30
	8.3.	Service Credits	30
9.	TAXES		31
	9.1.	General	31
	9.2.	Billing Entities, Billed Entities and Remitting Entities	31
10.	PRICING OF PRODUCTS AND SERVICES		31
	10.1.	Pricing Categories and Prices	31
	10.2.	Price Books and Price Book Updates	32
	10.3.	Service Charges	39
	10.4.	Invoicing	45
	10.5.	Reliance on historical data and non-performance by Equant	45
11.	BENCHMARKING SURVEY		47
	11.1.	General	47
	11.2.	Nomination and Selection of the Independent Expert	48
	11.3.	Appointment of the Independent Expert	48
	11.4.	Frequency of Benchmarking	48
	11.5.	Role of the Independent Expert	48
	11.6.	Termination of the Benchmarking Agreement	50
	11.7.	Acceptance of the Benchmarking Report	52
	11.8.	Implementation of the Benchmarking Report	52
	11.9.	Benchmarking Regions	53
	11.10.	Benchmarking Costs	53
	11.11.	Equant and SITA SC Responsibilities	54
	11.12.	Co-operation of the Parties	54
	11.13.	Actions During Dispute Resolution Procedures	54
12.	PRICE TO VOLUME SURVEY		55
	12.1.	Price to Volume Assessment	55
	12.2.	Role of the Independent Expert	55
	12.3.	Frequency of Price to Volume Assessment	55
	12.4.	Acceptance of the Price to Volume Assessment Report	56
	12.5.	Termination of a Benchmarking Agreement	56
	12.6.	Allowable Differential	56
13.	MOST FAVOURED NATION PRICING		57
	13.1.	Most Favoured Nation Pricing Evaluation	57
	13.2.	Nomination and selection of the MFN Evaluator	58
	13.3.	Appointment of the MFN Evaluator	58
	13.4.	Role of the MFN Evaluator	58
	13.5.	Frequency of MFN Evaluation	59
	13.6.	Termination of a Benchmarking Agreement	59
	13.7.	Termination of a MFN Agreement	59
	13.8.	Acceptance of the results of the MFN Evaluation Report and the MFN Certification Report	61
	13.9.	Implementation of the MFN Evaluation Report and the MFN Certification Report	61
	13.10.	Costs of MFN Evaluation	61
	13.11.	Equant and SITA SC Responsibilities	62
	13.12.	Ex-parte communications	62
	13.13.	Actions during Dispute Resolution Procedures	62

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14.	MINIMUM REVENUE COMMITMENT		63
15.	NETWORK ACTIVITY FORECASTS		67
	15.1.	Network Activity Forecasts	67
	15.2.	Other information	69
16.	RECOGNISABLE COSTS		69
	16.1.	Significant Forecast Deviation and Recognisable Costs	69
	16.2.	Mitigation of Recognisable Costs	71
	16.3.	Payments in respect of Recognisable Costs	72
	16.4.	Payment and semi-annual summaries	73
	16.5.	Minimum Revenue Commitment	73
	16.6.	Limitation on liability	73
17.	RELIANCE ON HISTORICAL DATA		73
18.	INVOICING AND PAYMENT		74
	18.1.	Invoicing	74
	18.2.	Amendments to Billed Entities	74
	18.3.	Invoice Content and Format	76
	18.4.	Detailed Billing Files and Mediation Data	76
	18.5.	Payment Due	77
	18.6.	Pass Through Expenses	78
	18.7.	Interest	80
	18.8.	Right of Set-Off	80
19.	SITA SC AND SITA INC RESPONSIBILITIES		81
	19.1.	SITA SC Representative and SITA INC Representative	81
	19.2.	Co-operation; Specific Obligations	82
	19.3.	Failure to Perform	83
20.	EQUANT RESPONSIBILITIES		83
	20.1.	Other Equant Obligations to SITA SC and/or SITA INC	83
	20.2.	Equant Project Executive	84
	20.3.	Co-operation	85
21.	AUDITS AND RECORD KEEPING		85
	21.1.	SITA SC and SITA INC Audit Rights	85
	21.2.	Equant Audit Rights	86
	21.3.	Cooperation with Audit Representatives	86
	21.4.	Costs	87
22.	CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS		87
	22.1.	Confidentiality of Agreement	87
	22.2.	Public Announcements	87
	22.3.	Protection of Confidential Information	87
	22.4.	Use of Confidential Information	88
	22.5.	Exceptions to Obligations of Confidentiality	89
	22.6.	Equitable Relief	89
	22.7.	Period of Confidentiality	89

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23.	INTELLECTUAL PROPERTY RIGHTS		90
24.	WARRANTIES		90
	24.1.	Representations and Warranties by Equant	90
	24.2.	Representations and Warranties by SITA SC	90
	24.3.	Representations and Warranties by SITA INC	91
	24.4.	No Additional Representations and Warranties	92
25.	INDEMNITIES		92
	25.1.	Indemnity by Equant	92
	25.2.	Indemnity by SITA SC	92
	25.3.	Indemnity by SITA INC	93
	25.4.	Indemnification Procedures	94
26.	LIABILITY AND LIMITATION OF LIABILITY		95
	26.1.	Damages	95
	26.2.	Limitations of Liability	95
	26.3.	Duty to Mitigate	97
27.	TERMINATION		97
	27.1.	Termination for Cause by SITA SC and/or SITA INC	97
	27.2.	Termination for Cause by Equant	98
	27.3.	Termination for Insolvency	98
	27.4.	Termination for Change of Control	99
	27.5.	Termination for Force Majeure	99
	27.6.	Accrued Rights	100
	27.7.	Effect of Termination by a Party	100
	27.8.	Cross-Defaults	101
	27.9.	Co-operation Upon Expiry or Termination	102
28.	FORCE MAJEURE		105
	28.1.	Neither Party Liable	105
	28.2.	Period of Delay	106
29.	DISPUTE RESOLUTION		106
	29.1.	Dispute Resolution Procedure	106
	29.2.	Continued Performance	106
30.	GENERAL		106
	30.1.	Governing Law	106
	30.2.	Notices	106
	30.3.	Service of Notice	108
	30.4.	Relationship of Parties	108
	30.5.	Waiver	108
	30.6.	Entire Agreement and Variation	108
	30.7.	Priority of Documents	109
	30.8.	Use of Resources	109
	30.9.	Limitations Period	109
	30.10.	Third Party Beneficiaries	110
	30.11.	Assignment	110
	30.12.	Counterparts	110
	30.13.	Cumulative Rights	110
	30.14.	Reading Down	111
	30.15.	Severability	111
	30.16.	Contra Proferentem	111
	30.17.	Costs	111
	30.18.	Survival of Terms	111

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SCHEDULES

Schedule A	Glossary
Schedule B	Year 2000 Price Books
Schedule C	Product Council Mandate
Schedule D	Network Planning Committee Mandate
Schedule E	Network Operational Performance Committee Mandate
Schedule F	Service Levels Schedule
Schedule G	Reports
Schedule H	Billing Entities, Billed Entities and Remitting Entities
Schedule I	Schedule of Services
Schedule J	Price Book Update Timescale
Schedule K	Nomination and Selection of Independent Expert
Schedule L	Network Security
Schedule M	Instructions to Independent Expert
Schedule N	Instructions to MFN Evaluator
Schedule O	Benchmarking Regions
Schedule P	Unit Cost, Cost Base and Volume Considerations
Schedule Q	Forecasting
Schedule R	Tail Circuit Management
Schedule S	Invoice Content and Format
Schedule T	Operations and Procedures Manual Requirements
Schedule U	Call Centres
Schedule V	Outsourcing Support
Schedule W	Intellectual Property Rights
Schedule X	Type A Messaging Support
Schedule Y	Class A Address Space Management

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SERVICES AGREEMENT

PREAMBLE

AGREEMENT dated: 29 June 2001, as amended on                 2001

PARTIES

This Agreement is among:

Equant N.V., a Dutch company having its registered office at 21-23 Gatwickstraat, 1043 GL Amsterdam, the Netherlands (‘Equant’)

AND

Société Internationale de Télécommunications Aéronautiques S.C., a Belgian co-operative company having its registered office at 14 avenue Henri Matisse, B-1140 Brussels, Belgium (‘SITA SC’)

AND

SITA Information Networking Computing N.V., a Dutch company having its registered office at Heathrowstraat 10, 1043 CH Amsterdam, the Netherlands (‘SITA INC’)

(each a ‘Party’, and together, the ‘Parties’).

RECITALS

A.	On even date herewith

(i)	the Parties and France Telecom have also entered into a Strategic Relationship Umbrella Agreement;

(ii)	Equant and SITA SC have also entered into a Transition and Management Agreement; and

(iii)	SITA SC, SITA INC and France Telecom have also entered into an Account Management Agreement.

B.	The Parties hereby agree that Equant shall provide certain products and services to SITA SC and SITA INC on the terms and conditions set out in this Agreement.

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Now, therefore, the Parties, in consideration of the premises and mutual covenants and undertakings contained herein, agree as follows:

TERMS AND CONDITIONS

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement, all capitalised terms shall have the meaning set out in the Glossary in Schedule A or as defined in the text of this Agreement.

1.2	Interpretation

(a)	In this Agreement, unless the express context indicates or requires a contrary intention:

(i)	words suggesting the singular include the plural and vice versa;

(ii)	words suggesting any gender include any other gender;

(iii)	references to a ‘legal entity’ include a company, corporation, partnership, joint venture, co-operative company, unincorporated or incorporated association or organisation or statutory authority, and references to a ‘person’ include an individual or a legal entity;

(iv)	headings used in this Agreement are for ease of reference only and will not affect the interpretation of this Agreement;

(v)	references to any agreement or document (including to this Agreement) are to that agreement or document as amended, supplemented, varied or replaced from time to time;

(vi)	use of the words ‘includes’ or ‘including’ shall be deemed to be followed by the words ‘without limitation’; and

(vii)	a reference to a clause, paragraph, or Schedule means a clause, paragraph, or schedule to this Agreement.

2.	TERM

The term of this Agreement shall commence from and include the Effective Date and shall continue in effect for a period of ten (10) years (the ‘Term’), unless terminated earlier in accordance with the terms of this Agreement or extended by the mutual agreement of the Parties.

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3.	SERVICES

3.1.	Services

(a)	Equant shall, or shall cause, one or more of the Equant Group Companies to provide to SITA SC, to SITA INC and to the SITA Group Companies the Services, which shall consist of:

(i)	the Network Services (including Generic Products/Services and SITA Specific Products/Services) listed in the Price Books as being available for a Country and that are ordered by SITA SC (for its own use or resale to the Air Transport Community and for the use of the SITA Group Companies or resale to the Air Transport Community) and/or by SITA INC (for its own use or resale to the Air Transport Community) in respect of such Country;

(ii)	the Support Services (including Generic Products/Services and SITA Specific Products/Services) listed in the Price Books as being available for a Country and that are ordered by SITA SC (for its own use or resale to the Air Transport Community and for the use of the SITA Group Companies or resale to the Air Transport Community) and/or by SITA INC (for its own use or resale to the Air Transport Community) in respect of such Country; and

(iii)	such other products or services on an ad hoc basis as may be agreed by the Parties from time to time.

(b)	Equant shall offer to SITA SC, the SITA Group Companies, and SITA INC all Generic Products/Services that Equant offers to other Equant customers.

3.2.	Services Under Post-Effective Date Agreements Not Included

The provision of services pursuant to any other agreements executed by the Parties after the Effective Date is not included within the scope of the Services.

3.3.	Branding and Marketing

With effect from the Effective Date, SITA SC, the SITA Group Companies and SITA INC shall each have the right to brand and market the Network, the Network Services and the Support Services provided by Equant to SITA SC, a SITA Group Company, or SITA INC (whether such Network Service or Support Service is a Generic Product/Service or SITA Specific Product/Service) as a network, product or service of the SITA Group Companies when sold or provided by SITA SC, SITA INC or one of the SITA Group Companies to any of their respective customers.

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4.	CHANGES IN THE SCOPE OF SERVICES

4.1.	Commissioning of Requested Services

The Parties will agree in writing additional Generic Products/Services and additional SITA Specific Products/Services, and such agreements will be set out as amendments to the Price Books and Service Level Schedule, as appropriate.

4.2.	Product Council

Within fifteen (15) days following the Effective Date, the Parties will establish a Product Council. The composition and procedures of the Product Council are set forth in Schedule C (‘Product Council Mandate’) and at all times the Product Council shall act and be governed in accordance with Schedule C. The first meeting of the Product Council shall be convened within thirty (30) days following the Effective Date.

4.3.	Development of New Products and Services

(a)	As provided in Schedule C (‘Product Council Mandate’), the Product Council may recommend from time to time that Equant develop new Generic Products/Services, or SITA Specific Products/Services.

(b)	If the Product Council recommends that Equant develop a new Generic Product/Service, Equant in its sole and absolute discretion may elect in writing to accept or not accept such Product Council recommendation to develop a new Generic Product/Service. In exercising this discretion, Equant may have specific regard as to whether expected sales (to the SITA Group Companies and to other Equant customers or prospective customers) would be sufficient to permit Equant to recover the full costs of development of the proposed Generic Product/Service. Equant shall fund the full cost of developing Generic Products/Services.

(c)	If Equant elects not to accept a Product Council recommendation to develop a new Generic Product/Service, SITA SC and/or SITA INC may nevertheless require Equant to develop and produce such product or service at cost as a new SITA Specific Product/Service pursuant to clause 4.3(d) and to support such SITA Specific Product/Service at the prices set out in the Price Books. SITA SC and Equant shall promptly agree a development document in respect of each new SITA Specific Product/Service that will set out the technical specifications, development costs, development timetables, and all other commercial terms between the Parties. Except as provided in Schedule W (‘Intellectual Property Rights’), SITA SC and/or SITA INC, as applicable, shall fund the full cost of developing a SITA Specific Product/Service. Equant shall fund the full cost of developing any modules as described in Schedule W (‘Intellectual Property Rights’).

(d)	Equant shall develop and produce any new SITA Specific Product/Service requested by SITA SC and/or SITA INC [*], with such development and production to take place promptly in accordance with the development document referred to in clause 4.3(c) upon receipt of an adequate funding commitment from SITA SC or SITA INC that is

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satisfactory to Equant. The Parties concerned shall agree the Service Charges to be included in the Price Books and the Service Levels (if any) to be included in the Service Levels Schedule in respect of such SITA Specific Product/Service. Equant shall support any new SITA Specific Product/Service for the corresponding prices set out in the Price Books.

(e)	Equant shall not market any SITA SC Specific Product/Service or substantially similar versions thereof to a customer other than SITA SC, SITA INC, or one of the SITA Group Companies. In the event that Equant desires to market any SITA Specific Product/Service, or a substantially similar product or service, to any customer other than SITA SC, one of the SITA Group Companies, or SITA INC, then:

(i)	in the event that Equant desires to offer such SITA Specific Product/Service, or a substantially similar product or service, to one or more specific customers (but not generally across its customer base), then the Parties concerned shall negotiate in good faith to determine the fees to be paid by Equant to SITA SC or SITA INC, as appropriate, in respect of the use of such SITA Specific Product/Service; and

(ii)	in the event that Equant desires to offer such SITA Specific Product/Service, or a substantially similar product or service, to its customers generally as a standard product or service, then clause 4.3(f) shall apply.

(f)	Equant may at any time during the Term elect in its sole and absolute discretion to market a SITA Specific Product/Service, or a substantially similar product or service, as a standard product or service across its customer base. If Equant makes such an election then the following shall apply:

(i)	if Equant makes such election within the first six (6) months following the date that Equant first made the SITA Specific Product/Service available to SITA SC, the SITA Group Companies, or SITA INC (regardless of whether SITA SC, the SITA Group Companies and/or SITA INC actually marketed or sold such SITA Specific Product/Service on such date), then Equant shall refund to SITA SC and/or SITA INC, as the case may be, [*] of development that was paid by SITA SC and/or SITA INC. Equant may not thereafter adjust the Service Charges in respect of such SITA Specific Product/Service to recover such refunded [*]; and

(ii)	if Equant makes such election after the first six (6) months following the date that Equant first made the SITA Specific Product/Service available to SITA SC, the SITA Group Companies, or SITA INC (regardless of whether SITA SC, the SITA Group Companies and/or SITA INC actually marketed or sold such SITA Specific Product/Service on such date), then at the sole and absolute discretion of SITA SC or SITA INC, as appropriate, either:

(A)	Equant shall refund to SITA SC and/or SITA INC, as the case may be, [*] of development that was paid by SITA SC and/or SITA

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INC. The Parties concerned shall thereafter agree to adjust the Service Charges in respect of such product to reflect the status of such product as a Generic Product/Service rather than a SITA Specific Product/Service, with such adjusted Service Charges to be effective as of twelve (12) months after the date upon which Equant makes such election. The Parties anticipate that the Service Charges for such product as a Generic Product/Service would be higher than the Service Charges for such product as a SITA Specific Product/Service. Such adjusted Service Charges shall be subject to this Agreement (eg., annual adjustments, benchmarking, most favoured customer pricing, Unit Cost reduction guarantees, etc.) as other Service Charges; or

(B)	Equant shall refund to SITA SC and/or SITA INC, as the case may be, [*] of development that was paid by SITA SC and/or SITA INC. In this instance, the Service Charges in respect of such product shall not be adjusted to reflect the status of such product as a Generic Product/Service. Such Service Charges shall continue to be subject to this Agreement (eg., annual adjustments, benchmarking, most favoured customer pricing, Unit Cost reduction guarantees, etc.) as other Service Charges.

Upon the receipt by SITA SC and/or SITA INC (as appropriate) of the refund contemplated by clause 4.3(f)(i) or clause 4.3(f)(ii), as applicable, the Price Books shall be amended to include such SITA Specific Product/Service as a Generic Product/Service.

(g)	Intellectual Property Rights arrangements in respect of Generic Products/Services and SITA Specific Products/Services are set out in Schedule W (‘Intellectual Property Rights’).

4.4.	Access to Product Marketing Functions

SITA SC, the SITA Group Companies, and SITA INC shall have full access to and support from Equant’s product speciality, development and management functions (eg., product marketing functions) to provide advice and support for SITA SC’s marketing of Generic Products/Services and SITA Specific Products/Services to customers of the SITA Group Companies and customers of SITA INC.

5.	NETWORK, NETWORK PLANNING AND NETWORK EXPANSION

5.1.	Continuity of Network Services Worldwide

(a)	Equant will ensure and provide continuity of Network Services [*] in all Countries and locations where Network Services are provided to customers of the SITA Group Companies by or on behalf of SITA SC (or by or on behalf of any SITA Group Company) as at the Effective Date of this Agreement. For the purposes of this clause 5.1(a), the term ‘continuity of Network Services’ refers only to product features and the

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geographic scope of the Network, and does not refer to performance issues, which are addressed elsewhere in this Agreement. Equant shall not make any proposed change, alteration, variation or take any action which is likely to result in a reduction in or negatively affect the functionality (meaning significant features and capability), coverage or capillarity of the Network Services (any such proposed change, alteration, variation or action, a ‘Proposed Action’), except as provided in this clause 5.1.

(b)	Equant shall provide written notice to SITA SC, at least sixty (60) days prior to the proposed implementation date of any Proposed Action, unless such Proposed Action is required to comply with Law and Equant is not able to provide such written notice at least sixty (60) days in advance, in which case Equant shall promptly provide notice (and in no event more than five (5) Business Days after Equant becomes aware that an action is required to comply with Law).

(c)	The prior, written consent of SITA SC, such consent to be granted in the sole and absolute discretion of SITA SC, is required in respect of any Proposed Action by Equant if:

(i)	Equant proposes relocating a point of presence of the Network [*];

(ii)	Equant proposes to discontinue use of a point of presence of the Network and relocate the Network Services provided through such point of presence to another point of presence of the Network [*];

(iii)	Equant proposes relocating a Network point of presence that is located at an airport; or

(iv)	Equant proposes to discontinue use of a point of presence of the Network that is located at an airport and relocate the Network Services provided through such point of presence to another point of presence of the Network that is not located at the same airport.

(d)	In the event that no consent is required to be obtained by Equant pursuant to clause 5.1(c), then:

(i)	Equant shall bear [*] incurred in relocating the affected point of presence;

(ii)	Equant shall bear [*] in respect of tail circuits incurred by the SITA Group Companies or their customers as a result of the Proposed Action; and

(iii)	if (a) the Proposed Action will cause or is likely to cause a material increase in the net costs to SITA SC or a material increase in the aggregate net costs of SITA SC’s customers, or (b) if the Proposed Action will cause or is likely to cause a significant adverse impact on the levels of service provided to SITA SC’s customers, then SITA SC and Equant shall meet at least thirty (30) days

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prior to the implementation of the Proposed Action to discuss and agree in good faith the compensation or other action to alleviate the impact of the Proposed Action on SITA SC and/or its customers.

(e)	In the event that consent is required to be obtained by Equant pursuant to clause 5.1(c), then SITA SC and Equant shall meet at least thirty (30) days prior to the desired implementation date of the Proposed Action to discuss and agree in good faith to determine the allocation of the costs to be borne by the Parties in connection with the Proposed Action.

(f)	In the event that Equant submits a written notice to SITA SC pursuant to clause 5.1(b) indicating that it intends to implement a Proposed Action, SITA SC shall respond in writing to such request within thirty (30) days of receipt thereof. SITA SC may have one thirty (30) day extension of this deadline by providing written notice of such extension to Equant prior to the deadline, except in the instance that the Proposed Action is required by Law and to be completed within such thirty (30) day period. Further extensions of such deadline will be subject to the Consent of Equant. If no SITA SC response to such an Equant request is received by the applicable deadline, Equant may give final written notice to the SITA SC Representative that no response to Equant’s request has been received from SITA SC. If SITA SC makes no written response to such final notice within seven (7) days of the receipt thereof, Equant’s request to implement the Proposed Action shall be deemed to be approved by SITA SC.

5.2.	Network Planning Committee

(a)	Within fifteen (15) days following the Effective Date, the Parties will establish a Network Planning Committee. The composition and procedures of the Network Planning Committee are set forth in Schedule D (‘Network Planning Committee Mandate’) and at all times the Network Planning Committee shall act and be governed in accordance with Schedule D. The first meeting of the Network Planning Committee shall be convened within thirty (30) days following the Effective Date.

(b)	[*] Equant shall deliver a Network Strategic Plan and a Network Short Term Development Plan to the Network Planning Committee at least seven (7) days prior to each regular meeting of the Network Planning Committee.

5.3.	Network Modification Funding

(a)	Subject to the specific exceptions set forth herein relating to investment for specific Air Transport Community products and services as provided in clause 5.3(c)(ii), Equant shall be responsible for funding the acquisition of all Network assets used in the operation and delivery of Generic Products/Services (‘Generic Network Assets’). Equant shall also fund the development and maintenance of Generic Network Assets as necessary to support the forecast connections and traffic (including that contained in the SITA Group Companies’ Network Activity Forecast). In any event, SITA SC shall not be responsible for funding expansions or modifications to the Network, the acquisition of any Network

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assets, or the maintenance or routine development of the Network except as provided in clause 5.3(e).

(b)	Equant shall fund and implement expansions and modifications of the Network (including the acquisition of Generic Network Assets) relating to (i) expansions or modifications of the Network included in a Network Implementation Action recommended by the Network Planning Committee that Equant has accepted in writing, or (ii) a Network Implementation Action that Equant has included in a Network Short Term Development Plan that Equant delivers to the Network Planning Committee pursuant to clause 5.2(b).

(c)	Equant in exceptional cases may elect not to accept a Network Implementation Action that the Network Planning Committee recommends (or, if the Network Planning Committee is unable to recommend a Network Implementation Action but SITA SC nevertheless requests Equant to fund such Network Implementation Action) for expansion or modification of the Network, if Equant demonstrates that the expected sales (to the SITA Group Companies and to other Equant customers) would not be reasonably sufficient to permit Equant to recover the full costs plus a reasonable rate of return of the proposed expansion or modification of the Network during the useful life of the physical assets necessary for such Network expansion or modification. If Equant makes such demonstration, then both Parties shall submit to the Network Planning Committee their anticipated volume forecast activity in respect of such Network Implementation Action for the first twelve (12) months after such Network Implementation Plan would be implemented, and:

(i)	if for such twelve (12) month period, the volume activity of Equant, its Affiliates and its customers (the ‘Equant Activity’) which is forecasted represents [*] (‘Total Activity’), then Equant shall fund and implement such Network Implementation Action; or

(ii)	if for such twelve (12) month period, the Equant Activity is [*] of the Total Activity, then SITA SC shall fund, and Equant shall implement, the Network Implementation Action.

(d)	In all cases other than those referred to in clause 5.3(c), Equant shall fund such Network Implementation Action and its full integration into the Network.

(e)	If SITA SC is required to fund the Network Implementation Action pursuant to clause 5.3(c)(ii), then unless the Parties elect to vary the following arrangement in a specific business plan:

(i)	SITA SC shall fund the expansion of, or modification to, the Network or the Network Implementation Action (as applicable) and its interconnection with or integration into the Network (as appropriate). Equant shall implement and interconnect or fully integrate (as appropriate) such expansion of, or modification to, the Network or such Network Implementation Action into the

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Network at cost upon receipt of an adequate funding commitment from SITA SC that is satisfactory to Equant;

(ii)	Each expansion or modification to the Network shall conform with Equant’s Network engineering and quality standards;

(iii)	Unless SITA SC and Equant agree otherwise:

(A)	SITA SC shall retain title to the Network assets necessary to implement such expansion of, or modification to, the Network or such Network Implementation Action (as applicable) and, if any Software is licensed in respect of such Network assets, it will be licensed in SITA SC’s name.

(B)	All contracts (including rights to tail circuits) necessary to implement such expansion of, or modification to, the Network or such Network Implementation Plan, shall be in SITA SC’s name; and

(C)	Equant shall operate, manage and maintain the facilities concerned;

(iv)	If SITA SC has funded an expansion or modification to the Network pursuant to clause 5.3(e)(i), Equant and SITA SC shall negotiate in good faith and agree the Service Charges to be paid by the SITA Group Companies in respect of Services that utilise any such expansion of, or modification to, the Network; it being understood that if at any time the actual Equant Activity is [*] of the actual Total Activity in respect of such expanded or modified facilities, then upon agreement of the Service Charges to be charged to the SITA Group Companies in respect of the Services that utilise such expansion of, or modification to, the Network (if applicable prices are not already set out in the Price Books), Equant shall acquire any physical assets acquired by SITA SC pursuant to this clause 5.3(e) at their net book value;

(v)	if Equant has, in its forecast provided pursuant to clause 5.3(c), indicated that it would not use the expanded or modified facilities at all during the first twelve (12) month period and either (i) Equant requests to use, or to provide the use of, such expansion of, or modification to, the Network to serve any customer other than SITA SC, SITA INC, or a SITA Group Company within the initial twelve (12) months after such expanded or modified facilities are installed, or (ii) Equant in fact uses such expanded or modified facilities without requesting such use, then (upon agreement of the Service Charges to be charged to the SITA Group Companies in respect of the Services that utilise such expansion of, or modification to, the Network, if applicable prices are not already set out in the Price Books) Equant shall acquire any physical assets acquired by SITA SC pursuant to this clause 5.3(e) at their net book value.

(vi)	At Equant’s option at any time and upon agreement of the Service Charges to be charged to the SITA Group Companies in respect of Services that utilise such expansion of, or modification to, the Network, Equant may acquire any physical assets acquired by SITA SC pursuant to this clause 5.3(e) at their net book value.

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5.4.	Step-In Rights

(a)	In case of Equant’s failure to fund a Network Implementation Action in a way that constitutes a breach of this Agreement, SITA SC will have the option to take such steps as are necessary in the reasonable business judgment of SITA SC (including engaging substitute services provided by a third party) to provide and maintain its service to the Air Transport Community (other than those actions described in clause 5.4(b)).

(b)	In the case of Equant’s failure to fund a Network Implementation Action in a way that constitutes a material breach of this Agreement, SITA SC will have the option to take such steps temporarily to recover operational control of sufficient Network Resources to provide and maintain its service to the Air Transport Community provided that either:

(i)	SITA SC first escalates the matter to the Executive Committee for determination of whether Equant’s failure to fund a Network Implementation Action is a material breach of this Agreement. The Executive Committee shall promptly meet for the purpose of determining whether Equant’s failure to fund such Network Implementation Action is a material breach of this Agreement, with such determination to be made within fourteen (14) days of the effective date of SITA SC’s written notice to Equant. If the Executive Committee has not made such a determination within such fourteen (14) day period, then either Party may escalate the matter to the chief executive officer of Equant and the Director General of SITA SC for resolution. If no resolution is reached by such chief executive officer and Director General within seven (7) days, then SITA SC may initiate the formal dispute resolution procedure to determine whether such failure to fund is a material breach of this Agreement, which dispute resolution procedure shall take place on an expedited basis with the arbitrator empowered only to determine whether such failure to fund is a material breach of this Agreement. Following such determination, the arbitration proceedings will be recessed pending possible resumption of such proceedings pursuant to clause 5.4(g); or

(ii)	such action has been agreed by SITA SC and Equant.

(c)	If SITA SC determines in its reasonable business judgment that the delay caused by pursuing the formal dispute resolution procedure described in clause 5.4(b)(i) will be too long in light of the relevant circumstances affecting the SITA Group Companies and/or their respective customers, then SITA SC may unilaterally take steps temporarily to recover operational control of sufficient Network Resources to provide and maintain its service to the Air Transport Community. In this case:

(i)	Equant will permit SITA SC to take such steps;

(ii)	if the arbitrator determines that the failure to fund was not a material breach of this Agreement, then the arbitrator shall also be empowered to award either Equant or SITA SC damages or other remedies permitted under this Agreement; and

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(iii)	if the arbitrator determines that the failure to fund was a material breach of this Agreement, then (A) the arbitrator shall also be empowered to award either Equant or SITA SC damages or other remedies permitted under this Agreement; and (B) following such determination the arbitration proceedings will be recessed pending possible resumption of such proceedings pursuant to clause 5.4(g).

(d)	In the event that SITA SC elects to exercise the option set out in clause 5.4(a) or clause 5.4(b), then, SITA SC shall give Equant two (2) Business Days written notice of its election, specifying the breach, and indicating the option that it intends to exercise. If Equant has not provided SITA SC evidence that Equant has remedied the breach to SITA SC’s reasonable satisfaction within such two (2) Business Day period, then SITA SC shall be entitled:

(i)	to exercise the elected option (the ‘Step-In Rights’);

(ii)	to require that any Network assets provisioned by SITA SC and any changes, alterations, variations or actions taken (including substitute services provided by a third party) by SITA SC in order to remedy such breach or in connection with the exercise of the Step-In Rights be implemented and either integrated into or interconnected with the Network forthwith by Equant, as the Parties may agree. Equant shall promptly do so at no cost to either SITA SC or SITA INC in respect of such implementation, integration or interconnection activity;

(iii)	to recover any costs and expenses incurred by SITA SC in exercising the Step-In Rights from Equant as direct losses; and

(iv)	to obtain such remedies as may be available to it either under this Agreement or otherwise in equity or at law, including withholding from payment to Equant any costs SITA SC incurs in exercising the Step-In Rights, not to exceed an aggregate amount withheld of the total Service Charges (not including Pass-Through Expenses) invoiced to the SITA Group Companies in respect of the most recent three (3) full Billing Periods.

(e)	In the event that SITA SC exercises the Step-In Rights set out in clause 5.4(b), then:

(i)	SITA SC and Equant must both use commercially reasonable endeavours to ensure seamless network operations of the portion of the Network of which SITA SC has temporarily assumed operational control with the remainder of the Network;

(ii)	Equant shall be relieved from maintaining Service Levels in respect of those portions of the Network of which SITA SC has recovered operational control (and Equant shall not be liable to pay Service Credits in respect of Service Level Failures in respect of such portions of the Network) in respect of the period commencing from and including the date on which SITA SC recovered operational control of the Network until and including the date upon which SITA SC returns control of the Network to Equant;

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(iii)	failures to meet Service Levels in respect of portions of the Network of which Equant retains operational control shall not be Service Level Failures if such failures are caused by SITA SC activity in respect of those portions of the Network of which it has assumed operational control (and Equant shall not be liable to pay Service Credits in respect of such failures) in respect of the period commencing from and including the date upon which SITA SC recovered operational control of such portions of the Network until and including the date upon which SITA SC returns operational control of such portions of the Network to Equant;

(iv)	SITA SC shall continue to provide Network Services to its own customers as well as to SITA INC and Equant and to the customers of either SITA INC and Equant (including both customers existing at the time that SITA SC exercises the Step-In Rights and customers that are added thereafter) using those portions of the Network of which it has assumed temporary operational control. After exercising the Step-In Rights, SITA SC shall not knowingly take any step that will cause the Service Levels provided to SITA SC, the SITA Group Companies, SITA INC or Equant, or the customers of any of them, to deteriorate. After exercising the Step-In Rights related to the option set out in clause 5.4(b), SITA SC shall not exercise any preferential treatment in respect of the provision of Network Services (including Service Levels and other indicia of quality of service) to SITA SC, the SITA Group Companies or their customers in comparison to the provision of Network Services to SITA INC or Equant or their respective customers;

(v)	SITA SC and/or SITA INC, as appropriate, shall continue to pay Service Charges in respect of the Services that are provided using any portion of the Network in respect of which SITA SC has recovered temporary operational control. Equant shall pay or reimburse all costs incurred by SITA SC in exercising the Step-In Rights during the period commencing from and including the date on which SITA SC recovered operational control of such portion of the Network until and including the date upon which SITA SC returns control of such portions of the Network to Equant; and

(vi)	the SITA SC Representative and the SITA INC Representative must, within ten (10) days of having recovered operational control of any portion of the Network, meet with the Equant Project Executive to plan the return of complete operational control of such portion of the Network to Equant.

(f)	Equant shall (and shall cause that its sub-contractors shall) co-operate fully with SITA SC and any third party engaged by SITA SC to facilitate the exercise of the Step-In Rights and:

(i)	Equant shall permit the use of (or take any steps necessary to cause the relevant persons to permit SITA SC to be able to use) any licenses or sublicenses as are reasonably required by SITA SC or any third party acting on behalf of SITA SC; and

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(ii)	Equant shall afford access to any premises, equipment, documents, information or other items as are reasonably required by SITA SC or any third party acting on behalf of SITA SC.

(g)	If arbitration proceedings were convened to determine whether SITA SC was entitled to exercise the Step-In Rights, then any dispute arising in respect of the exercise of such rights by SITA SC will be referred to the same arbitration proceedings (if not resolved through informal dispute resolution). Either Equant or SITA SC may at any time elect to resume any arbitration proceedings recessed pursuant to clause 5.4(b)(i) or clause 5.4(c)(iii). In such resumed arbitration proceedings, the Parties may make use of, and the arbitrator may take regard of, evidence introduced by either Party in the earlier arbitration.

5.5.	Network Operational Performance Committee

Within fifteen (15) days following the Effective Date, the Parties will establish a Network Operational Performance Committee. The composition and procedures of the Network Operational Performance Committee are set forth in Schedule E (‘Network Operational Performance Committee Mandate’) and at all times the Network Operational Performance Committee shall act and be governed in accordance with Schedule E. The first meeting of the Network Operational Performance Committee shall be convened within thirty (30) days following the Effective Date.

6.	SERVICE PROCEDURES

6.1.	Annual Review

In addition to the continuing review of the strategic relationship of the Parties conducted by the Executive Committee, the chief executive officer of Equant and the Director General of SITA SC will meet annually to review the overall operation of this Agreement. The SITA SC Representative and Equant Project Executive shall attend such meeting. For so long as SITA INC is Controlled by the SITA INC Foundation, the Director General of SITA SC will represent the interests of SITA INC in this annual review. If SITA INC is no longer Controlled by the SITA INC Foundation, the chief executive officer of Equant and the chief executive officer of SITA INC will meet separately to conduct a review of the overall operation of this Agreement with respect to the relationship between Equant and SITA INC.

6.2.	Implementation of Approved Executive Committee Resolutions

Each Party will cooperate with each other Party to implement any resolutions that have been approved by the Executive Committee (including, as necessary, any amendment to this Agreement and the agreement of any modified Service Charges) resulting from such approved resolution.

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6.3.	Co-operation

The Parties will enforce their rights and meet their obligations under this Agreement in accordance with applicable Law and, as legally possible and commercially reasonable, in a way that improves Cost Efficiencies.

6.4.	Transfer of Global One Contracts with the Air Transport Community

(a)	In relation to contracts existing between Global One and customers in the Air Transport Community which are transferred to Equant or that Equant assumes as a result of the merger between Equant and Global One (a) details of which have been disclosed by France Telecom to SITA SC prior to the Effective Date, and (b) all other such contracts with annual revenues exceeding one hundred thousand U.S. Dollars ($100,000) per annum (together, the ‘Global One ATC Contracts’), and notwithstanding the other provisions of this clause 6.4, Equant will cooperate fully with SITA SC with a view to assigning, novating or otherwise transferring the Global One ATC Contracts to SITA SC at the earliest possible opportunity. Such cooperation will include joint communications or customer visits in order to explain to each such customer the advantages of transferring its Global One ATC Contracts to SITA SC and joint efforts to obtain relevant consents to such assignment, novation or transfer. No Global One ATC Contract will be assigned, novated or otherwise transferred to SITA SC unless the customer concerned consents to such assignment, novation or transfer.

(b)	If Equant or Global One is permitted to do so under existing confidentiality obligations with the customers concerned, Equant shall promptly disclose to SITA SC the Global One ATC Contracts. If Equant is not permitted to disclose a Global One ATC Contract to SITA SC due to an existing confidentiality obligation with a customer, then Equant shall approach (or request that Global One approach) such customer and request such customer’s approval either (i) to disclose to SITA SC the Global One ATC Contract concerned, or (ii) to disclose to SITA SC the relevant pricing and other commercial terms of service included in such Global One ATC Contract.

(c)	SITA SC reserves the right not to proceed with the transfer of a Global One ATC Contract pursuant to this clause 6.4 if SITA SC is unwilling or unable to provide services to the customer concerned pursuant to the relevant Global One ATC Contract.

6.5.	Operations and Procedures Manual

(a)	Within six (6) months after the Effective Date, Equant and SITA SC will cooperate jointly to develop an Operations and Procedures Manual. The Operations and Procedures Manual will be developed based upon the processes, targets and operational guidelines with respect to the operational interaction agreed by the Parties prior to the Effective Date, as set out in the various Attachments to Schedule T (‘Operations and Procedures Manual’).

(b)	After each section of the Operations and Procedures Manual is developed, SITA SC and Equant will each approve such section, which approval will not be unreasonably withheld, conditioned or delayed. After each section of the Operations and Procedures

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Manual has been so approved, Equant shall provide the Services, and the Parties shall otherwise act, in compliance with such section of the Operations and Procedures Manual and such section of the Operations and Procedures Manual will replace and supersede the corresponding Attachment to Schedule T (‘Operations and Procedures Manual’), which will thereafter have no contractual significance.

(c)	Until such processes, targets and operational guidelines agreed in each of the Attachments to Schedule T (‘Operations and Procedures Manual’) have been incorporated into the agreed Operations and Procedures Manual or otherwise incorporated into this Agreement (eg., by an amendment to the Price Books), Equant shall provide the Services, and the Parties shall otherwise act, in compliance with the commercial principles set out in the Attachments to Schedule T (‘Operations and Procedures Manual’).

(d)	Failure to meet any of the operational targets, to comply with any of the processes or procedures, or otherwise to comply with any of the other requirements set out in the Attachments to Schedule T (‘Operations and Procedures Manual’) (or as set out in the Operations and Procedures Manual after such processes and services are incorporated therein pursuant to clause 6.5(a)) will not be a breach of contract by Equant. The only remedies for such failures will be the definition of action plans and escalations to the Product Council, Network Planning Committee or Network Operational Performance Committee (or, if necessary, to the Executive Committee) or to the appropriate parts of Equant management (if specified), unless expressly otherwise agreed by the Parties. Notwithstanding the foregoing, nothing in this clause 6.5(d) shall preclude SITA SC and/or SITA INC from relying upon any such failure as evidence of Equant’s failure to comply with a term or condition of the Services Agreement other than Schedule T (‘Operations and Procedures Manual’).

6.6.	Call Centres

Services in respect of call centres will be provided in accordance with Schedule U (‘Call Centres’).

6.7.	Outsourcing Support

Outsourcing support will be provided in accordance with Schedule V (‘Outsourcing Support’),

6.8.	Type A Support

Type A support will be provided in accordance with Schedule X (‘Type A Support’).

6.9.	Class A Addresses Space

Class A addresses space will be administered in accordance with Schedule Y (‘Class A Addresses’).

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7.	EXCLUSIVITY AND NON-SOLICITATION

7.1	Effective Period

(a)	The effective period of the provisions set out in this clause 7 shall commence from and including the Effective Date and shall continue in effect for a period of five (5) years (the ‘Effective Period’) unless terminated earlier in accordance with the terms of this Agreement or extended as agreed by the Parties.

(b)	Not later than six (6) months prior to the end of the Effective Period, the Parties shall discuss in good faith with a view to agreeing whether, at the end of the Effective Period, the provisions of this clause 7 are to be renewed.

7.2	Exclusive Provider of Network Services

(a)	During the Effective Period, Equant will be the exclusive supplier of Network Services to SITA SC and the SITA Group Companies, and SITA SC and the SITA Group Companies will not purchase Network Services from any provider of Network Services other than Equant (or one of Equant’s Affiliates) that is a competitor of Equant, without the express written authorisation of Equant, which Equant in its sole and absolute discretion may withhold or condition but not delay, except that:

(i)	SITA SC may enter into outsourcing arrangements with a customer that includes the temporary management of that customer’s then-existing Network Services that are provided by a provider other than Equant or one of Equant’s Affiliates, provided that:

(A)	SITA SC must provide prompt written notice to Equant pursuant to clause 30.2 that it is engaging in such activity;

(B)	SITA SC shall not migrate Network Services already provided by Equant to the non-Equant arrangements and shall not establish new Network Services under such non-Equant arrangements (other than extensions and additions to the Network Services that are required by the specific outsourcing customer concerned); and

(C)	SITA SC and Equant shall co-operate and use commercially reasonable efforts to migrate such Network Services to the Network as soon as commercially and operationally feasible following the date that SITA SC enters such outsourcing arrangements.

(ii)	If a SITA SC customer or the Air Transport Community has a specific requirement for a product or service that Equant is unable to provide (or that Equant is unable to provide within a particular Country) within the time frame required by such customer or the Air Transport Community, then SITA SC may procure such product or service from a Network Services provider other than Equant (or one of Equant’s Affiliates), provided that:

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(A)	SITA SC raises such requirement to the Product Council promptly after it becomes aware of such requirement, if necessary requesting an ad hoc meeting of the Product Council as permitted by Schedule C (‘Product Council Mandate’), it being understood that the Product Council must determine at such meeting whether Equant can provide a product or service that meets such requirement within the time frame required by such customer or the Air Transport Community. If the Product Council determines that Equant cannot provide a product or service to meet such requirement within such timeframe, then Equant shall notify SITA SC in writing within ten (10) Business Days of such Product Council meeting of the date by which Equant reasonably expects to be able to offer a product or service that meets such requirement;

(B)	If the Product Council determines that Equant cannot provide the relevant product or service as required pursuant to clause 7.2(a)(ii)(A) above, SITA SC may promptly provide written notice to Equant of its requirement to procure such product or service from a third party Network Services provider;

(C)	Promptly after delivery of the written notice referred to in clause 7.2(a)(ii)(B) above, Equant and SITA SC jointly (1) determine a procurement strategy for such product or service; (2) identify one or more potential providers of such product or service; (3) conduct a procurement process pursuant to the agreed procurement strategy; and (4) negotiate and execute an appropriate contract with a third party provider for the provision of such product or service. Equant and SITA SC will reasonably agree on which of them (or both) will be parties to such contract;

(D)	In negotiating the contract referred to in clause 7.2(a)(ii)(C), the Parties have due regard for (1) the date that Equant expects that the Network will be able to offer the product or service concerned; and (2) the commercial and technical requirements of Equant, SITA SC, and the concerned member(s) of the Air Transport Community;

(E)	The product or service concerned is procured as a Pass-Through Expense. Equant shall manage the provisioning and operation of the product or service concerned, and may charge the management fee set out under clause 18.6 and Schedule R (‘Tail Circuit Management’) in respect of Equant’s management of Pass-Through Expenses;

(F)	The fees paid to all such third party Network Services providers in respect of any given Billing Period, in the aggregate, to not [*] of the Service Charges payable to Equant for Network Services in respect of the same Billing Period without the written Consent of Equant;

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(G)	SITA SC migrates such customer requirement to a suitable Equant product or service within a reasonable period after such Equant product or service is made available (it being understood that if Equant produces such product or service significantly prior to the date that it had earlier informed SITA SC pursuant to clause 7.2(a)(ii)(A) such product or service would be available, that a ‘reasonable period’ shall be determined by reference to the term of the contract executed with the third-party Network Services provider in compliance with clause 7.2(a)(ii)(D)).

(iii)	SITA INC may enter into such agreements and arrangements, and take the actions set out in clause 7.3, subject to the limitations and other provisions set out therein.

(iv)	With respect to any proposed customer contract for which domestic data network connections in the Benchmarking Region [*] (‘[*] Domestic Contract’) SITA SC will have the right to purchase, on a case-by-case basis, the domestic data network requirements for such contracts in [*] (‘[*] Requirements’) from a third party [*] network provider (a ‘[*] Provider’) subject to the following conditions:

(A)	SITA SC shall first deliver written notice to Equant outlining its [*] Requirements and the time frame associated with the bid for [*] Requirements. Equant has the right within thirty (30) days of receipt of such notice (or such shorter period as is necessitated by the time frame associated with the bid) to propose terms and conditions to SITA SC upon which Equant will agree to provide such [*] Requirements. If Equant determines not to submit a proposal or has not submitted a proposal within such 30 day period (or such shorter period), or SITA SC determines that Equant’s proposal is not competitive, SITA SC may solicit bids for such [*] Requirements from [*] Providers, provided however that one such [*] Provider solicited will be Equant’s major [*] as at the Effective Date (the ‘Preferred Supplier’).

(B)	If Equant has submitted a proposal with respect to such [*] Requirements, then, before accepting any firm offer submitted in such bid process by a [*] Provider (each, a ‘[*] Provider Offer’), SITA SC shall disclose, to the extent permitted by relevant confidentiality obligations, commercial arrangements of the lowest priced [*] Provider Offer to Equant who shall have the right to make a second proposal for such [*] Requirements within fifteen (15) days (or such shorter period as is necessitated by the time frame associated with the bid). If Equant’s second proposal complies with clause 7.2(a)(iv)(D), then SITA SC has the obligation to accept such second proposal.

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(C)	If Equant has not submitted a proposal and the Preferred Supplier has submitted a [*] Provider Offer, then before accepting any other [*] Provider Offer, SITA SC shall disclose, to the extent permitted by relevant confidentiality obligations, commercial arrangements of the lowest priced [*] Provider Offer to the Preferred Supplier, who shall have the right to make a second offer within fifteen (15) days (or such shorter period as is necessitated by the time frame associated with the bid). If the Preferred Supplier’s second offer complies with clause 7.2(a)(iv)(D), then SITA SC has the obligation to accept such second offer.

(D)	It is expressly agreed that if either Equant’s proposal or the Preferred Supplier’s [*] Provider Offer is [*] of the lowest priced [*] Provider Offer received by SITA SC in the bidding process described above then SITA SC must select either Equant or the Preferred Supplier.

(E)	If neither Equant nor the Preferred Supplier has submitted an offer, or SITA SC does not accept either Equant’s proposal or the Preferred Supplier’s [*] Provider Offer pursuant to clause 7.2(a)(iv)(A), clause 7.2(a)(iv)(B) or clause 7.2(a)(iv)(C), then SITA SC shall have the right to purchase its [*] Requirements from the [*] Provider submitting the lowest priced [*] Provider Offer. Equant shall have the opportunity to be the contracting party to the contract with such [*] Provider. All products or services under such contract shall be procured as a Pass-Through Expense.

(F)	If SITA SC is obtaining its [*] Requirements from a [*] Provider pursuant to this clause 7.2(a)(iv), Equant shall manage the provisioning and operation of the product and/or service concerned, and, unless such [*] Provider is the Preferred Supplier, Equant may charge a [*] management fee and SITA SC will be responsible for the incremental costs of interconnecting and interoperation with the [*] Provider’s network. If SITA SC is obtaining its [*] Requirements from the Preferred Supplier, Equant shall not be entitled to receive a management fee and shall bear all costs of interconnection and interoperation.

(G)	In each case, Equant shall provide support for the interconnection and interoperation of the Network with the network of whichever [*] Provider is chosen by SITA SC.

(H)	The [*] Provider Offer disclosed by SITA SC to Equant pursuant to clause 7.2(a)(iv)(B) may be subject to an independent audit (at the request of either SITA SC or Equant) in order to compare the price/quality of the [*] Provider Offers.

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(I)	SITA SC’s right to solicit bids from an alternate [ * ] Provider for its [ * ] Requirements applies to all new [ * ] Domestic Contracts and renewals of existing [ * ] Domestic Contracts with the exception of the contract in effect as of the Effective Date with [ * ].

(J)	If SITA SC also provides international services pursuant to such contract with such [ * ] Requirements, SITA SC will use the Network.

(K)	If Equant ceases to have a distribution relationship with the Preferred Supplier, then clause 7.2(a)(iv)(C) shall no longer apply and SITA SC may select any [ * ] Providers to enter into the bidding process, subject to [ * ] test against Equant’s proposal and compliance with clause 7.2(a)(iv)(F) above.

(b)	From the date on which SITA INC is no longer Controlled by the SITA INC Foundation, the Exclusivity Obligation in respect of SITA INC and its Controlled Affiliates shall expire on the earliest to occur of:

(i)	the fourth anniversary of the date on which the SITA INC Foundation transferred Control of SITA INC and its Controlled Affiliates;

(ii)	the date that the Exclusivity Obligation expires or is terminated in respect of SITA SC and the SITA Group Companies; or

(iii)	the expiration or termination of this Agreement.

(c)	During the Term, the Network Services which are provided by Equant to SITA INC and its Controlled Affiliates shall be provided under all the terms and conditions of this Agreement, including pricing and Service Levels.

(d)	In the event that SITA SC or SITA INC, as the case may be, is required to request approval, authorisation or Consent of Equant, and submits a written request to Equant (with a copy forwarded to the Equant Project Executive) for such approval, authorisation or Consent, Equant shall respond to such request within thirty (30) days of receipt thereof. Equant may have one thirty (30) day extension of this deadline by providing written notice of such extension to SITA SC or SITA INC, as applicable, prior to the deadline. Further extensions of such deadline will be subject to the Consent of SITA SC or SITA INC, as the case may be. If no Equant response to such request is received by the applicable deadline, SITA SC or SITA INC, as applicable, may give final written notice to Equant (with a copy forwarded to the Equant Project Executive) that no response to such request has been received from Equant. If Equant makes no written response to such final notice within seven (7) days of the receipt thereof, Equant’s express written approval, authorisation or Consent shall be deemed to have been granted.

7.3	SITA INC Outsourcing or Merger Activity

(a)	Subject to the limitations set out in this clause 7.3, nothing in this clause 7 shall otherwise be interpreted as precluding SITA INC and/or its Controlled Affiliates from conducting

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their normal business activities (which may include (i) outsourcing a network which includes provisioning of Network Services from a third party; or (ii) engaging in any other activity, such as an acquisition of, equity investment in, a third party) that results in the use of Network Services of a provider other than Equant or one of Equant’s Affiliates.

(b)	In the event that SITA INC or one of its Controlled Affiliates:

(i)	enters into an outsourcing agreement with a customer which includes the management of that customer’s then-existing Network Services that are provided by a provider other than Equant or one of Equant’s Affiliates; or

(ii)	acquires or makes an investment in a third party, and as a result of such activity it acquires then-existing Network Services that are provided to such third party by a provider other than Equant or one of Equant’s Affiliates, then:

(A)	SITA INC must provide prompt written notice pursuant to clause 30.2 to Equant and to SITA SC that SITA INC is engaging in such activity;

(B)	SITA INC and/or its Controlled Affiliates shall not migrate Network Services already provided by Equant to such non-Equant arrangements and shall not establish new Network Services under such non-Equant arrangements (other than extensions and additions to the Network Services that are required by the specific outsourcing customer concerned); and

(C)	SITA INC and/or its Controlled Affiliates and Equant shall co-operate and use commercially reasonable efforts to migrate such Network Services to Equant as soon as commercially and operationally feasible following the date that SITA INC and/or one of its Controlled Affiliates enters into such outsourcing arrangements.

(c)	In the event that SITA INC and/or one of its Controlled Affiliates engages in activity described in clause 7.3(b) above during the applicable exclusivity period as set out in clause 7.2(a) and clause 7.2(c), then SITA INC’s Non-Equant Network Services Revenue shall not exceed either:

(i)	[ * ] of the combined Overall Revenue of SITA INC and its Controlled Affiliates and their respective minority-owned affiliated entities; or

(ii)	[ * ] of the Network Services Revenue of the SITA Group Companies.

(d)	If, as at any semi-annual date of calculation and assessment described in clause 7.3(h), the value of SITA INC’s Non-Equant Network Services Revenue exceeds either threshold set out in clause 7.3(c), then:

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(i)	SITA INC must provide prompt written notice pursuant to clause 30.2 to Equant and to SITA SC that SITA INC’s Non-Equant Network Services Revenue exceeds one or both of the thresholds set out in clause 7.3(c) above (specifying which threshold is exceeded if only one is exceeded); and

(ii)	SITA SC and SITA INC shall have six (6) months commencing from the semi-annual date of calculation and assessment upon which either threshold set out in clause 7.3(c) was exceeded (the ‘Remedy Period’) to take whatever action is deemed to be necessary by SITA SC and/or SITA INC, as applicable, to bring SITA INC’s Non-Equant Network Services Revenue into compliance with both thresholds set out in clause 7.3(c) above.

(e)	If SITA INC fails to bring its Non-Equant Network Services Revenue into compliance with both thresholds set out in clause 7.3(c) within the Remedy Period, then the Related Provisions will automatically terminate.

(f)	If at the end of the Remedy Period SITA INC has not brought the SITA INC Non-Equant Network Services Revenue into compliance with both thresholds set out above in clause 7.3(c) above and SITA INC’s Non-Equant Network Services Revenue exceeds either:

(i)	[ * ] of the combined Overall Revenue of SITA INC and its Controlled Affiliates and their respective minority-owned affiliated entities; or

(ii)	[ * ] of the Network Services Revenue of the SITA Group Companies,

then Equant in its sole and absolute discretion will have the option to terminate this Agreement.

(g)	If the SITA INC Foundation transfers Control of SITA INC or one of its Controlled Affiliates (each legal entity in respect of which Control was transferred being a ‘Transferred Company’) and either the Transferred Company or the purchaser of the Transferred Company has agreed with Equant to be bound by the Exclusivity Obligation for four (4) years from the date on which Control transfers (or for the remainder of the Effective Period, if less than four (4) years remain of the Effective Period), then:

(i)	as between the Transferred Company (or the purchaser of the Transferred Company) and Equant, the terms of that agreement and not the terms of this Agreement will apply;

(ii)	the Network Services Revenue, Non-Equant Network Services Revenue and Overall Revenue of the Transferred Company will not be included in the calculation of the thresholds set out above in clause 7.3(c) and clause 7.3(f); and

(iii)	the remaining SITA Group Companies shall be deemed to be in compliance with these Exclusivity Obligations for all purposes with respect to the Transferred Company, provided that SITA SC has used commercially reasonable endeavours to enforce the relevant contractual provisions in respect of the Transferred Company.

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(h)	For the purpose of the calculations required in clause 7.3, Network Services Revenue, Overall Revenue, and Non-Equant Network Services Revenue shall be measured and assessed on a [ * ].

7.4	Equant Non-Solicitation Obligation

(a)	On or after the Effective Date and subject to clause 7.3(e), Equant and its Controlled Affiliates shall not during the Effective Period directly or indirectly make Active Sales of Network Services to the Air Transport Community.

(b)	If at any time during the Effective Period:

(i)	SITA SC notifies Equant in writing of SITA SC’s decision to cease selling Network Services to all of the Air Transport Community, then the Equant Non-Solicitation Obligation will terminate. Equant and its Controlled Affiliates shall not take any action inconsistent with clause 7.4(a) unless and until SITA SC provides notice pursuant to clause 30.2 of such a decision; provided, however, that if SITA SC takes such a decision it shall promptly provide notice of such decision to Equant; and

(ii)	SITA SC notifies Equant in writing of SITA SC’s decision to cease selling Network Services in a particular geographic area or Country, then the Equant Non-Solicitation Obligation will terminate in respect of such geographic area or Country. Equant and its Controlled Affiliates shall not take any action inconsistent with clause 7.4(a) unless and until SITA SC provides notice pursuant to clause 30.2 of such a decision; provided, however, that if SITA SC takes such a decision it shall promptly provide notice of such decision to Equant.

(c)	If SITA SC has given written notice to Equant of any of the decisions set out in clause 7.4(b) above, a subsequent SITA SC decision to re-enter the relevant market will not re-instate the Equant Non-Solicitation Obligation.

7.5	SITA Group Companies Non-Solicitation Obligation

On or after the Effective Date and subject to clause 7.3(e), the SITA Group Companies shall not during the Effective Period directly or indirectly make Active Sales of Network Services to customers other than the Air Transport Community.

7.6.	Limitation

The Equant Non-Solicitation Obligation and the SITA Group Companies Non-Solicitation Obligation apply only to the provision and sale of Network Services (including Network Services that are bundled with services other than Network Services) and do not in any way restrict Equant, SITA SC, SITA INC or the SITA Group Companies from providing services other than Network Services, either directly or through any of their respective Affiliates, in any market sector or Country.

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7.7	Linkage of the Related Provisions

(a)	If any of the Related Provisions, or the application thereof to any Person or circumstances, is found to be invalid, illegal, void or unenforceable for any reason whatsoever by a court of competent jurisdiction or other competent governmental or regulatory agency or authority (including without limitation by law, statute, ordinance, rule, regulation, code, order, decree, judgment or injunction), then from the effective date of such law, statute, ordinance, rule, regulation, code, order, decree, judgment or injunction, then this Agreement shall be automatically amended to delete clause 7 from this Agreement in its entirety, with the exception of clause 7.8.

(b)	If any of the Related Provisions, or the application thereof to any Person or circumstances, is found for any reason whatsoever by a court of competent jurisdiction or other competent governmental or regulatory agency or authority (including without limitation by law, statute, ordinance, rule, regulation, code, order, decree, judgment or injunction) to be valid and enforceable for a reduced duration or within a narrower geographic scope than exists as at the date such finding is made, then the Related Provisions shall be automatically amended to reflect such reduction in duration or geographic scope, as the case may be, and the revenues that SITA INC, its Controlled Affiliates and/or the SITA Group Companies (as applicable) derived from activities which are not covered by the Related Provisions (eg., activities outside their narrowed geographic scope) shall not be used for the purpose of the calculations described in clause 7.3(c) or clause 7.3(f).

(c)	If any of the Related Provisions, or the application thereof to any Person or circumstances, for any reason whatsoever is found by a court of competent jurisdiction or other competent governmental or regulatory agency or authority, to be limited as to its validity, legality or enforceability (including without limitation by law, statute, ordinance, rule, regulation, code, order, decree, judgment or injunction) other than as described in clause 7.7(a) or clause 7.7(b), then the Parties shall agree in good faith appropriate amendments to this clause 7 that (a) reflect the specific finding of such a court or other competent governmental or regulatory agency or authority or such reduction or limitation (including, if necessary, deleting such affected clause in its entirety from this Agreement), and (b) reach a commercial equivalent (including, if necessary, deleting this clause 7 in whole or in part from this Agreement) so as to ensure that all the Related Provisions are of the same or similar validity, legality, enforceability, duration and scope and to ensure that the symmetry and balance existing as of the Effective Date among the respective obligations of the SITA Group Companies, France Telecom and Equant under the Related Provisions is restored and maintained.

7.8.	Effect of Deletion or Amendment of Related Provisions

(a)	If Equant terminates the Related Provisions pursuant to clause 7.9(d), then effective on the date of such termination:

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(i)	the right of the SITA SC board of directors to designate a person to be appointed to serve as a member of the Supervisory Board of Equant set out in clause 5 of the Strategic Relationship Umbrella Agreement shall terminate;

(ii)	any right set out in this Agreement, the Strategic Relationship Umbrella Agreement, or the Transition and Management Agreement that entitles SITA SC and/or SITA INC to obtain any information from Equant that exceeds the level or quantity of information that a major customer would normally receive from a vendor in a transaction that does not involve a strategic relationship shall terminate; and

(iii)	any right set out in this Agreement, the Strategic Relationship Umbrella Agreement, or the Transition and Management Agreement that entitles Equant to obtain any information from SITA SC and/or SITA INC that exceeds the level or quantity of information that a vendor would normally receive from a major customer in a transaction that does not involve a strategic relationship shall terminate.

(b)	If the Related Provisions are deleted or amended as described in clause 7.7, or lapse or are not renewed as described in clause 7.1(b), then the Parties shall discuss and agree in good faith appropriate deletions or amendments to provisions of this Agreement and the Strategic Relationship Umbrella Agreement (including specifically the right of the SITA SC board of directors to designate a person to be appointed to the Supervisory Board of Equant pursuant to clause 5 of the Strategic Relationship Umbrella Agreement and any right of SITA SC, SITA INC and Equant to obtain any level or quality of information in excess of that which would normally be available to such Party in a transaction that does not involve a strategic relationship (the ‘Strategic Relationship Benefits’)) to ensure that the Parties’ original commercial intentions are achieved as much as possible, but also recognising the importance of the interdependency between the Related Provisions and the Strategic Relationship Benefits, so that the symmetry and balance existing as at the Effective Date among the respective obligations of the SITA Group Companies, France Telecom and Equant is restored and maintained.

7.9.	Breach of Exclusivity and Non-Solicitation Provisions

(a)	If either Equant or SITA SC believes that the other Party has breached the Exclusivity Obligation, the Equant Non-Solicitation Obligation or the SITA Group Companies Non-Solicitation Obligation, as applicable, then that Party shall give written notice of such alleged breach to all Parties to this Agreement and to France Telecom. The delivery of such notice will also be deemed to be a referral of the alleged breach to the dispute resolution procedure pursuant to clause 29.

(b)	Following the delivery of a notice of such alleged breach pursuant to clause 7.9(a), the Parties concerned shall promptly initiate the informal dispute resolution procedure. The Executive Committee shall promptly meet for the purpose of determining whether such breach is a material breach of the Exclusivity Obligation, the Equant Non-Solicitation Obligation or the SITA Group Companies Non-Solicitation Obligation, as applicable,

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with such determination to be made within fourteen (14) days of the effective date of the notice delivered pursuant to clause 7.9(a). If the Executive Committee has not made such a determination within such fourteen day period, then either Party may escalate the matter to the chief executive officer of Equant and the Director General of SITA SC for resolution. If no resolution is reached by the chief executive officer of Equant and the Director General of SITA SC within seven (7) days, then either Party may initiate the formal dispute resolution procedure, which formal dispute resolution procedure shall take place on an expedited basis. The arbitrator shall be empowered only to determine (i) if a breach of the Exclusivity Obligation or the Equant Non-Solicitation Obligation or the SITA Group Companies Non-Solicitation Obligation has occurred; and (ii) if so, whether such breach is a material breach of such obligations. After the arbitrator makes such determination, the arbitration proceedings shall be recessed, pending possible resumption pursuant to clause 7.9(e)(iv).

(c)	If it is determined pursuant to clause 7.9(b) that Equant has committed a material breach of the Equant Non-Solicitation Obligation, then within thirty (30) days following the date of such determination:

(i)	SITA SC may terminate the Related Provisions upon delivery of written notice to Equant, SITA INC and France Telecom;

(ii)	With immediate effect as at the date of delivery of such notice, the Related Provisions shall lapse and the Effective Period shall terminate; and

(iii)	Equant shall retain the contractual relationship with the customer(s) that are the subject of the breach; and

(iv)	SITA SC shall be entitled to monetary damages as set out in clause 7.9(e).

(d)	If it is determined pursuant to clause 7.9(b) that the SITA Group Companies have committed a material breach of the Exclusivity Obligation or of the SITA Group Companies Non-Solicitation Obligation then within thirty (30) days following the date of determination:

(i)	Equant may terminate the Related Provisions upon delivery of written notice to SITA SC, SITA INC and France Telecom;

(ii)	With immediate effect as at the date of delivery of such notice, the Related Provisions shall lapse and the Effective Period shall terminate; and

(iii)	If the breach is a breach of the SITA Group Companies Non-Solicitation Obligation, then the SITA Group Companies shall retain the contractual relationship with the customer(s) that are the subject of the breach; and

(iv)	Equant shall be entitled to monetary damages as set out in clause 7.9(e).

(e)	If either Equant or the SITA Group Companies have committed a material breach of one of the Related Provisions, then either SITA SC or Equant (whichever is the non-

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breaching Party) shall be entitled to recover monetary damages from the other as set out below:

(i)	If the breach concerned is of the Equant Non-Solicitation Obligation or the SITA Group Companies’ Non-Solicitation Obligation, the measure of damages shall be the greater of:

(A)	the margin that the breaching Party would receive over the entire term of the relevant customer contract that is the subject of the breach; or

(B)	the margin that the non-breaching Party would have received over the entire term of the relevant customer contract that is the subject of the breach.

(ii)	If the breach concerned is of the Exclusivity Obligation, the measure of damages shall be the profit that Equant would have actually received had the Network Services that are the subject of such breach been obtained from Equant. Such damages shall be the value of such profit calculated over the entire term of the Network Services contract (or other relevant arrangement) that is the subject of such breach;

(iii)	Equant and SITA SC shall attempt to agree on the value of the monetary damages through the informal dispute resolution procedure set out in clause 8.1 of the Strategic Relationship Umbrella Agreement. If Equant and SITA SC are able to agree on the value of the monetary damages, then the Party committing the material breach in question shall pay such monetary damages on a quarterly basis to the non-breaching Party, without any obligation for the Party to which such monetary damages are due presenting any notice or demand in respect thereof;

(iv)	If Equant and SITA SC do not agree as to the value of the monetary damages within sixty (60) days after a determination pursuant to clause 7.9(b) that a material breach of the relevant Related Provision has occurred, then:

(A)	The non-breaching Party may refer the issue of monetary damages to formal dispute resolution pursuant to clause 8.2 of the Strategic Relationship Umbrella Agreement. If the issue of material breach was determined by an arbitrator pursuant to clause 7.9(b), then the same arbitrator shall determine the issue of monetary damages. In the arbitration to determine the amount of the monetary damages, the Parties may make use of, and the arbitrator may take regard of, any evidence introduced by either Party in the earlier arbitration;

(B)	Each of the non-breaching Party and the breaching Party shall submit to the arbitrator a proposed package that encompasses all elements of margin that each such Party believes the non-breaching Party should be entitled to receive pursuant to clause 7.9(e);

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(C)	The arbitration shall be conducted on an expedited basis, as follows:

I)	The arbitration will be conducted on the basis of written submissions only; the arbitrator will not be empowered to take testimony from live witnesses;

II)	Each Party shall deliver to the other Party such information as is reasonably requested to enable such Party to prepare its proposed package (including disclosing the commercial arrangements of the relevant customer contract(s)) as promptly as possible following such request, but in no case later than fifteen (15) days following the selection of the arbitrator;

III)	Each Party to the arbitration may submit a written submission in support of its proposed package, which shall be no longer than fifty (50) pages in length, which shall be due thirty (30) days following the due date for delivery of information pursuant to clause 7.9(e)(iv)(C)II);

IV)	Each Party to the arbitration may submit a written submission rebutting the other Party’s argument, which shall be no longer than fifteen (15) pages in length, which shall be due fifteen (15) days following the due date of the written submissions;

V)	Each Party may make an oral presentation to the arbitrator of no longer than two (2) hours in length, with the date for oral argument set at the mutual convenience of the arbitrator and the Parties concerned, but no longer than thirty (30) days following the due date of the written submission without the Consent of the Parties to the arbitration; and

VI)	The arbitrator must issue his or her award within fifteen (15) days following the date of the oral presentations, without presenting any written or oral opinion presenting any reasons justifying such award.

(D)	The arbitrator shall be empowered to select as the arbitrator’s award only the entire proposed package submitted by one of the Parties. For the avoidance of doubt, the arbitrator may not vary the terms or amount of a Party’s proposed package. The arbitrator may not make an award that encompasses elements of both proposed packages or fashion its own award; and

(E)	The Party determined to have committed the material breach in question shall pay such monetary damages quarterly to the non-breaching Party pursuant to the terms of the award, without any obligation for the Party to which such monetary damages are due presenting any notice or demand in respect thereof.

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(f)	In the event that there is a material breach of the Related Provisions, the sole remedies for such breach are set out in this clause 7.9. No Party shall be entitled to collect damages (other than those specifically set out in this clause 7.9) or obtain any other relief that might otherwise be available at law or in equity (including the right to terminate this Agreement, the Strategic Relationship Umbrella Agreement, or the Transition and Management Agreement) in respect of such breach.

8.	SERVICE LEVELS

8.1.	General

(a)	Equant will provide the Network Services in accordance with the Service Levels and Key Measurements set forth in Schedule F (‘Service Levels Schedule’).

(b)	Schedule F (‘Service Levels Schedule’) sets out the Performance Targets for each Service Level and Key Measurements.

8.2.	Failure to Perform

(a)	During calendar year 2001:

(i)	the operational targets agreed by Equant and SITA SC relating to calendar year 2001 pursuant to the JV Agreement will continue to apply to the Network Services;

(ii)	any issues relating to Equant’s performance will be dealt with by the Network Operational Performance Committee.

(b)	During calendar year 2002 and thereafter:

(i)	any Service Level Default will entitle SITA SC to receive Service Credits or the other remedies as set forth in Schedule F (‘Service Levels Schedule’);

(ii)	for any Service Level Default Equant will carry out the remedial actions set forth in Schedule F (‘Service Levels Schedule’); and

(iii)	for any failure to meet Key Measurements for [ * ], the Parties will agree an action plan to improve Equant’s performance as set out in Schedule F (‘Service Levels Schedule’).

8.3.	Service Credits

Schedule F (‘Service Levels Schedule’) sets forth the Service Credits payable by Equant for a failure to meet the specified targets for each Service Level.

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9.	TAXES

9.1.	General

All amounts payable under this Agreement are exclusive of any taxes that may be imposed upon such amounts payable in accordance with applicable Law, including any sales tax, value-added tax, or other similar taxes imposed by any country, state, department, city, locality or other taxing authority. All such taxes, with the exception of any taxes imposed on income (including any withholding tax on income), shall be paid by the Party responsible for paying such amounts payable as additional charges. The Parties will provide any applicable tax invoices, certificates of deduction of tax or other documents as required in connection with such taxes.

9.2.	Billing Entities, Billed Entities and Remitting Entities

The Parties will agree which Equant legal entities shall issue particular invoices, which SITA Group Companies will be the legal entities that are the customer of record to which particular invoices are rendered, and which SITA Group Companies will be the legal entities that remit amounts due under particular invoices. As at the Effective Date, the billing entities, billed entities, and remitting entities are set out in Schedule H (‘Billing Entities, Billed Entities and Remitting Entities’). Following the Effective Date, changes to the billing entities, billed entities and remitting entities will be agreed by the Parties. Such changes need not be recorded in formal amendments to Schedule H, so long as such changes are agreed in writing by the Parties concerned (eg., a service request change order submitted by SITA SC and accepted by Equant).

10.	PRICING OF PRODUCTS AND SERVICES

10.1.	Pricing Categories and Prices

(a)	Pricing categories

(i)	The Services are set out under Schedule I (‘Schedule of Services’) which includes a further classification of the Services as consisting of the Priced Services, Exception Priced Services, Standard Cost Services and Pass Through Services.

(ii)	Under Schedule I (‘Schedule of Services’), each Service is further identified and classified as being (i) either a Cost Base Service or a Non-Cost Base Service; and (ii) either a SITA Specific Product/Service or a Generic Product/Service. The Parties shall periodically agree amendments to Schedule I (‘Schedule of Services’) and Price Books throughout the Term such that Schedule I (‘Schedule of Services’) and the then current Price Books reflects the Services and products provided by Equant to SITA SC, SITA INC and the SITA Group Companies at all times.

(iii)	Unless otherwise agreed in writing by the Parties in any amendments to Schedule I (‘Schedule of Services’) and/or the Price Books with respect to new products and/or services that are similar to Cost Base Services (as agreed at the

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Effective Date) shall be Cost Base Services. For the avoidance of doubt, all existing and future data services and/or products, specifically including on-net integrated data and voice services like VoIP and VoFR shall be Cost Base Services.

(iv)	In addition to Schedule I (‘Schedule of Services’), the Services are also set out under the Price Books, however, the Parties hereby agree that the Price Books shall not be interpreted as constituting an exclusive list of all Services provided by Equant to SITA SC, SITA INC and the SITA Group Companies prior to the Effective Date pursuant to the JV Agreement.

(b)	Prices

(i)	The Priced Services shall be provided by Equant to SITA SC, SITA INC and the SITA Group Companies at Net Price Book Prices, such prices to be determined in accordance with the provisions of clause 10. The “Priced Service Charges” are calculated as being the amount payable by SITA SC and/or SITA INC to Equant with respect to the Net Price Book Activity.

(ii)	Exception Priced Services shall be provided by Equant to SITA SC, SITA INC and the SITA Group Companies at a price per Service agreed between the Parties in their sole and absolute discretion, on an ad hoc basis and the Parties shall update the Price Books to reflect such Exception Priced Services on an ad hoc basis. Exception Priced Services shall be provided to SITA SC, SITA INC and the SITA Group Companies at a price that is less than the price of an equivalent Priced Service. The “Exception Priced Service Charges” are calculated as being the amount payable by SITA SC and/or SITA INC to Equant with respect to the Net Price Book Activity.

(iii)	Standard Cost Services shall be provided by Equant to SITA SC, SITA INC and the SITA Group Companies at a standard unit cost defined for each service. Standard unit cost values will at all times be the reflection of the costs incurred by Equant, including direct manpower costs and other direct costs associated with each service, plus associated overheads equal to [*] of direct costs. The prices payable with respect to the Standard Cost Services shall be set out in the Price Books. The “Standard Cost Service Charges” are calculated as being the amount payable by SITA SC and/or SITA INC to Equant with respect to the Net Price Book Activity, where appropriate.

(iv)	Subject to clause 18.6 and Schedule R (‘Tail Circuit Management’), Pass Through Services shall be provided by Equant to SITA SC, SITA INC and the SITA Group Companies [*].

10.2.	Price Books and Price Book Updates

(a)	Provision of Price Books

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(i)	As at the Effective Date, the cost sharing mechanism implemented and performed by Equant and SITA under the terms of the JV Agreement (the “Cost Share”) will be replaced by the provisions of clauses 10.2 and 10.3.

(ii)	The Price Books shall consist of:

(A)	the SITA Specific Price Book which shall contain the gross prices payable by SITA SC and/or SITA INC on behalf of SITA SC, SITA INC and the SITA Group Companies with respect to SITA Specific Services/Products; and

(B)	the Generic Price Book which shall contain the gross prices payable by SITA SC and/or SITA INC on behalf of SITA SC, SITA INC and the SITA Group Companies with respect to Generic Services/Products; and

(iii)	The Volume Discount Tables shall set out all tables applicable to the SITA Specific Discounts.

(iv)	The price at which Equant offers any Service that is classified as a Generic Service/Product to SITA SC, the SITA Group Companies and SITA INC shall be the gross prices set out in the Generic Price Book, less any applicable discounts, which gross prices shall be the same gross prices offered to Equant’s other distributors or other third parties.

(b)	Year 2000 Cost Base

The Parties hereby agree that the actual amount of the shared network costs attributable to and paid for by SITA SC on behalf of SITA SC, SITA INC and the SITA Group Companies as a result of the Cost Share under the JV Agreement during the calendar year 2000 is equal to [*] (the “Year 2000 Cost Share”). The value of the Year 2000 Cost Share has been adjusted through the mutual agreement of the Parties in order to define the “Year 2000 Cost Base” and the Parties hereby agree that Schedule P sets out the services and/or products in respect of which the adjustments were agreed (the “Adjustments to the Year 2000 Cost Share”) and together with those services that have been agreed between the Parties as constituting the Services constituting the Year 2000 Cost Base and the Parties hereby agree that the value of the Year 2000 Cost Base is equal to [*].

(c)	Contract Year Zero Cost Base

The Contract Year Zero Cost Base shall be calculated by the Parties in accordance with the provisions of Schedule P (‘Volume and Cost Base Considerations’) as soon as reasonably possible following the release of the JV audited financial report for the first six (6) calendar months of the calendar year 2001.

(d)	Year 2000 Price Books

(i)	The services and/or products previously provided by Equant to SITA SC, SITA INC and the SITA Group Companies under the terms of the JV Agreement during the calendar year 2000 have been identified and classified as being either

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a SITA Specific Product/Service or a Generic Product/Service and are set out under Schedule B (the “Year 2000 Price Books”).

(ii)	In the event that any service or product provided by Equant to SITA SC, SITA INC and the SITA Group Companies under the terms of the JV Agreement is either not listed or in respect of which a price is not set out under the Year 2000 Price Books, Equant shall provide such service or product to SITA SC, SITA INC and the SITA Group Companies [*] The Cost Base Services shall not include:

(A)	Services provided in respect of the customer contracts transferred from France Telecom and Global One to the SITA Group Companies; and

(B)	additional voice services provided through the Global One voice platform that are not within the SITA/Equant JV platform as at the Effective Date.

However, if during the Term Equant elects to stop providing voice services on the SITA/Equant JV platform, then all voice revenues shall be included in the Cost Base (which shall be correspondingly adjusted to reflect such additional voice services and volumes) and all revenues associated with all voice services will from that point forward be applied toward the Minimum Revenue Commitment. During the intervening period (the period during which Equant maintains two voice platforms), voice services that Equant provides on the Global One platform shall nonetheless be included in the Cost Base if such services could have been provided within the current SITA/Equant JV platform.

(iii)	It is hereby agreed by the Parties that the prices set out in the Year 2000 Price Books for calendar year 2000 Cost Base Services, applied to the activity levels utilised by SITA SC, SITA INC and the SITA Group Companies with respect to the Cost Base Services provided by Equant to SITA SC, SITA INC and the SITA Group Companies during the calendar year 2000, reflects the value of the Year 2000 Cost Base.

(iv)	In the event that the activity relating to a Cost Base Service or product provided under the terms of the JV Agreement has not been reflected in the activity levels utilised by SITA SC, SITA INC and the SITA Group Companies with respect to the Cost Base Services provided by Equant to SITA SC, SITA INC and the SITA Group Companies during the calendar year 2000, Equant shall provide such service or product to SITA SC, SITA INC and the SITA Group Companies [*]

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[*]

(v)	The Parties hereby agree that some service features that are not itemised in the 2000 Price Books might be introduced in the Price Books within the first twelve calendar months immediately following the Effective Date by mutual agreement, such introduction to be set-off in terms of the total charges to SITA by a commensurate reduction of the existing prices such that the application of the expanded 2000 Price Books to the 2000 SITA activity remains equivalent to the 2000 Cost Base.

(e)	Contract Year One Price Books

(i)	The Contract Year One Price Books shall be provided by Equant to SITA SC and SITA INC as soon as reasonably practical following the Effective Date and shall be agreed between the Parties prior to taking effect.

(ii)	The Contract Year One Price Books shall include gross prices together with Net Price Book Prices and details of any and all SITA Specific Discounts granted by Equant to SITA SC and SITA INC.

(iii)	The Contract Year One Price Books shall be identical to the Year 2000 Price Books in format and pricing structure. “Pricing Structure” means the relative prices between Priced Services and the classification of Services in discrete price levels on the basis of the type of service and/or product, geographic region, originating country, destination country, capacity and traffic levels, such list being a non-exclusive list of possible factors taken into consideration.

(iv)	Equant and SITA SC and/or SITA INC, as applicable, shall work together in order to include a [*] of [ * ] against the 2000 Unit Cost applicable to Contract Year One within the Net Price Book Prices.

(f)	Price Book Updates

(i)	Throughout the Term, SITA SC shall represent the interests of SITA INC in connection with the provisions of this clause 10.2 (f). As promptly as practical after the date on which SITA INC is no longer Controlled by the SITA INC Foundation, the Parties will negotiate in good faith appropriate amendments to this clause concerning the representation of SITA INC by SITA SC.

(ii)	Equant shall provide the Preliminary Price Books, the Draft Price Books and the Price Books to SITA SC, SITA INC and the SITA Group Companies on an annual basis in accordance with the provisions of Schedule J (‘Price Book Update Timescale’) unless otherwise agreed by the Parties.

(iii)	Equant shall have sole and absolute discretion to determine the gross prices to be set out in the Price Books applicable to Contract Year 2 and thereafter. [*]

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[*]. Equant and SITA SC and/or SITA INC, as applicable, shall mutually agree the Price Books through work teams designated by the Parties and this shall include Pricing Structure, relative price and SITA Discount Tables.

(iv)	Equant shall give full details of the gross prices and SITA Specific discounts in the various pricing documents (for example Price Books and SITA Specific Discounts including Volume Discount Tables). The Pricing Structure for the Price Books for Contract Year 2 onward shall be agreed between the Parties.

(v)	Equant shall make certain preliminary versions of the Draft Volume Discount Tables and Draft Price Books available to SITA SC and/or SITA INC. The Volume Discount Tables provided by Equant shall include the financial impact of volumes both less than and greater than SITA SC and/or SITA INC’s then-current volumes.

(vi)	Net prices for the Services set out in the Price Books shall be adjusted by Equant, subject to the mutual agreement of the Parties, to include the requirements of sub-clause (g) below. Such adjustments shall be achieved through either adjustments to the gross prices set out in the Price Books or through the use of SITA Specific discounts.

(vii)	In the event that the Net Price Book Prices have not been agreed between the Parties prior to the Price Book Delivery Date (as defined in Schedule J (‘Price Book Update Timescale’) then the chief financial officers of Equant N.V., SITA SC and SITA INC shall review the Price Books and agree Net Price Book Prices, in default of which the Price Books shall be reviewed by the Executive Committee. The Executive Committee shall be granted full power and authority to agree Net Price Book Prices and make the required adjustments to Net Price Book Prices and/or SITA Specific Discounts, subject to the provisions of this clause 10.2. In the event that the Executive Committee fail to agree the Net Price Book Prices, the Parties shall initiate the Dispute Resolution Process.

(viii)	In the event that the Price Books are not agreed prior to the first calendar day of the applicable Contract Year, the Price Books for the immediately preceding Contract Year shall remain in effect until resolution by either the chief financial officers of Equant, SITA SC and SITA INC; the Executive Committee; or under the Dispute Resolution Process. Following resolution, the agreed Price Books shall be put into effect as soon as reasonably possible and any payments or repayments with respect to adjustments to Net Price Book Prices arising as a result of application of the agreed Price Books to the first calendar day of the relevant Contract Year shall be made between the Parties.

(ix)	On an annual basis, in accordance with the provisions of Schedule J (‘Price Book Update Timescale’), SITA SC and/or SITA INC (as applicable) shall provide Equant with a forecast of its total expected revenues, in US Dollars, for the applicable Contract Year with respect to Network Services (the “Global

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Revenue Forecast”). Equant shall grant to SITA SC and/or SITA INC (as appropriate) the applicable Volume dependent discount as set out in the Volume Discount Table for the forecast revenue (the “Volume Discount”).

(x)	In the event that the Net Price Book Prices have not been agreed by the Annual Forecast Date; then until such time as such Net Price Book Prices have been agreed:

(A)	the [*] Revenue Discount Adjustment shall not apply; and

(B)	SITA SC and/or SITA INC, as applicable, shall not be required to make any payments with respect to any Recognisable Costs arising in connection with any Quarterly Network Activity Forecast which is required to be submitted by SITA SC and/or SITA INC, as applicable, during the period under which the Net Price Book Prices are under consideration by either the chief financial officers of Equant, SITA SC and SITA INC; the Executive Committee; or under the Dispute Resolution Process.

(g)	Pricing Procedures

Net Price Book Prices shall be agreed between the Parties in accordance with and pursuant to the provisions of this clause:

(i)	Contract Year 2

The Net Price Book Prices for Contract Year 2 shall include a [ * ] in Unit Cost from the Contract Year One when applied to the activity for Cost Base Services for Contract Year One.

(ii)	Contract Year Three

Equant shall adjust Net Price Book Prices to comply with all of the following:

(A)	the net price should be [*] of the prices in the Benchmarking Database as determined and certified by the Independent Expert pursuant to and in accordance with the provisions of clause 11; Schedule M; and Schedule M, Part I, clause 3.2(a)(i));

(B)	the net price should be [ * ] of the prices in the Benchmarking Database plus a [ * ] price increment as determined and certified by the Independent Expert pursuant to and in accordance with the provisions of clause 11; Schedule M; and Schedule M, Part I, clause 3.2(a)(ii);

(C)	the Net Price Book Prices should be [*] the prices required to pass MFN Tests as determined and certified by the MFN Evaluation

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pursuant to and in accordance with the provisions of clauses 12 and 13; and Schedule M and Schedule N; and

(D)	the Net Price Book Prices should [*] to the Unit Cost as follows:

I)	in the event that during Contract Years 1 and 2 the annual [*] in Volume has not been less than [ * ], minimum in Unit Costs will apply with regard to the Volume for the Contract Year, if the most recent Quarterly Network Activity Forecast for the Contract Year forecasts an [*] in Volume of:

a.	[ * ], then the minimum [*] in Unit Cost shall be [ * ];

b.	[ * ], then the minimum [*] in Unit Cost shall be [ * ];

c.	[ * ], then the [ * ] in Unit Cost shall be [ * ]; and

II)	for the avoidance of doubt, where the [ * ] in Volume is between [ * ] and [ * ] the Volume [ * ] and Unit Cost [ * ] shall be linearly proportional.

(iii)	Contract Year Four onwards

Equant shall adjust Net Price Book Prices to comply with all of the following:

(A)	the net price should be [ * ] of the prices in the Benchmarking Database as determined and certified by the Independent Expert pursuant to and in accordance with the provisions of clause 11; Schedule M; and Schedule M, Part I, clause 3.2(a)(i));

(B)	the net price should be [ * ] of the prices in the Benchmarking Database [ * ] as determined and certified by the Independent Expert pursuant to and in accordance with the provisions of clause 11; Schedule M; and Schedule M, Part I, clause 3.2(a)(ii);

(C)	for each Benchmarking Region the Net Price Book Prices should be [ * ] the prices required to pass MFN Tests as determined and certified by the MFN Evaluation pursuant to and in accordance with the provisions of clauses 12 and 13; and Schedule M and Schedule N; and

(D)	the Unit Cost in Contract Year N shall only increase over Contract Year N-1 if the Contract Year N-1 Market Price [ * ].

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10.3.	Service Charges

(a)	The “Service Charges” shall consist of the Priced Service Charges, Exception Priced Service Charges, Standard Cost Service Charges and the amount payable by SITA SC and SITA INC with respect to Pass Through Services. Applicable charges relating to Priced Services shall begin to accrue in accordance with the Ready for Service definition set out in the Price Books and Equant shall invoice SITA SC and/or SITA INC, as applicable, with respect to the Service Charges as adjusted pursuant to this clause 10.3 in accordance with the provisions of clause 18. Equant shall adjust the Service Charges payable by SITA SC and/or SITA INC on behalf of SITA SC, SITA INC and the SITA Group Companies in accordance with and pursuant to the provisions of this clause:

(b)	MRC Quarterly Payments

(i)	Contract Year One MRC Quarterly Payments

Equant shall adjust the Cost Base Service Charges to include the MRC Quarterly Payments payable by SITA SC and/or SITA INC (if any) and shall invoice SITA SC and/or SITA INC (as applicable) in accordance with clause 18 to Equant in accordance with the following:

(A)	“Cumulative Contract Year One Interim MRC” means the value of the cumulative percentage of the Contract Year One Gross Annual MRC to be invoiced by Equant to SITA SC during Contract Year One on the respective MRC Quarterly Due Date and set out in the table below:

Cumulative % of the
Contract Year One
Contract Year One		Gross Annual MRC
Quarters	MRC Quarterly Due Date	Payment

Q1	30th September 2001	[ * ]
Q2	31st December 2001	[ * ]
Q3	31st March 2002	[ * ]

(B)	“Adjusted Annual MRC Contract Year One” equals the Contract Year One Gross Annual MRC less the aggregated sum of the MRC Reductions for Contract Year One;

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(C)	The “Contract Year One Quarterly MRC Payment” equals the sum of:

I)	the respective Cumulative Contract Year One Interim MRC; less

II)	the gross aggregate value of the then current Cost Base Service Charges for the period commencing on the first calendar day of Contract Year One until the respective MRC Quarterly Due Date; less

III)	the then current value of the aggregate total of the Quarterly MRC Payments paid by SITA SC to Equant for the period commencing from the first calendar day of Contract Year One until the respective MRC Quarterly Due Date, where the value of the Contract Year One Quarterly MRC Payment shall always be greater than or equal to zero. In the event that the Contract Year One Quarterly MRC Payment is a negative number, then the value attributed to the Contract Year One Quarterly MRC Payment shall be zero.

(ii)	Contract Year Two MRC Quarterly Payments

Equant shall adjust the Cost Base Service Charges to include the MRC Quarterly Payments payable by SITA SC and/or SITA INC (if any) to Equant in accordance with the following:

(A)	“Cumulative Contract Year Two Interim MRC” means the value of the cumulative percentage of the Contract Year Two Gross Annual MRC to be invoiced by Equant to SITA SC during Contract Year Two on the respective MRC Quarterly Due Date and set out in the table below:

Cumulative % of the
Contract Year Two
Calendar quarter:		Gross Annual MRC
Contract Year Two	MRC Quarterly Due Date	Payment

Q1	30th September 2002	[ * ]
Q2	31st December 2002	[ * ]
Q3	31st March 2003	[ * ]

(B)	“Adjusted Annual MRC Contract Year Two” equals the Contract Year Two Gross Annual MRC less the aggregated sum of the MRC Reductions for Contract Year Two;

(C)	The “Contract Year Two Quarterly MRC Payment” equals the sum of:

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I)	the respective Cumulative Contract Year Two Interim MRC; less

II)	the gross aggregate value of the then current Cost Base Service Charges for the period commencing on the first calendar day of Contract Year Two until the respective MRC Quarterly Due Date; less

III)	the then current value of the aggregate total of the Quarterly MRC Payments paid by SITA SC to Equant for the period commencing from the first calendar day of Contract Year Two until the respective MRC Quarterly Due Date, where the value of the Contract Year Two Quarterly MRC Payment shall always be greater than or equal to zero. In the event that the Contract Year Two Quarterly MRC Payment is a negative number, then the value attributed to the Contract Year Two Quarterly MRC Payment shall be zero.

(c)	Adjustments at the end of the Contract Year

(i)	MFN

If the MFN Evaluator determines that any of the MFN Tests have failed in a Benchmarking Region then Equant shall deduct a MFN Refund from the Service Charges. The MFN Refund is calculated in Clause 2.7 of Schedule N (‘Instructions to the MFN Evaluator’) and reported in the MFN Certification Report.

(ii)	[*] Volume Discount Adjustment

With effect from the beginning of Contract Year Four the following will be applicable:

(A)	if SITA SC and/or SITA INC’s actual volumes exceed the [*] Revenue Forecasts, it shall receive the benefit of any increased discounts specified in the Volume Discount Tables;

(B)	if SITA SC and/or SITA INC’s actual volumes are less than the [*] Revenue Forecasts, then it shall receive the discount specified in the Volume Discount Tables for the actual volumes achieved less:

I)	0.33% for each percentage point (or fraction thereof) that SITA SC and/or SITA INC’s actual volumes are more than five per cent (5%) less than the [*] Revenue Forecast; and

II)	0.5% for each percentage point (or fraction thereof) that SITA SC and/or SITA INC’s actual volumes are more than fifteen per cent (15%) less than the [*] Revenue Forecast,

(the “[*] Revenue Discount Adjustment”).

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[*]

(C)	The maximum value of the [*] Revenue Discount Adjustment shall be limited to a value equal to [*] of the discount specified in the Volume Discount Tables relevant to the actual volume of SITA SC, SITA INC and the SITA Group Companies for the relevant Contract Year as reduced by the [*] Revenue Discount Adjustment for the appropriate Contract Year.

(iii)	[*]

(iv)	[*]

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10.4.	Invoicing

(a)	Equant shall deliver a report setting out full details and verifying the True Up Payment to the SITA SC Representative and/or the SITA INC Representative within one calendar month of the last calendar day of each Contract Year in accordance with the terms and conditions of clause 30.2. Within fifteen calendar days of receipt of such report, Equant may invoice or shall issue a credit note to SITA SC and/or SITA INC, as applicable, for the amount of the True Up Payment.

(b)	Equant shall deliver a report setting out full details and verifying the MFN Refund to the SITA SC Representative and/or the SITA INC Representative within one calendar month of the last calendar day of each Contract Year in accordance with the terms and conditions of clause 30.2. Within fifteen calendar days of receipt of such report, Equant shall issue a credit note to SITA SC and/or SITA INC, as applicable, for the amount of the MFN Refund.

10.5.	Reliance on historical data and non-performance by Equant

(a)	The Parties hereby acknowledge and agree that the [*] Revenue Forecast provided by SITA SC and/or SITA INC, as applicable is based in part on the accuracy and completeness of the historical activity, mediation and billing data provided by Equant to SITA SC and SITA INC, as applicable, (the “Historical Activity Data”). SITA SC and/or SITA INC, as applicable, shall retain the right to initiate Dispute Resolution Proceedings with respect to the accuracy and completeness of all or any part of the Historical Activity Data. In the event that all or any part of the Historical Activity Data is found to be either materially incomplete or inaccurate pursuant to the Dispute Resolution Process then:

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(i)	the [*] Revenue Discount Adjustment shall not apply to the extent that such [*] Revenue Discount Adjustment was incurred as a result of such material inaccuracy or incompleteness; and

(ii)	any other adjustments to the Service Charges, Volumes or Volume Discounts (including with respect to prior years) as agreed between the Parties in order to correct for such materially inaccurate or incomplete data shall be implemented.

(b)	Volume adjustment related to non performance by Equant

In the event of significant non-performance of the terms and conditions of this Agreement by Equant, as set out at clause 10.5 (c):

(i)	corresponding activity volumes will be added to the actual activity volumes achieved for the determination of the Volume Discount and the activity volumes used for calculating Recognisable Costs pursuant to clause 16.1; and

(ii)	for the purpose of determining whether the [*] thresholds in Contract Year One, Contract Year Two and Contract Year Three have been achieved as a condition to the Allowed Unit Cost Reduction in Contract Year Three, corresponding activity volumes will be added to the actual Volumes achieved.

(c)	For the purposes of clause 10.5 (b), an event of significant non-performance shall mean the following circumstances:

(i)	where SITA SC and/or SITA INC implement any right under this Agreement to purchase any Network Services that are Cost Base Services from a service provider other than Equant;

(ii)	where Equant fails to meet the requirements of the agreed migration schedule by more than thirty (30) days for the integration and migration of SITA SC’s, SITA INC’s or the SITA Group Companies’ outsourcing arrangements and such failure is primarily attributable to the fault of Equant, Equant’s contractors, sub-contractors, agents, employees or other representatives (but not a PTT) and is not otherwise excused under this Agreement;

(iii)	where Equant fails (and such failure is not excused under the Agreement) to meet the committed delivery date for the provision of customer orders by more than sixty (60) days and such activities shall be calculated from the first calendar day of failure to meet the committed delivery date (for example, over 65 days, had implementation been delayed by 65 days);

(iv)	if, as a direct result of performance failures (not PTT failures) occurring after January 1, 2002, in the Network or with respect to the provision of Network Services by Equant (or its relevant Affiliate, agent, sub-contractor or employee), a customer of SITA SC, SITA INC or a SITA Group Company terminates, either in full or in part, a contract with either SITA SC, SITA INC or a SITA Group Company (irrespective of whether the contract is already operational or became

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operational either prior to, or after, the Effective Date of this Agreement). SITA SC, SITA INC or the SITA Group Company shall demonstrate to Equant’s reasonable satisfaction that such termination was as a result of such performance failure through identification of the respective SITA customer concerned and provision of a copy of all related correspondence, if any, delivered by the SITA customer to SITA in respect of their termination of either all or part of such customer contract. SITA SC, SITA INC or the SITA Group Company shall work together in order to verify the events relating to the SITA customer’s termination, either in full or in part, of the SITA customer contract;

(v)	if, as a direct result of performance failures (not PTT failures) occurring after January 1, 2002, in the Network or with respect to the provision of Network Services by Equant (or its relevant Affiliate, agent, sub-contractor or employee), a customer of SITA SC, SITA INC or a SITA Group Company fails to renew, either in full or in part, a contract with SITA SC, SITA INC or a SITA Group Company, (irrespective of whether the contract is already operational or became operational either prior to, or after, the Effective Date of the Network Services Agreement). SITA SC, SITA INC or the SITA Group Company shall demonstrate to Equant’s reasonable satisfaction that such termination was as a result of such performance failure through identification of the respective SITA customer concerned and provision of a copy of all related correspondence, if any, delivered by the SITA customer to SITA in respect of their termination of either all or part of such customer contract. SITA SC, SITA INC or the SITA Group Company shall work together in order to verify the events relating to the SITA customer’s non-renewal, either in full or in part, of the SITA customer contract; and

(vi)	such other activities as may be agreed in writing between the Parties.

11.	BENCHMARKING SURVEY

11.1.	General

During the Term, a comparison of:

(a)	the Net Price Book Prices of the Priced Services and Tail Circuits; against

(b)	the net prices set out in customer contracts entered into by Comparable Providers providing Comparable Services where the net prices have been:

(i)	normalised from end customer prices to distributor prices (where required) and as otherwise required under Schedule M (‘Instructions to the Independent Expert’); and

(ii)	extrapolated in accordance with clause 2.7 of Schedule M (‘Instructions to the Independent Expert’) to be applicable to the first day of the effective period of the Price Books, (the “Benchmarking Survey”), shall be performed in accordance with the provisions of this clause 11.

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11.2.	Nomination and Selection of the Independent Expert

The Parties shall, in accordance with the provisions of Schedule K (‘Nomination and Selection of the Independent Expert’), nominate and select an independent third party that fulfils the Nomination Criteria, (the “Independent Expert”) to perform the Benchmarking Survey on behalf of the Parties.

11.3.	Appointment of the Independent Expert

(a)	Following the selection of an Independent Expert, the Parties shall enter into a written agreement with the Independent Expert with a three (3) year term (the “Benchmarking Agreement”).

(b)	At least twelve (12) calendar months prior to the end of the term of a Benchmarking Agreement, the Parties shall repeat the procedures set out under clauses 11.2 and 11.3.

(c)	Subject to the provisions of clause 11.6, an Independent Expert shall be appointed under the terms and provisions of a Benchmarking Agreement at all times during the Term.

(d)	Throughout the Term, SITA SC shall represent the interests of SITA INC in connection with the Benchmarking Survey and under the Benchmarking Agreement. As promptly as practical after the date on which SITA INC is no longer Controlled by the SITA INC Foundation, the Parties will negotiate in good faith appropriate amendments to this clause concerning the representation of SITA INC by SITA SC.

11.4.	Frequency of Benchmarking

(a)	With effect from the Effective Date, the Parties shall instruct the Independent Expert to perform a Benchmarking Survey on an annual basis in accordance with the timeline set out in Schedule J (‘Price Book Update Timescale’).

(b)	In addition to the provisions of this clause 11.4, the Parties may agree (which agreement may be withheld in a Party’s sole and absolute discretion) to instruct the Independent Expert to perform a Benchmarking Survey with respect to a specified period at any time during the Term.

11.5.	Role of the Independent Expert

(a)	The Parties shall, under the terms of the Benchmarking Agreement, authorise and instruct the Independent Expert to:

(i)	design, implement, analyse and perform the Benchmarking Survey;

(ii)	prepare two reports (the “Benchmarking Report” and the “Benchmarking Certification Report”) giving full details of the analysis and results of the Benchmarking Survey on behalf of the Parties;

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(iii)	appoint an appropriate individual to act as a single point of contact for activities associated with the Benchmarking Survey;

(iv)	communicate progress to SITA SC and Equant and liaise with their nominated project leaders or single points of contact; and

(v)	present the Benchmarking Report and the Benchmarking Certification Report,

pursuant to and in accordance with the terms and conditions of such Benchmarking Agreement, which shall incorporate the provisions of Schedule J.

(b)	[*]

(c)	[*]

(d)	[*]

(e)	[*]

(f)	[*]

(g)	[*]

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(h)	The Parties hereby agree that the Independent Expert shall be granted full discretion and independence under the terms of the Benchmarking Agreement to perform the Benchmarking Survey in accordance with the terms of the Benchmarking Agreement (which shall incorporate the provisions of Schedule M).

(i)	In addition, the Independent Expert may be requested by any of the Parties to provide advice with respect to any actions to improve the Services or other aspects of the relationship arising out of the results of the Benchmarking Survey. No Party is required or obliged, and may decline in its sole and absolute discretion, to implement or take any action following receipt of such advice.

11.6.	Termination of the Benchmarking Agreement

(a)	The Parties shall endeavour to include within the Benchmarking Agreement a specific right to terminate the term of appointment of the Independent Expert if the Independent Expert:

(i)	fails to materially comply with the instructions and methodologies set out in Schedule M (‘Instructions to the Independent Expert’);

(ii)	breaches an obligation of confidentiality to either Party;

(iii)	undergoes a change in its business or affiliation that either causes it to become a competitor of SITA SC, SITA INC, or Equant or an Affiliate of SITA SC, SITA INC, or Equant; or

(iv)	fails to act in an independent manner. This criterion is not intended to mean that the Independent Expert’s Benchmarking Report may not favour the commercial interests of one Party over the commercial interests of another Party if the data supports the conclusions of the Benchmarking Report.

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(b)	In the event that any of the Parties knows or becomes aware of a breach of a term or condition of a Benchmarking Agreement by the Independent Expert giving rise to a right of termination by the Parties under that Agreement then, unless the right is agreed to be waived by the Parties (such agreement to be given in the sole and absolute discretion of each Party):

(i)	such Party shall immediately consult and agree with the other Party whether the breach has resulted, or is likely to result in a material impact on the results of the related Benchmarking Survey or Benchmarking Report; and

(ii)	the Parties shall select and appoint a replacement Independent Expert (the “Replacement Independent Expert”) in accordance with the provisions of clauses 11.2 and 11.3 as soon as reasonably possible but in any event within three (3) calendar months from the date on which the Parties agreed to terminate the term of appointment of the Independent Expert.

(c)	If the Parties agree that the breach giving rise to the right of termination has not resulted, or is not likely to result, in a material impact on the results of the Benchmarking Survey or Benchmarking Report, the Parties shall immediately commence proceedings to terminate the Benchmarking Agreement (in accordance with the provisions of the Benchmarking Agreement) with effect from the end of the then current Contract Year (the “Terminated Benchmark Period”). The Parties shall then instruct the Independent Expert to complete the Benchmarking Report for such Terminated Benchmark Period and shall implement the results and recommendations of the Benchmarking Report in accordance with the provisions of clauses 11.7 and 11.8.

(d)	If the Parties agree that the breach giving rise to the right of termination has resulted, or is likely to result, in a material impact on the results of the Benchmarking Survey or Benchmarking Report, the Parties shall immediately commence proceedings to terminate the Benchmarking Agreement (in accordance with the provisions of the Benchmarking Agreement) with immediate effect and shall then instruct the Replacement Independent Expert to:

(i)	prepare and present an interim Benchmarking Report (the “Interim Benchmark Report”) in accordance with the provisions of Schedule M and, where appropriate to compensate for lack of data, using its skills and knowledge of market trends with respect to the Terminated Benchmark Period. Such Interim Benchmark Report shall be implemented by Equant as soon as reasonably possible in accordance with the provisions of clause 11.7 and 11.8; and

(ii)	perform a Benchmarking Survey in respect of the Terminated Benchmark Period in accordance with the provisions of clause 11.5, and the Parties shall implement the results and recommendations of the Benchmarking Report as soon as reasonably possible in accordance with the provisions of clauses 11.7 and 11.8. If such implementation occurs after the commencement of the following Contract Year, the Parties shall make adjustments as necessary to make it apply

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for the whole of such following Contract Year (and resulting payments or repayments between the Parties shall be invoiced accordingly),

(iii)	save that where the Independent Expert advises the Parties that the remaining term of the Terminated Benchmark Period is sufficient to perform a complete Benchmarking Survey with respect to that Terminated Benchmark Period and the Parties reasonably agree that their respective benefits and interests would not be reduced or disadvantaged, then the Parties may waive the requirements of clause 11.6(d) (i) above.

(e)	In addition to the provisions of this clause, in the event of termination of a Benchmarking Agreement prior to the expiry of the full three (3) year contractual term, in the event that the termination occurs:

(i)	at the end of the Contract Year, then the Parties shall comply with the provisions of clauses 11.6(b) and 11.6(c) above; and

(ii)	prior to the end of a Contract Year, then the Parties shall comply with the provisions of clauses 11.6(b) and 11.6(d) above.

(f)	Further and in addition to the provision of this clause, following the expiry or termination of a Benchmarking Agreement, the Parties shall use commercially reasonable efforts to procure that the retiring Independent Expert provides the immediately following Independent Expert with all materials in its possession related to the Benchmarking Report, including any database and a draft in progress of the Benchmarking Report, if relevant.

11.7.	Acceptance of the Benchmarking Report

The adjustments of the Benchmarking Report shall be accepted by the Parties and such acceptance is final, unless a Party raises a dispute pursuant to clause 29 and the dispute resolution process results in a determination that the Independent Expert did not materially comply with the instructions and methodology set out in Schedule M (‘Instructions to the Independent Expert’).

11.8.	Implementation of the Benchmarking Report

(a)	Subject to clause 11.8(b), the adjustments of the Benchmarking Report shall be incorporated by Equant within the Price Books (for the following Contract Year), including any SITA Specific Discounts, in accordance with clause 10 and at no cost to SITA SC, SITA INC or any SITA Group Company.

(b)	Equant shall not be requested or required to implement the results and recommendations of the Independent Expert set out in the Benchmarking Report relating to Contract Year One but the Parties shall analyse the Benchmarking Survey for Contract Year One with a view to implementing possible efficiencies and improvements for inclusion within the Benchmarking Survey to be performed in Contract Year Two. No Party shall be

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required, and may decline in its sole and absolute discretion, to implement such efficiencies and improvements.

11.9.	Benchmarking Regions

(a)	The number and composition of Benchmarking Regions shall be subject to review by the Parties every three (3) years. Any amendment to the number or composition of Benchmarking Regions shall be subject to the reasonable agreement of the Parties based on evidence of a significant change in market conditions since the Effective Date or the last review, whichever is later and the Independent Expert shall be instructed accordingly by the Parties.

(b)	Equant and SITA SC shall undertake a review of the Benchmarking Regions within a period less than as provided under clause (a) above if any of the other Parties provides evidence of a significant change in market conditions since the Effective Date or the last review, whichever is later and the Independent Expert shall be instructed accordingly.

(c)	Either Equant or SITA SC may refer the issue of the amendment of the number of or a change in composition of Benchmarking Regions pursuant to clause (a) above to the dispute resolution procedures set out under clause 29, if it believes that the other Party unreasonably refused to agree to either:

(i)	consider undertaking a review following the expiry or termination of a Benchmarking Agreement; or

(ii)	amend the number of Benchmarking Regions based on the evidence of a significant change in market conditions.

11.10.	Benchmarking Costs

(a)	SITA SC and Equant shall pay all fees, costs, expenses and/or other reimbursements incurred under the Benchmarking Agreement in equal parts and shall retain several liability in respect of such fees, costs, expenses and/or other reimbursements.

(b)	Each Party shall pay and be severally liable for all fees, costs, expenses and/or other reimbursements incurred on its own behalf:

(i)	under and as a result of the Benchmarking Survey, Benchmarking Agreement, Benchmarking Report and the implementation of the results of the Benchmarking Report (including the costs of all third parties that a Party may elect in its sole and absolute discretion to assist it); and

(ii)	pursuant to clause 11.4(b).

(c)	In the event that SITA INC is no longer Controlled by SITA INC Foundation, then SITA SC and SITA INC shall reasonably agree on an allocation of SITA INC’s share of costs under the Benchmarking Agreement.

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11.11.	Equant and SITA SC Responsibilities

(a)	Equant and SITA SC each shall:

(b)	authorise and appoint an appropriate individual to:

(i)	act as a single point of contact for the Independent Expert and the other Parties with respect to activities associated with the Benchmarking Survey; and

(ii)	carry out the obligations of SITA SC and/or SITA INC, as applicable, and Equant with respect to the nomination and selection of the Independent Expert under clauses 11.2 and 11.3 of this Agreement including attending any associated or related meetings, and each Party shall ensure that each of the other Parties are notified of the contact details (including name, address and facsimile number) of such individual appointed pursuant to this clause;

(c)	provide all information, including full and accurate data requested by the Independent Expert in connection with and relevant to the Benchmarking Survey, save that Equant shall not be required to release to the Independent Expert any customer contracts or its costs or margins;

(d)	ensure the attendance by appropriate personnel at workshops/review meetings/presentations, etc.;

(e)	provide adequate staffing to facilitate the Independent Expert in conducting the Benchmarking Survey and completing the Benchmarking Report;

(f)	carry out with promptness and diligence any actions that are necessary or appropriate to facilitate the Independent Expert in conducting the Benchmarking Survey; and

(g)	comply with all the terms of the Benchmarking Agreement.

11.12.	Co-operation of the Parties

Equant and SITA SC shall formally notify and consult with each other in writing prior to taking any independent action in respect of the Benchmarking Agreement.

11.13.	Actions During Dispute Resolution Procedures

In the event that a dispute is raised in respect of any aspect of the Benchmarking Survey, the Parties shall continue to perform under this Agreement as if no such dispute had been raised (including adjustment of Price Book Prices and SITA Specific Discounts to reflect the results of the Benchmarking Report in accordance with clause 11.8, if appropriate). If the dispute resolution process ultimately results in a determination that the Benchmarking Survey was in some manner defective or improper or that the Independent Expert did not materially comply with the instructions and methodology set out in Schedule M (‘Instructions to the Independent

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Expert’), the Parties shall reasonably agree on actions to be taken to implement the results of the dispute resolution process.

12.	PRICE TO VOLUME SURVEY

12.1.	Price to Volume Assessment

During the Term, a comparison of the relative weighted average net prices in each Benchmarking Region, such prices to be measured by an index, at different levels of volume for Distributors providing services, products and geographical attributes that are similar to SITA SC, SITA INC and any SITA Group Companies (the “Price to Volume Assessment”) shall be performed in accordance with the provisions of this clause 12.

12.2.	Role of the Independent Expert

(a)	The Parties shall, under the terms of the Benchmarking Agreement, authorise and instruct the Independent Expert to:

(i)	design, implement, analyse and perform the Price to Volume Assessment;

(ii)	prepare a report (the “Price to Volume Assessment Report”) giving full details of the analysis and results of the Price to Volume Assessment on behalf of the Parties;

(iii)	appoint an appropriate individual to act as a single point of contact for activities associated with the Price to Volume Assessment;

(iv)	communicate progress to SITA SC and Equant and liaise with their nominated project leaders or single points of contact; and

(v)	present the Price to Volume Assessment Report,

pursuant to and in accordance with the terms and conditions of the Benchmarking Agreement, which shall incorporate the provisions of Schedule M, Part II.

(b)	The Parties hereby agree that the Independent Expert shall be granted full discretion and independence under the terms of the Benchmarking Agreement to perform the Price to Volume Assessment in accordance with the terms and conditions of the Benchmarking Agreement.

12.3.	Frequency of Price to Volume Assessment

(a)	The Parties shall instruct the Independent Expert to perform the Price to Volume Assessment and present the Price to Volume Assessment Report on an annual basis with respect to each Contract Year.

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(b)	In addition to the provisions of clause 12.3(a), the Parties may agree (in their sole and absolute discretion) to instruct the Independent Expert to perform a Price to Volume Assessment with respect to a specified period at any time during the Term.

12.4.	Acceptance of the Price to Volume Assessment Report

The results of the Price to Volume Assessment Report shall be accepted by the Parties and such acceptance is final unless a Party initiates the Dispute Resolution Procedures and such procedures result in a determination that the Independent Expert did not materially comply with the instructions set out under Schedule M, Part II.

12.5.	Termination of a Benchmarking Agreement

(a)	In the event of termination of the appointment of the Independent Expert pursuant to the provisions of clause 11.6 prior to the publication of the Price to Volume Assessment Report, then the Parties shall instruct the Replacement Independent Expert to perform and prepare a Price to Volume Assessment Report with respect to the Terminated Benchmarking Period as soon as reasonably possible, which the Parties shall accept in accordance with the provisions of clause 12.4.

(b)	Further to and in addition to the provisions of this clause, following the expiry or termination of a Benchmarking Agreement, the Parties shall use commercially reasonable efforts to procure that the retiring Independent Expert provides the immediately following Independent Expert with all materials in its possession related to the Price to Volume Assessment (including any database, modelled data and a draft in progress of the Price to Volume Assessment Report, if relevant).

12.6.	Allowable Differential

(a)	The percentage price differential allowed between the results generated pursuant to the MFN Tests set out under Schedule N (‘Instructions to the MFN Evaluator’), at a given level of net annual revenue, shall be the “Allowable Differential”.

(b)	In consultation with the Independent Expert, the Parties shall develop curves measuring the Allowable Differential at various levels of net annual revenue, [*] of the forecast net aggregated annual revenue of SITA SC, SITA INC and the SITA Group Companies for the respective Contract Year for (A) Third Party Distributors; and (B) NNI Customers, in each Benchmarking Region (the “Allowable Differential Curves”) in accordance with the following:

(i)	the Parties shall agree a reasonable number of break points in terms of net annual revenue (the “Break Points”). Such Break Points shall include but not be limited to [*] of the aggregated net annual revenue of SITA SC, SITA INC and the SITA Group Companies;

(ii)	the Independent Expert shall look-up the Allowable Differential at each of the Break Points using relative prices identified at different levels of volume in the Price to Volume Curves;

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(iii)	if the difference between the Allowable Differentials at two consecutive Break Points is [*] then the Parties must agree to increase the number of Break Points and the procedures set out in clause 12.6(b)(ii) shall be repeated until the difference is [*]; and

(iv)	the Allowable Differential Curves shall then be established

(A)	[*]

(B)	[*]

13.	MOST FAVOURED NATION PRICING

13.1.	Most Favoured Nation Pricing Evaluation

(a)	During the Term, a comparison (taking into account the Allowable Differential and using the MFN Tests) of:

(i)	the Net Price Book Prices for Priced Services; and

(ii)	the net prices in the Contract Year provided by Equant to other [*] sales channels where the net prices have been adapted for the differences between the services provided by Equant to SITA SC, SITA INC and the SITA Group Companies and the services provided by Equant to the other [*] sales channels; and

(the “MFN Evaluation”) shall be performed in accordance with the provisions of this clause 13.

(b)	Where the MFN Evaluation determines (taking into account the Allowable Differential) that the net prices provided by Equant to other [*] sales channels are such that one or more of the MFN Tests are failed, then Equant shall be required to:

(i)	develop a MFN Revised Net Price Book that passes all MFN Tests (“MFN Revised Net Price Book Prices”);

(ii)	make a retrospective refund (a “MFN Refund”) to SITA with respect to the appropriate Contract Year as calculated under clause 2.6 of Schedule N (‘Instructions to the MFN Evaluator’); and

(iii)	develop a Net Price Book for the following Contract Year that would have passed the MFN Tests in the prior Contract Year.

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13.2.	Nomination and selection of the MFN Evaluator

The Parties shall, in accordance with the provisions of Schedule K, nominate and select an independent third party to perform the MFN Evaluation (the “MFN Evaluator”).

13.3.	Appointment of the MFN Evaluator

(a)	Following the selection of an MFN Evaluator, the Parties shall enter into a written agreement with the MFN Evaluator for a period of three (3) years (the “MFN Agreement”).

(b)	At least twelve (12) calendar months prior to the end of the term of a MFN Agreement, the Parties shall repeat the provisions of clauses 13.2 and 13.3.

(c)	Subject to the provisions of clause 13.7, an MFN Evaluator shall be appointed under the terms and conditions of a MFN Agreement at all times during the Term.

(d)	Throughout the Term, SITA SC shall represent the interests of SITA INC in connection with the MFN Evaluation and under the MFN Agreement. As promptly as practical after the date on which SITA INC is no longer Controlled by the SITA INC Foundation, the Parties will negotiate in good faith appropriate amendments to this clause concerning the representation of SITA INC by SITA SC.

13.4.	Role of the MFN Evaluator

(a)	The Parties shall, under the terms of the MFN Agreement, authorise and instruct the MFN Evaluator to:

(i)	design, implement, analyse and perform the MFN Evaluation;

(ii)	prepare two reports (the “MFN Evaluation Report” and the “MFN Certification Report”) giving full details of the analysis and results of the MFN Evaluation on behalf of the Parties;

(iii)	appoint an appropriate individual to act as a single point of contact for activities associated with the MFN Evaluation;

(iv)	communicate progress to SITA SC and/or SITA INC, as applicable, and Equant and liaise with their nominated project leaders or single points of contact; and

(v)	present the MFN Evaluation Report and the MFN Certification Report,

pursuant to and in accordance with the terms and conditions of the MFN Agreement, which shall incorporate the provisions of Schedule N.

(b)	The Parties hereby agree that the MFN Evaluator shall be granted full discretion and independence under the terms and conditions of the MFN Agreement to perform the MFN Evaluation in accordance with the terms and conditions of the MFN Agreement.

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13.5.	Frequency of MFN Evaluation

(a)	With effect from the Effective Date, the Parties shall instruct the MFN Evaluator to perform a MFN Evaluation on an annual basis with respect to each Contract Year and in accordance with the timescale set out in Schedule M (‘Price Book Update Timescale’).

(b)	In addition to the provisions of clause 13.5(a), the Parties may agree (in their sole and absolute discretion) to instruct the MFN Evaluator to perform a MFN Evaluation with respect to a specified period at any time during the Term.

13.6.	Termination of a Benchmarking Agreement

In the event of termination of the appointment of the Independent Expert pursuant to the provisions of clause 13.7 prior to the publication of the Price to Volume Assessment Report, then the Parties shall instruct the MFN Evaluator to prepare the MFN Evaluation Report and MFN Certification Report using the Price to Volume Assessment Report relating to the immediately preceding Contract Year and the Parties shall accept such report in accordance with the provisions of clauses 13.8 and 13.9 and Equant shall implement the results and recommendations of the MFN Evaluation Report in accordance with the provisions of clauses 13.8 and 13.9.

13.7.	Termination of a MFN Agreement

(a)	The Parties shall endeavour to include within the MFN Agreement a specific right to terminate the MFN Agreement if the MFN Evaluator:

(i)	fails to materially comply with the instructions and methodologies set out in Schedule N (‘Instructions to the MFN Evaluator’);

(ii)	breaches an obligation of confidentiality to either Party;

(iii)	undergoes a change in its business or affiliation that either causes it to become a competitor of SITA SC, SITA INC, Equant or an Affiliate of SITA SC, SITA INC or Equant or an Affiliate of Equant; or

(iv)	fails to act in an independent manner (this criterion is not intended to mean that the MFN Evaluation Report and MFN Certification Report may not favour the commercial interests of one Party over the commercial interests of another Party if the data supports the conclusions of the MFN Assessment Report).

(b)	In the event that any of the Parties knows or becomes aware of a breach of a term or condition of a MFN Agreement by the MFN Evaluator giving rise to a right of termination by the Parties under that agreement, then, unless the right of termination is agreed to be waived by the Parties (such agreement to be given in the sole and absolute discretion of each Party):

(i)	such Party shall immediately consult and agree with the other Party whether the breach has or is likely to result in a material impact on the results of the related MFN Evaluation; and

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(ii)	the Parties shall select and appoint a replacement MFN Evaluator (the “Replacement MFN Evaluator”) in accordance with the provisions of clauses 13.2 and 13.3 as soon as reasonably possible and in any event within three (3) calendar months of the date on which the agreement of the Parties is reached that the MFN Agreement should be terminated.

(c)	In the event that the Parties agree that the breach giving rise to the right of termination has not or is not likely to result in a material impact on the results of the MFN Evaluation, the Parties shall immediately commence proceedings to terminate the MFN Agreement (in accordance with the provisions of the MFN Agreement) with effect from the then current Contract Year (the “Terminated MFN Period”). The Parties shall then instruct the MFN Evaluator to complete the MFN Evaluation, MFN Evaluation Report and MFN Certification Report for such Terminated MFN Period and shall implement the results and recommendations of the MFN Report in accordance with the provisions of clauses 13.8 and 13.9.

(d)	In the event that the Parties agree that the breach has or is likely to result in a material impact on the results of the MFN Evaluation, the Parties shall immediately commence proceedings to terminate the MFN Agreement (in accordance with the provisions of the MFN Agreement) with immediate effect and Equant shall:

(i)	endeavour to estimate any MFN Refunds that would have been due to SITA SC and/or SITA INC, as applicable, if the MFN Evaluation had been completed according to the Schedule N (‘Instructions to the MFN Evaluator’) and shall make such refund in accordance with the provisions of clause 13.9;

(ii)	in its reasonable discretion, endeavour to estimate the required adjustments to the Net Price Book Prices for Priced Services for the following Contract Year and shall implement such adjustments in accordance with clause 13.9; and

(iii)	serve written notice to SITA SC and/or SITA INC, as applicable, of Equant’s compliance with and completion of the provisions of clauses 13.7(d)(i) and 13.7(d)(ii) above, such notice to be signed by a representative of Equant currently serving on the Executive Committee;

save that where the Replacement MFN Evaluator advises the Parties that the remaining term of the Terminated MFN Period is sufficient to perform a complete MFN Evaluation with respect to the Terminated MFN Period and the Parties agree (in their sole and absolute discretion) that their individual benefits and interests would not be reduced or disadvantaged, then the Parties shall waive the requirements of clauses 13.7(d)(i) to 13.7(d)(iii) above.

(e)	Further to the provisions of clause 13.7(b), the Parties shall also instruct the Replacement MFN Evaluator to perform a MFN Evaluation with respect to the Terminated MFN Period in accordance with the provisions of clause 13 and Equant shall implement the results and recommendations of the MFN Evaluation Report and MFN Certification Report as soon as reasonably possible in accordance with the provisions of clauses 13.8

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and 13.9 and resulting payments or repayments between the Parties shall be invoiced accordingly.

(f)	In addition to the provisions of this clause, in the event of termination of a MFN Agreement prior to the expiry of the full three (3) year contractual term, in the event that the termination occurs:

(i)	at the end of the Contract Year, then the Parties shall comply with the provisions of clauses 13.7(b) and 13.7(c) above; and

(ii)	prior to the end of a Contract Year, then the Parties shall comply with the provision of clauses 13.7(b) and 13.7(d) above.

(g)	Further to and in addition to the provisions of this clause, following the expiry or termination of an MFN Agreement, the Parties shall use commercially reasonable efforts to procure that the retiring MFN Evaluator provides the immediately following MFN Evaluator with all materials in its possession related to the MFN Evaluation (including any database, modelled data and a draft in progress of the MFN Evaluation Report and the MFN Certification Report, if relevant).

13.8.	Acceptance of the results of the MFN Evaluation Report and the MFN Certification Report

The results and determination of the MFN Refund of the MFN Evaluation Report and the MFN Certification Report shall be accepted by the Parties and such acceptance is final unless a Party initiates the Dispute Resolution Procedures and such process results in a determination that the MFN Evaluator did not materially comply with the instructions and methodology set out in Schedule N (‘Instructions to the MFN Evaluator’).

13.9.	Implementation of the MFN Evaluation Report and the MFN Certification Report

(a)	The MFN Refund for each Benchmarking Region as reported in the MFN Certification Report shall be credited to SITA SC and/or SITA INC, as applicable, by Equant in accordance with the provisions of clause 10.

(b)	The results of the MFN Evaluation Report and MFN Certification Report shall be incorporated by Equant within the Price Books for the following Contract Year including any SITA Specific Discounts in accordance with the provisions of clause 10 and at no cost to SITA SC, SITA INC or any SITA Group Company.

13.10.	Costs of MFN Evaluation

(a)	SITA SC and Equant shall pay all fees, costs, expenses and/or other reimbursements incurred by the MFN Evaluator in connection with the performance and presentation of the MFN Evaluation, MFN Evaluation Report and MFN Certification Report in equal parts and shall retain several liability in respect of such fees, costs, expenses and/or other reimbursements.

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(b)	Each Party shall pay and be severally liable for all fees, costs, expenses and/or other reimbursements incurred on its own behalf.

13.11.	Equant and SITA SC Responsibilities

Equant and SITA SC each shall:

(a)	authorise and appoint an appropriate individual to act as a single point of contact for the MFN Evaluator and the other Parties with respect to activities associated with the MFN Evaluation and each Party shall ensure that each of the other Parties are notified of the contact details (including name, address and facsimile number) of such individual appointed pursuant to this clause;

(b)	provide all information, including full and accurate data requested by the MFN Evaluator in connection with and relevant to the MFN Evaluation;

(c)	reasonably provide access to databases and systems requested by the MFN Evaluator in connection with and relevant to the MFN Evaluation;

(d)	ensure the attendance by appropriate personnel at workshops, review meetings and presentations; and

(e)	provide adequate staffing to facilitate the MFN Evaluator in conducting the MFN Evaluation.

13.12.	Ex-parte communications

Equant and SITA SC shall not enter into ex-parte communication or correspondence with the MFN Evaluator or nominated MFN Evaluators throughout the nomination process and term of appointment of such MFN Evaluator pursuant to this clause 13.

13.13.	Actions during Dispute Resolution Procedures

In the event that a dispute is raised in respect of any aspect of the MFN Evaluation, the Parties shall continue to perform under this Agreement as if no dispute had been raised (including calculation and payment of the MFN Refunds and adjustment of Price Book Prices and SITA Specific Discounts to reflect the results of the MFN Evaluation Report, Interim MFN Evaluation Report MFN Certification Report and Interim MFN Certification Report in accordance with the provisions of clause 10). If the Dispute Resolution Procedures ultimately result in a determination that the Price to Volume Curve Assessment or the MFN Evaluation was in some manner defective or improper or the Independent Expert or the MFN Evaluator did not materially comply with their respective instructions set out under Schedule M (‘Instructions to the Independent Expert’) and Schedule N (‘Instructions to the MFN Evaluator’), the Parties shall reasonably agree on actions to be taken to implement the results of the Dispute Resolution Procedures.

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14.	MINIMUM REVENUE COMMITMENT

(a)	The ‘Minimum Revenue Commitment’ (or ‘MRC’) is equal to:

(i)	the Year Zero Cost Base, multiplied by 585 and divided by 610 for Contract Year One; and

(ii)	the Year Zero Cost Base, multiplied by 575 and divided by 610 for Contract Year Two.

(b)	The following sums shall be deducted from the Minimum Revenue Commitment (each sum a ‘Reduction Amount’):

(i)	[ * ]

(ii)	[ * ]

(iii)	[ * ]

(iv)	[ * ]

(v)	[ * ]

(vi)	[ * ]

(vii)	[ * ]

(viii)	[ * ]

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(ix)	[*]

(x)	such other sum as may be agreed in writing between the Parties.

15.	NETWORK ACTIVITY FORECASTS

15.1.	Network Activity Forecasts

(a)	With effect from 20th October, 2001, SITA SC and/or SITA INC, as applicable, shall provide a Quarterly Network Activity Forecast to Equant on the following dates in each Contract Year:

(i)	20th January;

(ii)	20th April;

(iii)	20th July; and

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(iv)	20th October (the “Quarterly Forecast Dates”).

(b)	SITA SC and SITA INC shall provide an Annual Network Activity Forecast to Equant on the 20th January of each Contract Year (the “Annual Forecast Date”).

(c)	In the event that SITA SC or SITA INC provides a Network Activity Forecast to Equant after the relevant Forecast Date, the Network Activity Forecast shall apply with respect to the first day of the calendar month immediately following the month in which SITA SC or SITA INC actually provides the Network Activity Forecast to Equant. In addition, the previous Network Activity Forecast shall remain in effect until such time as SITA SC and/or SITA INC provide the updated Network Activity Forecast.

(d)	At least thirty (30) days prior to the relevant Forecast Date, Equant shall provide to SITA SC and/or SITA INC, as applicable:

(i)	complete and accurate relevant historical data relating to connections, traffic and other Network Activity forecasting parameters (as set out in Schedule N) for the most recent eighteen (18) calendar months immediately preceding the relevant Forecast Date; and

(ii)	a copy of the required electronic format agreed between the Parties pursuant to clause 15.1(f).

(e)	Equant hereby agrees to make improvements to the accuracy, completeness, and timeliness of the historical data with respect to and in line with changing forecast details and granularity. The Parties agree to work together to improve forecasting and planning processes as well as information exchange to facilitate these processes.

(f)	Each Network Activity Forecast shall comply with the parameters and contain the level of detail specified in Schedule Q (‘Forecasting’) and shall be generated using a computer software programme or application agreed between the Parties. As of the Effective Date, Equant and SITA SC and/or SITA INC, as applicable, agree that the Network Activity Forecasts shall be provided using MS Excel spreadsheet formats. Equant may upon SITA SC’s reasonable agreement, change the required format of the Network Activity Forecasts to a format generated using a computer software programme or applicable other than as agreed at the Effective Date. Such alternative computer software programme or application shall be a computer software or application which is either (i) generally accepted standard office productivity software or (ii) could be contained within a specific forecasting tool (to be provided by Equant at no cost to SITA) as either a desktop or web-based application. In the event that Equant requires or requests SITA SC and/or SITA INC, as applicable, to provide any Network Activity Forecasts in a format generated using a computer software programme or application other than that as at the Effective Date, such request shall be made at least forty-five (45) calendar days prior to the Forecast Date and Equant shall provide all relevant software (including up to five (5) licences for use) and training for up to five (5) full-time staff with respect to the use of such software, to SITA SC, SITA INC and the SITA Group Companies at no cost or charge to SITA SC, SITA INC or any of the SITA Group Companies.

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(g)	Any modifications to the Forecast Dates or Schedule Q shall be agreed by the Parties, acting reasonably.

15.2.	Other information

(a)	On the 20th October of each Contract Year, SITA SC and/or SITA INC, as applicable, shall provide to Equant details of their forecast use of the following:

(i)	professional services or similar services that are not Network Services, where relevant, with respect to each Country; and

(ii)	Pass-Through Expenses and other costs managed by Equant on SITA SC and/or SITA INC’s behalf at a reasonable level of detail; and

(iii)	where applicable, forecast costs for contracted outsourced networks managed by Equant on behalf of SITA SC and/or SITA INC but not yet migrated to Equant’s network.

(b)	SITA SC shall also provide to Equant relevant updates upon material changes to the original forecast levels, whether foreseen independently or as a result of advice from Equant due to observed changes in SITA’s actual resource utilisation. The Parties agree to exchange relevant information on these categories to facilitate planning and budgeting.

(c)	Any amendments or modifications to the frequency or level of detail required in the supplemental forecasts provided pursuant to clause (b) above shall be mutually agreed by the Parties, acting reasonably.

16.	RECOGNISABLE COSTS

16.1.	Significant Forecast Deviation and Recognisable Costs

(a)	Upon receipt of each Quarterly Network Activity Forecast from SITA SC and/or SITA INC, as applicable, Equant shall review the Quarterly Network Activity Forecast to identify any costs and expenses that would be incurred by Equant as a result of the Quarterly Network Activity Forecast for a Service or product in each Country Group in the event that:

(i)	the value of the actual activity of SITA SC, SITA INC and the SITA Group Companies achieved during the period of time relating to such Quarterly Network Activity Forecast (the “Achieved Activity”) for a Service or product in a Country Group is less than the value of the forecast activity for such Service or product in such Country Group set out in the relevant Quarterly Network Activity Forecast (the “Quarterly Network Activity Forecast Value”) by a minimum of ten per cent. of the relevant Quarterly Network Activity Forecast Value; and

(ii)	Equant’s other sales channels (both internal and/or external),on the basis of their forecasted growth, would be unable to accommodate, utilise or absorb the activity forming the difference between:

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(A)	the Achieved Activity; and

(B)	the Quarterly Network Activity Forecast Value,

during a period of six (6) months,

(a “Significant Forecast Deviation”).

(b)	Subject to clause 10.5(b)(i), in the event of a Significant Forecast Deviation, any cost or expense incurred by Equant on behalf of SITA SC, SITA INC and the SITA Group Companies in order to accommodate the Quarterly Network Activity Forecast and that is greater than one hundred thousand U.S. Dollars ($100,000), calculated on the basis of an ongoing cost or expense where any capital expenditure is converted to an ongoing cost or expense at the rate of depreciation in accordance with generally accepted accounting practices, shall be a “Recognisable Cost” provided that the value of any ongoing cost or expense is limited to the amount of such cost or expense over a period of twelve (12) consecutive calendar months commencing from the date on which such cost or expense was incurred.

(c)	Within twenty (20) calendar days of receipt of a Quarterly Network Activity Forecast, Equant shall provide SITA SC and/or SITA INC, as applicable a written report setting out a full analysis of the Quarterly Network Activity Forecast with respect to any Recognisable Costs, such report to include:

(i)	a definition of the range of activity in respect of which any Recognisable Cost could be incurred, including thresholds for increases and decreases in the Recognisable Cost that could be incurred;

(ii)	growth forecast for all other sales channels in respect of each situation or area in respect of which any Recognisable Cost could be incurred;

(iii)	the costs and expenses forming such Recognisable Cost giving full details of the nature, location and amount;

(iv)	the reasons for the Recognisable Costs, including drivers (for example, the number and type of equipment) and the activity trigger levels;

(v)	the latest date on which, in the event that SITA SC and/or SITA INC, as applicable, do not amend or revise their Quarterly Network Activity Forecast pursuant to clause 16.2, the Recognisable Cost would be incurred by Equant (the “Commitment Date”);

(vi)	alternative methods and strategies for limiting the exposure and amount of SITA SC and/or SITA INC, as applicable, to Recognisable Costs together with the date on which such alternative method or strategy must be implemented in order to limit the exposure and amount of SITA SC and/or SITA INC, as applicable, to Recognisable Costs (the “Alternative Commitment Date”),

(the “Evaluation Paper”).

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(d)	Within twenty (20) calendar days following the receipt of a Quarterly Network Activity Forecast, Equant shall also provide an Evaluation Paper to SITA SC and/or SITA INC, as applicable, in respect of any Recognisable Costs identified in connection with the previous four (4) Quarterly Network Activity Forecasts provided by SITA SC and/or SITA INC, as applicable.

(e)	Within twenty (20) calendar days following receipt of an Evaluation Paper, SITA SC and/or SITA INC, as applicable, shall provide a written response to Equant with respect to the Recognisable Costs identified within the Evaluation Paper and the Parties shall reasonably agree, the identification of any cost or expense in order to accommodate the Quarterly Network Activity Forecast as Recognisable Costs. Such agreement on the part of SITA SC and/or SITA INC is subject to the provisions of clause 16.1(g).

(f)	SITA SC and/or SITA INC shall provide Equant reasonable notice if SITA SC and/or SITA INC, as applicable, accepts an alternative strategy to limit exposure to Recognisable Costs proposed by Equant, or amends, edits or provides new or revised versions of the Quarterly Network Activity Forecast with respect to a Recognisable Cost (a “Revised Forecast”). Equant shall then (within a reasonable time) evaluate the Revised Forecast and provide SITA SC and/or SITA INC, as applicable, with an Evaluation Paper setting out changes, if any, in respect of Recognisable Costs with respect to the revised portion of such Revised Forecast.

(g)	Equant shall obtain the written authorisation of SITA SC and/or SITA INC, if applicable, such authorisation to be obtained on either the Commitment Date or the Alternative Commitment Date prior to incurring any Recognisable Costs.

(h)	Equant shall identify any aspect of the Quarterly Network Activity Forecast that it deems to require a SITA specific investment or investment being made solely on behalf of SITA SC and/or SITA INC. In the event that Equant elects not to make such investment itself, such investment shall be escalated to the Network Planning Committee for consideration of potential funding by SITA SC and/or SITA INC, as applicable.

(i)	If the Achieved Activity is greater than the Network Forecast, the Parties shall mutually agree the appropriate treatment of any costs that might be associated with such over-performance.

16.2.	Mitigation of Recognisable Costs

(a)	SITA SC and/or SITA INC, as applicable, shall retain the right to amend, edit or provide new or revised versions of the Quarterly Network Activity Forecast with respect to the Recognisable Cost from the respective Forecast Date until and including the later of either (i) the Commitment Date or (ii) the Alternative Commitment Date.

(b)	If at any time on or after a Commitment Date or Alternative Commitment Date, it is brought to the actual knowledge of SITA SC and/or SITA INC, as applicable, that the Achieved Activity will be less than the Quarterly Network Activity Forecast Value, SITA

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SC and/or SITA INC, as applicable, shall promptly notify Equant and Equant shall use commercially reasonable efforts to minimise any resulting Recognisable Costs.

16.3.	Payments in respect of Recognisable Costs

(a)	The monthly amount payable by SITA SC and/or SITA INC, as applicable, from the date on which the Recognisable Costs occur and for a maximum period of twelve (12) calendar months, the “Recognisable Cost Payment” for each month of the Duration to Equant shall be equal to:

[*]

(c)	Equant shall use commercially reasonable efforts to assist SITA SC and/or SITA INC in the minimisation of the Recognisable Costs by absorbing such costs through its other channels.

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16.4.	Payment and semi-annual summaries

(a)	At the same time as it provides the invoice noted below, Equant shall at, the end of each half Contract Year, provide SITA SC and/or SITA INC, as applicable, a consolidated summary and review of the Recognisable Costs incurred throughout that Contract Year.

(b)	Equant shall invoice SITA SC and/or SITA INC, as applicable, at the end of each month for any Recognisable Costs incurred by Equant throughout that Contract Year in accordance with the procedure set out under clause 18. This invoice shall include all appropriate parameters, calculations, and supporting documentation relevant to the invoiced charges.

16.5.	Minimum Revenue Commitment

The value of the Minimum Revenue Commitment shall be reduced by the value of any Recognisable Cost Payment paid by SITA SC and/or SITA INC, as applicable, to Equant during the appropriate Contract Year.

16.6.	Limitation on liability

(a)	SITA SC and/or SITA INC, as applicable, shall not be required to make Recognisable Cost Payments in respect of a Recognisable Cost where:

(i)	Equant have failed to identify such Recognisable Cost to SITA SC and/or SITA INC in an Evaluation Paper; and/or

(ii)	Equant have incurred such Recognisable Cost without the prior written authorisation of SITA SC and/or SITA INC, as applicable.

(b)	This clause sets out the sole rights of Equant with respect to its right of reimbursement of costs incurred as a result of any deviation between the Achieved Activity and the related Quarterly Network Activity Value.

17.	RELIANCE ON HISTORICAL DATA

(a)	The Parties hereby acknowledge and agree that the Network Activity Forecasts provided by SITA SC and/or SITA INC, as applicable are based in part on the accuracy and completeness of the historical data provided by Equant to SITA SC and/or SITA INC, as applicable, pursuant to clause 15.1(d) (the “Historical Data”). SITA SC and/or SITA INC, as applicable, shall retain the right to initiate Dispute Resolution Proceedings with respect to the accuracy and completeness of all or any part of the Historical Data. Save to the extent that such Historical Data was created prior to the Effective Date (where, for the avoidance of doubt, Historical Data provided to SITA SC and/or SITA INC after the date which is eighteen calendar months (18) after the Effective Date shall be wholly created or generated by Equant after the Effective Date), in the event that all or any part of the Historical Data is found to be either materially incomplete or inaccurate pursuant to the Dispute Resolution Process then:

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(i)	SITA SC and/or SITA INC, as applicable, shall not be required to make payments in respect of related Recognisable Costs to the extent such Recognisable Costs were incurred as a result of such material inaccuracy or incompleteness; and

(ii)	any other adjustments to the Service Charges or volume as agreed between the Parties shall be implemented.

18.	INVOICING AND PAYMENT

18.1.	Invoicing

(a)	Equant shall invoice the Service Charges to SITA SC (or such other SITA Group Company as set out in clause 9.2) for the Services rendered by Equant, along with other amounts payable under this Agreement:

(i)	in respect of each calendar month in arrears;

(ii)	in US Dollars, unless the Parties agree on a case by case basis that specific invoices will be rendered in a currency other than US Dollars;

(iii)	unless otherwise agreed by the Parties, in both hard copy and electronic format;

(iv)	not later than the twenty-fourth day of each calendar month in respect of the invoiced period; and

(v)	in respect of any periodic Service Charges, on a calendar month basis in arrears and apportioned on a day to day basis for any partial month usage in accordance with the Cutover and Termination Rules set out in Schedule B (‘Price Books’), Part II.

(b)	Each invoice, together with the Billing Information, SITA Mediation Files, Reconciliation Report and Detailed Billing Information relating to the invoiced period shall be delivered to the SITA SC Representative and/or the SITA INC Representative, as applicable, in accordance with the Billing Mediation Service Level.

(c)	For the purposes of this clause 18, delivery by Equant to SITA SC and/or SITA INC, as applicable, of the SITA Mediation Files, and the Detailed Billing Information shall be satisfied by the provision of electronic (read-only) access to such information by Equant to SITA SC and/or SITA INC, as applicable.

18.2.	Amendments to Billed Entities

(a)	Subject to clause 18.2(b) and clause 6.3, if SITA SC and/or SITA INC, as applicable, in accordance with clause 9.2 above, requests Equant to amend, alter or change the Billed Entities:

(i)	SITA SC and/or SITA INC shall provide Equant reasonably detailed specifications for the requested amendment, alteration or change;

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(ii)	Equant shall notify SITA SC and/or SITA INC, as appropriate, in respect of the period of time in which such amendment, alteration or change can be implemented during the normal course of business and whether Equant will incur a material cost in the implementation thereof;

(iii)	if no material cost will be incurred by Equant in making the requested amendment, alteration, or change and the time specified by Equant as being required to implement the requested amendment, alteration, or change in the normal course of business is confirmed in writing by SITA SC and or SITA INC as being acceptable to SITA SC and/or SITA INC, as applicable, then Equant shall implement such changes (using commercially reasonable efforts to do so within the specified time);

(iv)	if the time specified by Equant as being required to implement the requested amendment, alteration, or change in the normal course of business is not acceptable to SITA SC and/or SITA INC, as applicable, then the Parties shall discuss and attempt to agree (any such agreement to be confirmed in writing by the Parties) either revised specifications that Equant can implement in the normal course of business in the period of time requested by SITA SC and/or SITA INC, as applicable, or for SITA SC and/or SITA INC, as applicable, to reimburse Equant’s expenses in expediting the requested amendment, alteration, or change; and

(v)	if a material cost will be incurred by Equant in making the requested amendment, alteration, or change, the Parties shall discuss and attempt to agree (any such agreement to be confirmed in writing by the Parties) either revised specifications that Equant can implement without incurring material cost (or with incurring lesser material cost) or for SITA SC and/or SITA INC to reimburse Equant’s expenses in implementing the requested amendment, alteration, or change.

(b)	Subject to clause 18.2(c) and clause 6.3, the Parties agree that where any amendments, alterations or changes to the Billed Entities, Billing Entities and/or Remitting Entities are requested by SITA SC and/or SITA INC at any time during the initial twelve (12) months of this Agreement, such requests shall be implemented by Equant as soon as reasonably possible at no cost, charge or expense to either SITA SC and/or SITA INC.

(c)	Subject to clause 6.3, in the event that a request by SITA SC and/or SITA INC, as appropriate, is made in respect of an amendment, alteration or change to a Billing Entity, Billed Entity or Remitting Entity during the initial twelve (12) months of this agreement and such amendment, alteration or change will result in a material cost to Equant that is attributable to the development of billing procedures and/or systems which are primarily for the use of SITA SC and/or SITA INC, then the respective Parties will comply with the provisions of clause 18.2(a)(v).

(d)	Subject to clause 6.3, in the event that a Transfer pursuant to and in accordance with the terms and conditions of the Transition and Management Agreement results in an

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amendment, alteration or change to a Billing Entity, Billed Entity or Remitting Entity neither Equant, SITA SC, SITA INC or any of the SITA Group Companies shall be liable to pay any amounts, costs or expenses to any other Party as a result of an amendment, alteration or change to a Billing Entity, Billed Entity or Remitting Entity arising as a result of such Transfer.

18.3.	Invoice Content and Format

Each invoice shall be in the format substantially specified in Schedule S, or as Equant and SITA SC (in respect of itself and invoices rendered to the SITA Group Companies, including SITA SC while SITA SC is Controlled by the SITA INC Foundation) and/or SITA INC (if SITA INC is no longer Controlled by the SITA INC Foundation) otherwise reasonably agree in writing.

18.4.	Detailed Billing Files and Mediation Data

(a)	Each invoice shall comply with the terms of the Billing Mediation Service Level and shall be accompanied by:

(i)	reports and files setting out [*] billing information [*]);

(ii)	electronic (read only) access to the SITA Mediation Files;

(iii)	subject to clause 18.4(b), a statement reconciling the activity billed to SITA SC or SITA INC, as appropriate, with the activity recorded in the SITA Mediation Files (the “Reconciliation Report”) in respect of the period invoiced; and

(iv)	electronic (read only) access to detailed billing information on both a global and per country basis on a level of granularity that will allow SITA SC and/or SITA INC to identify and verify levels of activity in respect of [*]).

(b)	The Parties understand that as of the Effective Date Equant does not have the capability to deliver a full and complete Reconciliation Report. Accordingly, the Parties agree that upon Equant’s failure to deliver a full and complete Reconciliation Report in accordance with the provisions of clause 18.4(a) for any invoiced period within the period commencing from the Effective Date and terminating six (6) calendar months thereafter:

(i)	subject to clause 18.4(b)(iii) below, such Reconciliation Report shall be considered complete and accurate for the purposes of this clause 18;

(ii)	Equant shall deliver a full and complete Reconciliation Report in respect of each invoiced period to SITA SC and/or SITA INC, as appropriate, as soon as reasonably practicable and in any event within six (6) months from the Effective Date; and

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(iii)	SITA SC and SITA INC shall hold the right to raise a dispute in respect of the Reconciliation Report relating to each such invoiced period for a period of twelve (12) months following the date of receipt of each full and complete Reconciliation Report pursuant to clause 18.4(b)(ii) by either SITA SC and/or SITA INC, as appropriate.

18.5.	Payment Due

(a)	Subject to clause 18.5(b) below, SITA SC and SITA INC shall pay in full all invoices by the last day of the calendar month following the calendar month in which the latest of the invoice, Billing Information, SITA Mediation Files, Reconciliation Report or Detailed Billing Information was received by SITA SC and/or SITA INC, as applicable (the “Due Date”).

(b)	In the event that SITA SC and/or SITA INC believes that a bona fide dispute exists in respect of any amount specified under any invoice rendered by Equant (the “Disputed Amount”) and/or in respect of any information set out under the Billing Information, SITA Mediation Files or Reconciliation Report or Detailed Billing Information (“the Disputed Information”), then:

(i)	SITA SC and/or SITA INC shall promptly notify Equant in writing of the Disputed Amount and/or Disputed Information;

(ii)	within fifteen (15) days following receipt of the SITA SC and/or SITA INC notice pursuant to clause 18.5(b)(i), Equant shall provide written advice (by reference to the SITA Mediation Files or other Network data) that either justifies the Disputed Amount and/or Disputed Information or corrects the Disputed Amount and/or Disputed Information;

(iii)	within fifteen (15) days after the receipt of such Equant written advice, SITA SC and/or SITA INC, as appropriate, shall notify Equant in writing in respect of SITA SC’s and/or SITA INC’s, agreement and acceptance of the written advice provided to SITA SC and/or SITA INC by Equant pursuant to clause 18.5(b)(ii);

(iv)	following either:

(A)	failure on the part of Equant to provide written notice pursuant to clause 18.5(b)(ii) justifying the Disputed Amount and/or Disputed Information within fifteen (15) days (or other period of time as the relevant Parties may agree in writing); or

(B)	delivery of written notification by either SITA SC and/or SITA INC to Equant of non-acceptance of Equant’s justification pursuant to clause 18.5(b)(ii),

then SITA SC and/or SITA INC may withhold payment of any remaining Disputed Amount (regardless of whether such amounts may have been

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previously paid) and either of the relevant Parties may initiate dispute resolution procedures in accordance with clause 29; and

(v)	subject to:

(A)	the provision of written notification by SITA SC and/or SITA INC to Equant pursuant to clause 18.5(b)(iii) confirming agreement with Equant’s written advice provided to SITA SC and/or SITA INC pursuant to clause 18.5(b)(ii); and

(B)	the provisions of clause 18.5(b)(iv),

if the written advice provided by Equant to SITA SC and/or SITA INC corrects or amends the Disputed Amount, such correction shall be reflected either:

I)	on the invoice for the invoiced period during which the date on which such written advice is received by SITA SC and/or SITA INC and the amount payable by SITA SC and/or SITA INC in respect of such correction (if any) shall become due and payable as if such amount had initially been rendered on that invoice; or

II)	on a credit note issued by Equant to SITA SC and/or SITA INC, as appropriate, prior to the date on which the invoice for the invoiced period during which the written advice is received by SITA SC and/or SITA INC.

(c)	SITA SC and/or SITA INC, as appropriate, shall hold the right to raise a dispute in respect of any invoice, Billing Information, SITA Mediation File, Reconciliation Report or Detailed Billing Information, within twelve (12) calendar months following the date of receipt by SITA SC and/or SITA INC, as appropriate, of such invoice, Billing Information, SITA Mediation File, Reconciliation Report or Detailed Billing Information. If after such twelve (12) month period SITA SC and/or SITA INC, as appropriate, has not provided written notice in accordance with clause 18.5(b)(i), such invoice, Billing Information, SITA Mediation File, Reconciliation Report or Detailed Billing Information shall be deemed correct.

18.6.	Pass Through Expenses

(a)	Tail Circuits

(i)	Equant shall invoice SITA SC and/or SITA INC, as applicable, for an amount equal to [*] of the amount (net of any discounts) invoiced by Equant to SITA SC and/or SITA INC, as applicable, with respect to any Tail Circuits procured and managed by Equant on behalf of SITA SC and/or SITA INC on a calendar month basis in arrears (the “Monthly Management Fee”) in accordance with the provisions of this clause 18.

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(ii)	In addition to the Management Fee, SITA SC and/or SITA INC may agree to contribute to any development costs incurred by Equant with respect to Tail Circuit Service Levels provided that such development costs are incurred by Equant for the sole purpose of satisfying requirements specific to SITA SC and/or SITA INC. Such requirements shall be functionalities that both (A) provide non-standard services based on services in the market and (B) will not be made available, either in whole or in part, to any other customers of Equant or distributors directly but may be used for Equant’s internal use. Such developments will be subject to the formal financial approval of SITA SC and/or SITA INC and will be recovered through a monthly development contribution fee [*] (the “Monthly Development Contribution Fee”). Operating costs and expenses associated with these developments (other than depreciation) will not give rise to a specific charge but will be covered by the Management Fee.

(iii)	In the event that the total of the Monthly Management Fees together with the Monthly Development Contribution Fee paid or payable by SITA SC and SITA INC with respect to a Contract Year are less [*] (the “Minimum Management Fee”), then SITA SC and/or SITA INC, as applicable, shall promptly pay Equant the difference between [*] and the total Monthly Management Fees for such Contract Year following the completion of such Contract Year.

(iv)	If the developments result in cost savings that allow Equant to provide Tail Circuits to SITA SC, SITA INC and the SITA Group Companies for less than the Minimum Management Fee during a Contract Year, then Equant shall provide such savings to SITA SC and/or SITA INC. SITA SC and SITA INC shall have the right to audit and review such developments and related costs to determine whether such savings should be provided to them by Equant.

(v)	Equant shall invoice SITA SC and/or SITA INC, as applicable, for an amount equal to [*] for Tail Circuits during the preceding quarter. Such advance shall be rounded to the nearest [*] and shall be adjusted quarterly. The Parties shall review each year the amount of the advance as a percentage of the average monthly charge for Tail Circuits and reasonably agree adjustments, if any, required to maintain cash flow neutrality for each of the Parties.

(vi)	All payments made by SITA SC and SITA INC to Equant shall be in US Dollars. Any required conversions shall be shown on the applicable invoice and will be based on a rate as at the last day of the month prior to the month of the invoice, such rate to be agreed between the Parties concerned.

(b)	Other Pass Through Expenses

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(i)	Unless otherwise agreed by the Parties (acting in their sole and absolute discretion), all Pass-Through Expenses other than Tail Circuits shall be invoiced directly to SITA SC, SITA INC, or the SITA Group Company concerned, as appropriate, on a calendar month basis in arrears and based on invoices received by Equant from the third party provider of the Pass Through Expenses.

(ii)	The Parties shall periodically review the level of all Pass Through Expenses other than Tail Circuits. If any such Pass Through Expenses reach a material level over a Contract Year, the Parties shall reasonably agree a mechanism (including a management fee and some level of payment in advance) that achieves cash flow neutrality for each of the Parties.

18.7.	Interest

(a)	Amounts not paid by Equant, SITA SC or SITA INC by the Due Date that are not subject to a bona fide dispute shall accrue interest at the rate of one per cent (1%) above the U. S. Dollar three (3) month London Interbank Offer Rate (LIBOR) appearing on the Reuters Screen LIBOR 01 Page as of 11.00 a.m., London Time, and which shall be determined on the Effective Date and thereafter at the last day of each calendar year.

(b)	Interest on Disputed Amounts that are not paid by Equant, SITA SC or SITA INC by the Due Date or on amounts that are found to be owing by Equant to SITA SC and/or SITA INC pursuant to procedures set out under either clause 18.5(b) or clause 29 shall apply as follows:

(i)	amounts that are determined by the dispute resolution process not to be owed by the Party raising the dispute shall not accrue interest for any period whatsoever; and

(ii)	amounts that are determined by the dispute resolution process to be owed by the Party raising the dispute shall accrue interest at the rate specified in clause 18.7(a) that is applicable to the calendar year in which the Due Date fell, with effect from and including the Due Date until but not including the date of actual receipt of payment.

18.8.	Right of Set-Off

(a)	Following service of five Business Days’ written notice, SITA SC and/or SITA INC, as appropriate, shall be entitled to exercise the right to set-off any amount payable by Equant to SITA SC and/or SITA INC, as appropriate, under this Agreement, or the Transition and Management Agreement from any amount due to Equant from SITA SC or SITA INC, as appropriate, under this Agreement or the Transition and Management Agreement.

(b)	Following service of five Business Days’ written notice, Equant shall be entitled to exercise the right to set-off any amount payable by SITA SC and/or SITA INC, as appropriate, under this Agreement or the Transition and Management Agreement from

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any amount due to SITA SC and/or SITA INC, as appropriate, under this Agreement or the Transition and Management Agreement.

(c)	Except as otherwise agreed, no Party shall be entitled to exercise the right to set-off any amount alleged to be payable by one Party (the “Invoiced Party”) to another Party (the ‘Invoicing Party’) in respect of any amount due to the Invoiced Party from the Invoicing Party under any contract between such Parties other than under this Agreement, the Strategic Relationship Umbrella Agreement or the Transition and Management Agreement.

(d)	Following service of five Business Days’ written notice, Equant and SITA SC and/or SITA INC shall be entitled to exercise the right to set-off an amount equivalent to a maximum of three (3) months Service Charges against any amounts that form the subject of the Dispute Resolution Procedures as a result of any right, power or remedy provided by law or under this Agreement, the Strategic Umbrella Relationship Agreement or the Transition and Management Agreement.

(e)	This clause 18.8 is intended to give rights in contract only and is not intended to constitute, create or give rise to any security interest or charge of any kind over any asset of any Party. If and to the extent that any right conferred under this clause would, notwithstanding the foregoing sentence, constitute, create or give rise to any security interest or charge, such right shall be of no effect.

19.	SITA SC AND SITA INC RESPONSIBILITIES

19.1.	SITA SC Representative and SITA INC Representative

(a)	SITA SC shall designate one individual to whom all Equant’s communications concerning this Agreement may be addressed (the ‘SITA SC Representative’). The SITA SC Representative shall:

(i)	hold overall managerial responsibility for SITA SC’s duties and obligations under this Agreement and (within SITA SC’s generally applicable corporate governance directives in respect of the management level approval required to make certain financial commitments) SITA SC shall grant to the SITA SC Representative full authority and power to make decisions with respect to actions to be taken by SITA SC in the ordinary course of day-to-day management of this Agreement;

(ii)	act as SITA SC’s primary liaison with Equant’s Project Executive;

(iii)	be granted direct access to SITA SC’s key decision makers; and

(iv)	be provided by SITA SC with all of the experience, expertise and resources of SITA SC required in order fully to execute and perform the role, responsibilities and duties of the SITA SC Representative.

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(b)	SITA INC shall designate one individual to whom all Equant’s communications concerning this Agreement may be addressed (the ‘SITA INC Representative’). The SITA INC Representative shall:

(i)	hold overall managerial responsibility for SITA INC’s duties and obligations under this Agreement and (within SITA INC’s generally applicable corporate governance directives in respect of the management level approval required to make certain financial commitments) SITA INC shall grant to the SITA INC Representative full authority and power to make decisions with respect to actions to be taken by SITA INC in the ordinary course of day-to-day management of this Agreement;

(ii)	act as SITA INC’s primary liaison with Equant’s Project Executive;

(iii)	be granted direct access to SITA INC’s key decision makers; and

(iv)	be provided by SITA INC with all of the experience, expertise and resources of SITA INC required fully to execute and perform the role, responsibilities and duties of the SITA INC Representative.

19.2.	Co-operation; Specific Obligations

(a)	SITA SC and SITA INC shall cooperate with Equant by:

(i)	making available, as reasonably requested by Equant, management decisions, business information, approvals and acceptances of SITA SC and/or SITA INC (as applicable) so that Equant may accomplish its obligations and responsibilities under this Agreement; and

(ii)	providing to the Equant Project Executive reasonable access to SITA SC’s and SITA INC’s senior managerial and technical personnel, engineers, designers and equivalent personnel and to SITA SC’s network management records and information.

(b)	SITA SC and/or SITA INC, as appropriate, will:

(i)	provide reasonable documentation and assistance to Equant to assist Equant in providing the Network Services in each Country;

(ii)	not knowingly itself use the Network for any unlawful purposes, and shall in its customer contracts executed or renewed six (6) months or more after the Effective Date impose a similar obligation on its customers;

(iii)	not knowingly itself introduce a virus onto the Network, and shall in its customer contracts executed or renewed six (6) months or more after the Effective Date impose a similar obligation on its customers;

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(iv)	not knowingly itself publish, transmit, distribute or download any illegal, pornographic, defamatory, obscene or indecent material on the Network, and shall in its customer contracts executed or renewed six (6) months or more after the Effective Date impose a similar obligation on its customers;

(v)	not itself obtain or attempt to obtain access to unauthorised parts of the Network, and shall in its customer contracts executed or renewed six (6) months or more after the Effective Date impose a similar obligation on its customers; and

(vi)	allow Equant reasonable access to any SITA SC, SITA Group Company or SITA INC facilities as may be necessary for Equant to perform the Services.

19.3.	Failure to Perform

(a)	In the event that Equant is unable to perform any of its obligations under this Agreement, including failure to meet Service Levels, as a result of any breach of SITA SC or SITA INC, as applicable, to perform their respective obligations under this Agreement, Equant shall only be entitled to rely upon such SITA SC or SITA INC breach as relieving Equant from performance of any of its obligations:

(i)	if Equant shall have notified SITA SC and/or SITA INC promptly in writing after such SITA SC or SITA INC breach came to Equant’s attention, such notice setting out in reasonable detail the nature of such breach; and

(ii)	to the extent that such breach by SITA SC and/or SITA INC, as applicable, precludes, delays, or restricts performance by Equant of its obligations under this Agreement.

(b)	To the extent that Equant incurs additional costs in performing its obligations under this Agreement which are caused by SITA SC’s or SITA INC’s failure to perform its responsibilities, SITA SC and/or SITA INC, as appropriate, shall reimburse such costs.

(c)	To the extent that SITA SC and/or SITA INC incur additional costs in performing their obligations under this Agreement which are caused by Equant’s failure to perform its responsibilities, Equant shall reimburse such costs.

20.	EQUANT RESPONSIBILITIES

20.1.	Other Equant Obligations to SITA SC and/or SITA INC

(a)	Equant shall provide SITA SC and SITA INC with the Reports in the format and at the frequency specified in Schedule G (‘Reports’) and read-only access to the same database that Equant uses with respect to Network topography and points of presence.

(b)	Equant shall provide all necessary operational and financial Network-related information required by SITA SC or SITA INC in respect of their respective businesses. Equant and SITA SC and/or SITA INC shall reasonably agree the nature of this information, but will always be subject to Equant’s obligations, based on the advice of legal counsel, under

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applicable corporate and securities Laws as a listed company with respect to non-public information; provided that Equant shall take all actions to the extent permitted under such Laws to release to SITA SC (and/or to SITA INC, as applicable) as much of such information as possible.

(c)	Equant shall make available appropriate senior network managers designated by Equant to attend and support, when reasonable and necessary, SITA SC’s operational review meetings, and meetings of its board of directors and any subcommittees thereof. Equant shall take such follow up actions agreed by Equant and SITA SC resulting from these meetings. SITA SC shall provide written notice pursuant to clause 30.2 of such meetings at least seven (7) days in advance of such meetings. Attendance of Equant personnel at such meetings shall normally be in person unless SITA SC consents to an alternative method (eg, videoconference) of participation; provided, however, that SITA SC shall not unreasonably withhold, condition or delay such consent. If SITA SC requires the physical presence of any individual at a location on a continent other than the continent where such individual is normally based, then the Parties shall pay the travel expenses of such individual as follows:

(i)	Equant shall bear the travel expenses for up to a total of twelve (12) such intercontinental trips for such individuals during each calendar year; and

(ii)	SITA SC shall reimburse (or arrange for the direct payment of) the travel expenses of all intercontinental trips for such individuals in excess of twelve (12) during each calendar year. SITA SC shall reimburse such travel expenses in accordance with Equant’s then-current corporate travel policy.

(d)	Equant shall provide resources in order to support SITA SC’s and SITA INC’s internal network needs as well as its standard and specific customer requirements, including specific products (subject to clause 4), geographic coverage (subject to clause 5.1, clause 5.2 and clause 5.3), outsourced networks, customised solutions and access to specialist functions (eg, product management and development, product marketing, engineering, and customer support activities). Reimbursement of the cost for (if any), or payment of Service Charges relating to (if any), such resources shall be as set out in the Price Books.

20.2.	Equant Project Executive

Equant shall designate one individual to whom all SITA SC’s and SITA INC’s communications concerning this Agreement may be addressed (the ‘Equant Project Executive’), without prejudice to the SITA Group Companies’ access to the dedicated strategic partnership unit, and additional communications channels and ad hoc contacts between the Parties at an operational level pursuant to clause 6 of the Strategic Relationship Umbrella Agreement. The Equant Project Executive shall:

(a)	hold overall managerial responsibility for Equant’s duties and obligations under this Agreement and (within Equant’s generally applicable corporate governance directives in respect of the management level approval required to make certain financial commitments) Equant shall grant to the Equant Project Executive full authority and

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power to make decisions with respect to actions to be taken by Equant in the ordinary course of day-to-day management of this Agreement;

(b)	act as Equant’s primary liaison with the SITA SC Representative and with the SITA INC Representative;

(c)	be granted direct access to Equant’s key decision makers; and

(d)	be provided by Equant with all the experience, expertise and resources of Equant required in order fully to execute and perform the role, responsibilities and duties of the Equant Project Executive.

20.3.	Co-operation

Equant shall co-operate with SITA SC and SITA INC by:

(a)	making available, as reasonably requested by SITA SC and/or SITA INC, management decisions, business information, approvals and acceptances to assist SITA SC and/or SITA INC to accomplish its obligations and responsibilities under this Agreement; and

(b)	providing the SITA SC Representative and SITA INC Representative reasonable access to Equant’s senior management and technical personnel, engineers, designers and equivalent personnel and to Equant’s Network management records and information.

21.	AUDITS AND RECORD KEEPING

21.1.	SITA SC and SITA INC Audit Rights

(a)	SITA SC and SITA INC shall have the right to perform a multi-Country audit of Equant no more frequently than once every twelve (12) months during the Term. SITA SC and SITA INC may conduct such audits only for the following purposes:

(i)	to audit and inspect the use of any equipment or Software licensed or leased to SITA SC or SITA INC by a third party and used by or on behalf of Equant;

(ii)	to verify that the Services are being provided in accordance with the Service Levels;

(iii)	to verify the validity of the Service Charges and Pass-Through Expenses;

(iv)	to audit the validity and accuracy of the cost calculations supporting the establishment of prices for Standard Cost Services;

(v)	to audit Recognisable Costs and Recognisable Cost Payments and to audit Equant’s growth forecasts for all other sales channels in respect of each situation or area in respect of which any Recognisable Cost could be incurred.

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(b)	In addition, SITA SC and SITA INC may perform one audit in each Country, and one audit at the central level, no more frequently than once every three (3) months during the Term, but with no more than fifteen (15) such audits during any consecutive three (3) month period. SITA SC and SITA INC may conduct such audits only for the purpose of verifying the validity of Pass Through Expenses (including those related to tail circuits).

(c)	In performing such audits, SITA SC and SITA INC must appoint Audit Representatives to conduct such audits. SITA SC and SITA INC must obtain from its Audit Representatives (both from the relevant accounting firm and from the individuals actually performing such audits) a non-disclosure agreement imposing the confidentiality obligations imposed on SITA SC and SITA INC by clause 22 hereof in a form reasonably acceptable to Equant. Such Audit Representatives must undertake such audits in a manner that imposes the minimum disruption possible on Equant’s business, including by (a) conducting such audits during normal business hours on Equant’s premises, and (b) if SITA INC is Controlled by the SITA INC Foundation, SITA SC and SITA INC conducting such audits at the same time. SITA SC and SITA INC must give Equant reasonable prior written notice of such audits (which shall normally be no less than thirty (30) days, unless otherwise agreed in writing).

21.2.	Equant Audit Rights

Equant shall have the right to perform audits of SITA SC and SITA INC no more frequently than once every twelve (12) months during the Term. Equant may conduct audits only (a) to verify the financial ratios set out in clause 7 in respect of SITA INC usage of Network Services provided by a provider other than Equant and (b) to verify that any Exception Priced Services negotiated by Equant and SITA SC and/or SITA INC is being applied only to the relevant customer. In performing such audits, Equant must appoint Audit Representatives to conduct such audits. Equant must obtain from its Audit Representatives (both from the relevant accounting firm and from the individuals actually performing such audits) a non-disclosure agreement imposing the confidentiality obligations imposed on Equant by clause 22 hereof in a form reasonably acceptable to SITA SC and SITA INC. Such Audit Representatives must undertake such audits in a manner that imposes the minimum disruption possible on SITA SC’s and/or SITA INC’s business, as applicable, including by conducting such audits during normal business hours on SITA SC’s and SITA INC’s premises. Equant must give SITA SC and/or SITA INC, as applicable, reasonable prior written notice of such audits (which shall normally be no less than thirty (30) days, unless otherwise agreed in writing).

21.3.	Cooperation with Audit Representatives

(a)	Each Party will give the other Party’s Audit Representatives such access to its facilities and records as is reasonably necessary to perform audits in accordance with this clause 21 at all reasonable times and on reasonable notice.

(b)	Each Party will co-operate with the Audit Representatives of the other Party by giving reasonable access, at its own expense, to its management and accounting personnel during normal business hours for such Audit representatives efficiently to conduct their

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duties, including explanation of the relevant Party’s records systems and business procedures.

21.4.	Costs

Each Party conducting an audit will pay the professional fees, Pass-Through Expenses, direct cost reimbursements and other disbursements involved in retaining its own Audit Representatives. Each Party conducting an audit, or being audited, will bear its own internal costs that are incurred in conjunction with such an audit.

22.	CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

22.1.	Confidentiality of Agreement

Except as provided in clause 22.5, no Party shall disclose to any third Party, this Agreement, the Strategic Relationship Umbrella Agreement, the Transition and Management Agreement or the Account Management Agreement, or any of the terms and conditions or other provisions contained in any of them (including any schedules or other attachments to any of them) except:

(a)	with the prior written consent of all of the other Parties;

(b)	only as required by applicable Law and then only to the extent required by such Law; or

(c)	pursuant to procedures specified in this Agreement.

22.2.	Public Announcements

Except as provided under clause 22.5, no Party shall make any public announcement with respect to this Agreement, the Strategic Relationship Umbrella Agreement, the Transition and Management Agreement, or the Account Management Agreement, or the strategic relationship of the Parties without the prior Consent of all of the other Parties, provided that either Party (or, in the case of SITA SC, a SITA Group Company) may name the other as a customer or supplier, as applicable, and disclose the general nature of the overall arrangement between the Parties under such agreements. A “public announcement” under this clause 22.2 does not include internal communications within Equant (including Network Staff) and SITA SC (or the applicable SITA Group Company) and/or SITA INC.

22.3.	Protection of Confidential Information

Except as provided under clause 22.5, each Party shall, and shall cause its Affiliates and its and its Affiliates’ respective directors, officers, employees, contractors, consultants, advisors and agents to:

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(a)	keep confidential all Confidential Information given by one Party (the ‘Disclosing Party’) to another Party (the ‘Recipient’) or otherwise obtained pursuant to this Agreement by the Recipient, using at least the same level of care that the Recipient uses or affords to its own Confidential Information but in no event less than a reasonable degree of care, including maintaining reasonable security practices against any unauthorised copying, use, disclosure, access, damage or destruction of the Confidential Information;

(b)	not (except as expressly permitted) disclose any of the Confidential Information, make copies of material containing the Confidential Information or otherwise use the Confidential Information except as permitted under clause 22.4;

(c)	safeguard the Confidential Information and comply with any requirements specified by the Disclosing Party from time to time;

(d)	promptly notify the Disclosing Party if the Recipient reasonably believes or knows of any unauthorised access, copying, use or disclosure in any form or if the Recipient is required by Law to disclose any of the Disclosing Party’s Confidential Information;

(e)	take all reasonable steps to enforce any obligation of confidence imposed or required to be imposed by this Agreement; and

(f)	give all reasonable assistance (including, if necessary, the execution of appropriate documents to assist the Disclosing Party to pursue any legal actions) reasonably required by the Disclosing Party to enforce any obligation of confidence imposed or required to be imposed by this Agreement.

22.4.	Use of Confidential Information

(a)	Except to the extent expressly provided otherwise in this Agreement and Schedule W of this Agreement, the Recipient may only use and copy the Disclosing Party’s Confidential Information to the extent necessary:

(i)	to comply with its obligations under this Agreement;

(ii)	to enable the Recipient to exercise its rights under this Agreement, including obtaining any intended benefits under this Agreement; or

(iii)	to enable the Recipient to comply with any applicable Law.

(b)	Except to the extent expressly provided otherwise in this Agreement and Schedule W of this Agreement, the Recipient shall limit distribution of the Disclosing Party’s Confidential Information solely on a need to know basis to (1) individuals within its organisation (including only its employees, directors and officers, and in the case of Equant, Network Staff who are bound by nondisclosure agreements pursuant to the Transition and Management Agreement) and (2) the Recipient’s professional advisors,

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contractors, Affiliates or business partners who are bound by obligations of confidentiality covering the Disclosing Party’s Confidential Information disclosed to them that are no less protective than the terms and conditions of this clause 22.

22.5.	Exceptions to Obligations of Confidentiality

The burden of proving the existence of an exception to the confidentiality obligations set out in this clause 22.5 shall always be on the Party seeking to avail itself of such exception, including in dispute resolution or court proceedings brought by the Disclosing Party, including where arbitration or court procedural rules would otherwise impose the burden of proof on the Disclosing Party. Nothing in this Agreement prohibits the use or disclosure by the Recipient of any particular Confidential Information of the Disclosing Party by a Party to the extent that:

(a)	the information has become generally available public knowledge other than due to a violation of this Agreement;

(b)	based on the written advice of such Party’s legal counsel, the disclosure is expressly required by Law, but in the event of any such proposed disclosure, such Party required to make such disclosure shall give the Disclosing Party reasonable advance written notice of the disclosure, including specifying the Confidential Information to be disclosed, the content of such disclosure (as it relates to such Confidential Information) and the circumstances necessitating such disclosure. The Recipient will reasonably cooperate with the Disclosing Party in order to minimise the amount of Confidential Information disclosed under this clause 22.5 and, if requested by the Disclosing Party, the Recipient will seek measures protecting such disclosure and protecting against further disclosure or any misuse or misappropriation of such Confidential Information;

(c)	the information has been independently developed by the Party without reference to the Confidential Information of the Disclosing Party;

(d)	the information has been lawfully obtained by the Party from a third party source under no obligation of confidentiality to the Disclosing Party, provided that such third party source itself lawfully obtained the Confidential Information; or

(e)	the Disclosing Party has approved in writing the particular use or disclosure of the Confidential Information.

22.6.	Equitable Relief

The Parties acknowledge that the Disclosing Party will be entitled to equitable relief or appropriate court order(s) against the Recipient (in addition to any other rights available under this Agreement or at Law) from any court of competent jurisdiction for any breach or threatened breach by the Recipient of its obligations under this clause 22.

22.7.	Period of Confidentiality

Each Party’s obligations with respect to Confidential Information disclosed under this Agreement will survive for five (5) years after the date of expiry or termination of this Agreement.

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23.	INTELLECTUAL PROPERTY RIGHTS

Intellectual Property Rights between the Parties are set out in Schedule W (‘Intellectual Property Rights’).

24.	WARRANTIES

24.1.	Representations and Warranties by Equant

Equant represents and warrants at all relevant times that:

(a)	Equant will perform the Services in a professional and diligent manner, in accordance with generally accepted industry standards;

(b)	Equant will commit sufficient resources and suitably qualified, trained and experienced personnel to the performance of this Agreement;

(c)	Equant will perform its obligations under this Agreement with promptness and diligence;

(d)	Equant’s signing, delivery and performance of this Agreement will not:

(i)	violate any relevant judgement, order or decree; or

(ii)	violate, breach, constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice, lapse of time, or both) of, any material contract (A) by which Equant is bound or (B) under which a charge, pledge or lien is created over any of the assets (whether tangible or intangible) owned by Equant;

(e)	Equant has the requisite power and authority to enter into this Agreement and to carry out its obligations as contemplated by this Agreement;

(f)	Equant shall use commercially reasonable efforts to perform its obligations under this Agreement in compliance with all applicable Laws, enactments, orders, regulations and other similar instruments; and

(g)	Equant shall not permit, allow or cause any encumbrance to be created or arise over (i) any assets primarily used in connection with the provision of the Services to the SITA Group Companies or their customers, other than loans or financings entered into in the ordinary course of Equant’s business; (ii) assets funded by SITA SC pursuant to clause 5.3, or (iii) any Intellectual Property Rights owned or leased by SITA SC or any SITA Group Company, or licensed to Equant pursuant to this Agreement.

24.2.	Representations and Warranties by SITA SC

SITA SC represents and warrants at all relevant times that:

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(a)	Those SITA SC personnel working in connection with this Agreement will be suitably qualified, trained and experienced for the performance of SITA SC’s obligations under this Agreement;

(b)	SITA SC will perform its obligations under this Agreement with promptness and diligence;

(c)	SITA SC’s signing, delivery and performance of this Agreement will not:

(i)	violate any relevant judgement, order or decree; or

(ii)	violate, breach, constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice, lapse of time, or both) of, any material contract (A) by which SITA SC is bound or (B) under which a charge, pledge or lien is created over any of the assets (whether tangible or intangible) owned by SITA SC;

(d)	SITA SC has the requisite power and authority to enter into this Agreement and to carry out its obligations as contemplated by this Agreement; and

(e)	SITA SC shall use commercially reasonable efforts to perform its obligations under this Agreement in compliance with all applicable Laws, enactments, orders, regulations and other similar instruments.

24.3.	Representations and Warranties by SITA INC

SITA INC represents and warrants that at all relevant times:

(a)	those SITA INC personnel working in connection with this Agreement will be suitably qualified, trained and experienced for the performance of SITA INC’s obligations under this Agreement;

(b)	SITA INC will perform its obligations under this Agreement with promptness and diligence;

(c)	SITA INC’s signing, delivery and performance of this Agreement will not:

(i)	violate any relevant judgement, order or decree; or

(ii)	violate, breach, constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice, lapse of time, or both) of, any material contract (A) by which SITA INC is bound or (B) under which a charge, pledge or lien is created over any of the assets (whether tangible or intangible) owned by SITA INC;

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(d)	SITA INC has the requisite power and authority to enter into this Agreement and to carry out its obligations as contemplated by this Agreement; and

(e)	SITA INC shall use commercially reasonable efforts to perform its obligations under this Agreement in compliance with all applicable Laws, enactments, orders, regulations and other similar instruments.

24.4.	No Additional Representations and Warranties

Except as otherwise provided for in this Agreement, there are no express or implied warranties, representations, undertakings, or conditions (statutory or otherwise) given by Equant or SITA SC or SITA INC, including the implied warranties of satisfactory performance and fitness for a particular purpose. Nothing in this clause 24.4 shall purport to limit any Party’s liability for fraudulent misrepresentation.

25.	INDEMNITIES

25.1.	Indemnity by Equant

Equant shall indemnify, defend and hold harmless SITA SC, the SITA Group Companies and SITA INC and officers, directors, employees, consultants, contractors, agents, successors and assigns of each of them, from any and all Losses arising from, or in connection with, any of the following:

(a)

(b)	any wilful or deliberate serious and significant breach of Equant; and

(c)	except for Claims for which this Agreement provides that SITA SC and/or SITA INC (as applicable) is to indemnify Equant, any Claim made by a third party (including by a third party (including a customer of Equant) against SITA SC and/or SITA INC (as applicable) arising out of the marketing, offering, provision or delivery (as applicable) by Equant of the Network Services. To the extent that the Claim brought by such third party is determined to arise out of any breach or other actionable cause by SITA SC and/or SITA INC against Equant under this Agreement, nothing in this clause 25.1(c) shall preclude Equant from directly seeking damages from SITA SC and/or SITA INC (as applicable) in such regard subject to the terms and conditions of this Agreement.

25.2.	Indemnity by SITA SC

SITA SC shall indemnify, defend and hold harmless Equant and its officers, directors, employees, consultants, contractors, agents, successors and assigns, from any and all Losses arising from, or in connection with, any of the following:

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(a)

(b)	any wilful or deliberate serious and significant breach by SITA SC; and

(c)	except for Claims for which this Agreement provides that Equant is to indemnify SITA SC, any Claim made by a third party (including a customer of SITA SC or any SITA Group Company, as applicable) against Equant arising out of the marketing, offering, provision or delivery (as applicable) by SITA SC and/or any SITA Group Company (as applicable) of the Network Services. To the extent that the Claim brought by such third party is determined to arise out of any breach or other actionable cause by Equant against SITA SC under this Agreement, nothing in this clause 25.2(c) shall preclude SITA SC from directly seeking damages from Equant in such regard subject to the terms and conditions of this Agreement.

25.3.	Indemnity by SITA INC

SITA INC shall indemnify, defend and hold harmless Equant and its officers, directors, employees, consultants, contractors, agents, successors, and assigns, from any and all Losses arising from, or in connection with any of the following:

(a)	any wilful or deliberate serious and significant breach by SITA INC; and

(b)	except for Claims for which this Agreement provides that Equant is to indemnify SITA INC, any Claim made by a third party (including a customer of SITA INC) against Equant by a third party (including the customers of SITA INC) arising out of the marketing, offering, provision or delivery (as applicable) by SITA INC of the Network Services. To the extent that the Claim brought by such third party is determined to arise out of any breach or other actionable cause by SITA INC against Equant under this Agreement, nothing in this clause 25.3(b) shall preclude SITA INC from directly seeking damages from Equant in such regard subject to the terms and conditions of this Agreement.

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25.4.	Indemnification Procedures

Where this Agreement provides that a Party (the ‘Indemnitor’) is to indemnify, defend or hold harmless (as applicable) the other Party (or, in the case of SITA SC, the applicable SITA Group Company) (the ‘Indemnitee’) against a Claim (other than with respect to a Claim that involves Taxes or a Claim initiated by a Party hereto), the procedures set forth below shall apply. A failure of the Indemnitee to follow such procedures shall not affect the Indemnitor’s obligations under this Agreement; provided that the Indemnitor will be excused from its obligations under this clause 25.4 to the extent that the Indemnitee’s failure materially prejudices the Indemnitor’s ability to defend or settle the Claim.

(a)	The Indemnitee shall notify the Indemnitor in writing and in reasonable detail of a Claim promptly following receipt by the Indemnitee of notice of such Claim. The Indemnitor will reimburse the Indemnitee for the reasonable fees and expenses of the Indemnitee’s counsel for the period between the Indemnitee’s receipt of notice of the Claim until the time, if any, that the Indemnitor assumes control of the defence of such Claim pursuant to clause 25.4(c). As far as reasonably practicable, the Indemnitee will also give the Indemnitor prompt notice of any event which it reasonably believes is likely to give rise to a Claim which the Indemnitor would be obligated to indemnify under this Agreement

(b)	The Indemnitee shall deliver to the Indemnitor promptly following the Indemnitee’s receipt thereof copies of all notices received by the Indemnitee relating to such Claim.

(c)	If the Indemnitor notifies the Indemnitee within a reasonable time that the Indemnitor is assuming the defence of the Claim at the Indemnitor’s expense, the Indemnitee agrees that (i) the Indemnitor will have the exclusive right to defend, investigate, litigate, compromise and settle the Claim (including the selection of attorneys); (ii) the Indemnitor may make any settlement or compromise of any Claim that only involves the payment of money without any requirement to seek Consent from the Indemnitee. The Indemnitor shall make no settlement or compromise of a Claim that could directly or indirectly adversely impact the Indemnitee in any way (including by way of example an admission of liability or a promise of future conduct or of the avoidance of certain conduct), without the Indemnitee’s prior Consent.

(d)	If the Indemnitor assumes the defence of the Claim under clause 25.4(c), the Indemnitee shall, at the request of the Indemnitor, provide the Indemnitor with all reasonable assistance and co-operation for the purpose of contesting any Claim brought against the Indemnitee. The Indemnitor shall promptly reimburse the Indemnitee for the Indemnitee’s reasonable costs of providing such assistance and co-operation.

(e)	If the Indemnitor does not assume the defence of a Claim under clause 25.4(c) within a reasonable time after the Indemnitee has notified the Indemnitor of a Claim under clause 25.4(c), the Indemnitor shall have the right to defend, investigate, litigate, compromise or settle such Claim on behalf of, and for the account of, the Indemnitor if it sends a further written notice to Indemnitor’s General Counsel that it intends to do so and the Indemnitor

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does not notify the Indemnitee that the Indemnitor is assuming the defence of the Claim under clause 25.4(c) within ten (10) days. Except where the Indemnitee retains the defence of the Claim under the preceding sentence, the Indemnitee shall not make any admission with respect to, or agree to settle or compromise, any Claim or take any other action which may be prejudicial to the defence or settlement of any Claim, without the Indemnitor’s prior Consent after disclosure to the Indemnitor of the relevant circumstances.

26.	LIABILITY AND LIMITATION OF LIABILITY

26.1.	Damages

A breaching Party shall be liable to a non-breaching Party only for any direct loss incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in accordance with this Agreement. For the avoidance of doubt, neither Party shall be liable for indirect or consequential loss or damage. Direct loss shall not include any of the following:

(a)	loss of profits, loss of over recovery, loss of business, loss of revenues, loss of goodwill or loss of or failure to make any anticipated savings;

(b)	any losses arising in connection with any claims or other demands brought against a non-breaching Party by any third party pursuant to any commitment to such third party by or on behalf of the non-breaching Party and arising out of any breach of this Agreement; and/or

(c)	indirect or consequential loss or damage.

26.2.	Limitations of Liability

(a)	The Parties do not exclude or limit liability for:

(i)	death or personal injury caused by negligence of a Party, or its employees or sub-contractors;

(ii)	real and tangible property claims caused by the negligence of a Party or its employees or sub-contractors;

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(iii)	any Claim for which a Party must indemnify another Party pursuant to clause 25 of this Agreement;

(iv)	any Party’s failure to claim any invoiced amount validly owing to another Party for its performance under this Agreement (including amounts owed for Services rendered, and not including claims of damages or other liabilities relating owing or alleged to be owing due to a breach of this Agreement);

(v)	fraudulent misrepresentation;

(vi)	any breach of any obligations implied by Section 12 of the Sale of Goods Act 1979 (to the extent not inconsistent with an express warranty set out in this Agreement) or Section 20 of the Supply of Goods and Services Act 1982;

(vii)	any Claim relating to infringement of Intellectual Property Rights;

(viii)	any Claim relating to breach of a Party’s confidentiality obligations as set out in clause 22 of this Agreement;

(ix)	to the extent a limitation is not permitted by Law; or

(x)	wilful or deliberate serious and significant breach.

(b)	Subject to clause 26.2, the maximum liability of any Party for all Claims arising under or in connection with this Agreement, regardless of the form of action (whether in contract, tort or otherwise), shall in no event exceed, in the aggregate, the total Service Charges (not including Pass Through Expenses or other amounts reimbursed on a cost basis) payable by the SITA Group Companies pursuant to this Agreement in respect of the twelve (12) months immediately preceding the date on which the last Claim arises (or, if a claim arises within the initial twelve (12) months after the Effective Date, the total Service Charges payable by the SITA Group Companies to Equant pursuant to this Agreement in respect of such initial twelve (12) months following the Effective Date), reduced by any other damages previously paid by such Party to the other Party under or in connection with this Agreement.

(c)	On and after the date that SITA INC is no longer Controlled by the SITA INC Foundation, the maximum liability of SITA INC or of any other Party in respect of SITA INC for all Claims arising under or in connection with this Agreement, regardless of the form of action (whether in contract, tort or otherwise), shall in no event exceed, in the aggregate, the total Service Charges (not including Pass Through Expenses or other amounts reimbursed on a cost basis) payable by SITA INC pursuant to this Agreement in respect of the twelve (12) months immediately preceding the date on which the last Claim arises (or, if a Claim arises within the initial twelve (12) months after the date that the SITA INC Foundation transferred Control of SITA INC, the total Service Charges payable by the SITA INC to Equant pursuant to this Agreement in respect of such initial twelve (12) months following the date on which the SITA INC Foundation transferred Control of SITA INC), reduced by any other damages previously paid by such Party to the other Party under or in connection with this Agreement.

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(d)	If any Service Credits are paid in respect of any Service Level Default, any damages payable for a direct loss under this clause 26 shall be reduced by the amount of such Service Credits paid.

26.3.	Duty to Mitigate

Each Party shall have a duty to mitigate damages for which another Party is or may be responsible.

27.	TERMINATION

27.1.	Termination for Cause by SITA SC and/or SITA INC

(a)	SITA SC and/or SITA INC may at any time by notice in writing delivered pursuant to clause 30.2 terminate this Agreement from the effective date of such notice pursuant to clause 30.3 if Equant is in material breach of this Agreement in respect of SITA SC and/or SITA INC, respectively, (it being understood that a material breach shall include any repeated failure of Equant to fulfil any obligations under this Agreement, which taken together is material) and:

(i)	if such breach is capable of remedy, Equant has failed to remedy such breach within sixty (60) days from the effective date pursuant to clause 30.3 of a written notice delivered to Equant pursuant to clause 30.2 specifying the breach and requiring its remedy; or

(ii)	the breach is not capable of remedy.

(b)	If circumstances arise which entitle SITA SC and/or SITA INC to terminate this Agreement pursuant to clause 27.1(a), SITA SC and/or SITA INC (as the case may be) may at its option by delivering written notice to Equant pursuant to clause 30.2 reduce the scope of both or either of:

(i)	the Services to be supplied; and/or

(ii)	the Countries in which the Services are to be supplied;

hereunder by termination of all or any part of such of the Services and/or the Countries in which the Services are to be supplied as are affected directly or indirectly by Equant’s material breach. To the extent they are applicable, the Parties shall comply with relevant provisions of clause 27.9 in respect of the terminated Services.

(c)	If SITA SC and/or SITA INC exercise their right set out under clause 27.1(b) and the Service Charges in respect of those Services and Countries would otherwise have contributed to the payment of the Minimum Revenue Commitment, the Minimum Revenue Commitment shall be reduced by the sum equal to the Service Charges that would have been payable had SITA SC or SITA INC not exercised their rights set out under clause 27.1(b).

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27.2.	Termination for Cause by Equant

Equant may by written notice delivered pursuant to clause 30.2 terminate this Agreement with respect to either SITA SC and/or SITA INC if such Party is in material breach of this Agreement (the ‘Defaulting SITA Party’) as from a date twelve (12) months after the effective date of such notice pursuant to clause 30.3 (it being understood that a material breach shall include any repeated failure of such Defaulting SITA Party to fulfill any obligations under this Agreement, which taken together is material) and;

(a)	if such breach is capable of remedy, the Defaulting SITA Party has failed to remedy such breach within sixty (60) days from the effective date pursuant to clause 30.3 of a written notice delivered to the Defaulting SITA Party pursuant to clause 30.2 specifying the breach and requiring its remedy;

(b)	the breach is not capable of remedy; or

(c)	if the Defaulting SITA Party has failed to pay any sums that:

(i)	are alleged to be due and payable by either SITA SC and/or SITA INC;

(ii)	have been invoiced in accordance with the provisions of clause 18;

(iii)	are neither Disputed Amounts nor sums connected with Disputed Information; and

(iv)	in aggregate equals or exceeds the total Service Charges payable by such Defaulting SITA Party in respect of the three (3) most recent Billing Periods immediately preceding the date of Equant’s termination notice within sixty (60) days following the effective date of a written notice delivered pursuant to clause 30 identifying the amount(s) and invoice(s) corresponding to such allegedly unpaid sum(s).

27.3.	Termination for Insolvency

(a)	Without prejudice to any other rights or remedies it may have, a Party may, by giving written notice to the other, terminate its participation in this Agreement (as of a date specified in the notice of termination) if an Insolvency Event has occurred in respect of another Party. An ‘Insolvency Event’ means such Party being unable to pay its debts as they fall due or the taking of any steps by such Party or any other person relating to any of the following:

(i)	the presentation of a petition for winding up of such Party, petition in bankruptcy or similar proceeding seeking its reorganisation liquidation, which petition is not dismissed within twenty eight (28) days;

(ii)	such other Party being the subject of an order, or an effective resolution is passed for winding up the company;

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(iii)	the application for an order or application for the appointment of a receiver (including an administrative receiver), administrator, trustee, liquidator or similar officer in respect of such other Party, which application is not dismissed within twenty-eight (28) days;

(iv)	an execution creditor, encumbrance, receiver (including an administrative receiver) or other similar officer taking possessions of the whole or any substantial part of such other Party’s property or assets;

(v)	such other Party making a composition with its creditors generally or making a general assignment for the benefit of its creditors;

(vi)	the filing of a voluntary petition in bankruptcy or similar proceeding seeking liquidation or the filing of a written admission of its inability to pays its debts as they become due;

(vii)	filing a petition or answer seeking reorganisation or an arrangement with creditors or taking advantage of any bankruptcy or insolvency law;

(viii)	such other Party goes into liquidation ; and

such termination to take effect upon notice in writing to the other Party.

27.4.	Termination for Change of Control

(a)	If Equant is the Affected Party, after following the procedures set out in clause 8.4(a)(i) and clause 8.4(b) of the Strategic Relationship Umbrella Agreement, then SITA SC may, not later than thirty (30) days after the date that such Change of Control occurs or such longer period as it takes to complete the escalation procedures set out in clause 8.4(b) of the Strategic Relationship Umbrella Agreement, deliver a written notice to France Telecom and Equant pursuant to clause 30.2 terminating this Agreement as of a date no earlier than twelve (12) months after the effective date of such notice pursuant to clause 30.3.

(b)	If SITA SC is the Affected Party, after following the procedures set out in clause 8.4(a)(ii) and clause 8.4(b) of the Strategic Relationship Umbrella Agreement, and if France Telecom exercises its rights under clause 9.1(b) of the Strategic Relationship Umbrella Agreement, then Equant shall, not later than thirty (30) days after the date that on which France Telecom exercises such rights, deliver a written notice to SITA SC pursuant to clause 30.2 terminating this Agreement and/or the Strategic Relationship Umbrella Agreement as of a date no earlier than twelve (12) months after the effective date of such notice pursuant to clause 30.3.

27.5.	Termination for Force Majeure

(a)	SITA SC or SITA INC may, if a delay or non-performance of all or part of the Services due to a Force Majeure Event continues for more than ninety (90) days, at its option:

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(i)	terminate the provision of those Services which are delayed or not being performed due to the Force Majeure Event, in whole or in part, with immediate effect upon a written notice delivered to Equant pursuant to clause 30.2; or

(ii)	source substitute Services to replace the Services which are delayed or not being performed due to the Force Majeure Event from a provider other than Equant (or one of its Affiliates) designated by SITA SC or SITA INC, as applicable, as the replacement supplier (the ‘Replacement Supplier’). The Parties will comply with clause 27.9 (to the extent applicable) with respect to the transfer and assumption of the provision of such Services by the Replacement Supplier.

(b)	Notwithstanding any other provision of this Agreement, a Party which exercises its rights under this clause 27.5 shall not be liable to Equant for such action.

(c)	Notwithstanding any other provision of this Agreement, Equant shall not be entitled to receive Service Charges or any other payment in respect of Services that are delayed or not performed due to a Force Majeure Event if such Services are not performed in accordance with the terms of this Agreement. Any fixed charges in the Service Charges shall be adjusted pro-rata to reflect the Services that are delayed or not performed due to the Force Majeure Event.

(d)	If SITA SC or SITA INC agrees to accept Services that have been degraded due to a Force Majeure Event, then the Parties shall negotiate the Service Charges applicable to such degraded Services.

(e)	If the Force Majeure Event causes delay or non-performance of Services and the Service Charges in respect of those Services would otherwise have contributed to the payment of the Minimum Revenue Commitment, the Minimum Revenue Commitment shall be reduced by the sum equal to the Service Charges that would have been payable had the Force Majeure Event not occurred.

27.6.	Accrued Rights

Termination of this Agreement will not affect any accrued rights of either Party.

27.7.	Effect of Termination by a Party

(a)	At any time during which SITA INC is Controlled by the SITA INC Foundation, a termination of this Agreement by SITA SC, SITA INC, or Equant will act as a termination of this Agreement as a whole in respect of all Parties.

(b)	If SITA INC is no longer Controlled by the SITA INC Foundation:

(i)	a termination of this Agreement by SITA SC and/or Equant in respect of each other will not act as a termination of this Agreement in respect of SITA INC and Equant in respect of each other, unless either SITA INC or Equant has also terminated this Agreement in respect of each other; and

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(ii)	a termination of this Agreement by SITA INC and/or Equant in respect of each other will not act as a termination of this Agreement in respect of SITA SC and Equant in respect of each other, unless either SITA SC or Equant has also terminated this Agreement in respect of each other.

(c)	In the event (a) either SITA SC and/or Equant delivers a notice of termination to the other Party pursuant to clause 27, and (b) if the notice of termination is pursuant to clause 27.1 or clause 27.2, the Party in breach has not remedied such breach within the timeframe required by clause 27.1(a)(i), clause 27.2(a) or clause 27.2(c) or such breach is not capable of remedy, then (A) in all cases other than clause 27.2, promptly after delivery of such notice of termination, Equant and SITA SC shall negotiate in good faith appropriate amendment to the commercial arrangements related to each Party’s provision of services under the Transition and Management Agreement; it being understood that such amendments to the Transition and Management Agreement will become effective on the effective date of termination unless otherwise agreed by the Parties; and (B) in the case of clause 27.2, then from the third anniversary after the date of delivery of such notice of termination, Equant and SITA SC shall negotiate in good faith appropriate amendments to each Party’s provision of services under the Transition and Management Agreement; it being understood that such amendments to the Transition and Management Agreement shall become effective on the fourth anniversary of the effective date of delivery of such notice of termination. The Party receiving such services under the Transition and Management Agreement is under no obligation to either continue receiving such services or to continue receiving such services to the same extent as prior to the delivery of such termination notice.

27.8.	Cross-Defaults

(a)	At any time during which SITA INC is Controlled by the SITA INC Foundation:

(i)	a material breach of this Agreement by Equant in respect of either SITA SC or SITA INC will constitute a material breach of this Agreement in respect of both SITA SC and SITA INC; and

(ii)	a material breach of this Agreement by either SITA SC or by SITA INC will constitute a material breach of this Agreement by both SITA SC and SITA INC.

(b)	At any time during which SITA INC is no longer Controlled by the SITA INC Foundation, a material breach of this Agreement by Equant:

(i)	in respect of SITA SC will not constitute a material breach of this Agreement in respect of SITA INC; and

(ii)	in respect of SITA INC will not constitute a material breach of this Agreement in respect of SITA SC,

unless the breach by Equant is also a material breach of this Agreement by Equant in respect of SITA INC in the case of clause 27.8(b)(i), and in respect of SITA SC in the case of clause 27.8(b)(ii).

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(c)	Subject to clause 27.8(d), at any time during which SITA INC is no longer Controlled by the SITA INC Foundation:

(i)	a material breach of this Agreement by SITA SC in respect of Equant will not constitute a material breach of this Agreement by SITA INC; and

(ii)	a material breach of this Agreement by SITA INC in respect of Equant will not constitute a material breach of this Agreement by SITA SC.

(d)	A breach of the financial ratio obligations set out in clause 7.3 shall give rise to an option in Equant to terminate this Agreement in respect of both SITA SC and SITA INC as provided in clause 7.3(f).

(e)	If Equant or SITA SC terminates this Agreement pursuant to:

(i)	clause 27.3 (‘Termination for Insolvency’);

(ii)	clause 27.4 (‘Termination for Change of Control’); or

(iii)	clause 27.1 (‘Termination for Cause by SITA SC and SITA INC’) with respect to SITA SC, or clause 27.2 (‘Termination for Cause by Equant’) with respect to Equant, as a result of a material breach of a material term which remains unremedied after delivery of written notice to the breaching Party, provided that the full dispute resolution procedures set out in clause 8.1 and clause 8.2 of the Strategic Relationship Umbrella Agreement are completed, then the non-breaching Party shall have the right, at its option, to terminate this Agreement and if it terminates this Agreement, such Party shall have the right, at its option, to terminate the Strategic Relationship Umbrella Agreement and to commence renegotiations of the Transition and Management Agreement Agreement as contemplated by clause 27.7(c) of this Agreement.

(f)	There are no cross-defaults except those explicitly stated in clause 27.8 of this Agreement or clause 9.2 of the Strategic Relationship Umbrella Agreement. Except as stated above, the Parties acknowledge that neither this Agreement, the Strategic Relationship Umbrella Agreement nor the Transition and Management Agreement should be read or interpreted, either separately or together, as implying any cross-defaults.

27.9.	Co-operation Upon Expiry or Termination

(a)	Upon the expiry or termination of this Agreement (in whole or in part), Equant shall use commercially reasonable efforts and co-operate to facilitate the orderly and efficient transfer to and assumption of the Services by a Replacement Supplier for a period not to exceed six (6) months (the ‘Termination Period’) such that the Services can be performed with a minimum of interruption and inconvenience to SITA SC or SITA INC, as applicable, provided that SITA SC and/or SITA INC, as appropriate has paid all amounts then due to Equant under this Agreement (other than amounts that are subject to a bona fide dispute and in respect of which SITA SC and/or SITA INC has provided written notice of such dispute pursuant to clause 18.5 hereof or has initiated the informal or

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formal dispute resolution procedure pursuant to clause 29). SITA SC and/or SITA INC shall pay the Service Charges listed in the Price Books in respect of Equant’s activities in providing such co-operation as follows:

(i)	if Equant’s activity in providing such co-operation is included in the Services, then SITA SC and/or SITA INC shall pay only for Equant’s incremental activity (above the quantity of such activities that is normally provided in respect of the Services); provided, however, if SITA SC and/or SITA INC terminated this Agreement due to a material breach by Equant, SITA SC and/or SITA INC shall only be required to make payment for such termination co-operation after determination through the dispute resolution procedure of what amounts, if any, are payable by SITA SC and/or SITA INC, in respect of such termination co-operation; and

(ii)	if the reason for termination of this Agreement is SITA SC’s or SITA INC’s failure to pay Service Charges when due, Equant shall have the right to demand payment in advance rather than in arrears for its activity in providing such co-operation and for any continuing Services required by SITA SC and/or SITA INC.

(b)	If SITA SC or SITA INC, as applicable, has paid any Service Charges in advance (other than as provided in clause 27.9(a)(ii)), then Equant shall repay such Service Charges paid in advance (other than in respect of any Services or reimbursement for termination co-operation (or part thereof) properly performed in accordance with this Agreement), but SITA SC and/or SITA INC, as applicable, may set off such advance payments as provided in clause 18.8.

(c)	If SITA SC or SITA INC, as applicable, has advanced any funding for development and/or production of any SITA Specific Product/Service that have not yet been completed, then:

(i)	Equant will provide a written notice to SITA SC and/or SITA INC, as applicable, advising whether Equant is able to complete such SITA Specific Product/Service before the end of the period during which termination co-operation is expected to be provided;

(ii)	SITA SC and/or SITA INC will provide a written notice to Equant directing it either to complete development and/or production of such SITA Specific Product/Service or to discontinue development thereof;

(iii)	if SITA SC and/or SITA INC directs Equant to complete development and/or production of such SITA Specific Product/Service, then Equant shall do so in accordance with clause 4.3;

(iv)	if SITA SC and/or SITA INC directs Equant to discontinue development and/or production of such SITA Specific Product/Service, then Equant shall promptly (a) provide to SITA SC and/or SITA INC such materials as relates to such SITA Specific Products/Services in whatever state of development they are in as at that

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date; (b) return all unexpended funding that SITA SC and/or SITA INC had provided in respect of the development and/or production of such SITA Specific Product/Service; and (c) provide evidence that Equant prudently spent such development funds; and

(v)	if SITA SC and/or SITA INC, as applicable, considers that Equant had not prudently spent such development funds, then it may initiate the dispute resolution procedure pursuant to clause 29 to recover any such development funds that Equant did not prudently expend.

(d)	If SITA SC and/or SITA INC, as applicable, has advanced any funding for expansion or modification to the Network (including the acquisition of Network assets) that has not yet been completed, then:

(i)	Equant will provide a written notice to SITA SC and/or SITA INC, as applicable, advising whether Equant can complete such expansion or modification before the end of the period during which termination co-operation is expected to be provided;

(ii)	SITA SC and/or SITA INC will provide a written notice to Equant directing Equant either to complete such expansion or modification and, if applicable, integrate or interconnect such expansion or modification into the third party network as requested by SITA SC and/or SITA INC (as permitted by the third party concerned), or to discontinue such activity;

(iii)	if SITA SC and/or SITA INC directs Equant to discontinue activities pursuant to clause 27.9(d)(ii), then Equant shall promptly (a) deliver to SITA SC and/or SITA INC at a location designated by SITA SC and/or SITA INC in the Country in which such expansion or modification was to be located (or to such other location as the relevant Parties may agree) all equipment, assets and Software that it had acquired to support such expansion or modification; (b) provide to SITA SC and/or SITA INC all relevant plans and drawings that Equant had prepared in respect of such expansion or modification; (c) return all unexpended funding that SITA SC and/or SITA INC had provided in respect of expansion or modification; and (d) provide evidence that Equant prudently spent such funds; and

(iv)	if SITA SC and/or SITA INC, as applicable, considers that Equant had not prudently spent such funds, then it may initiate the dispute resolution procedure pursuant to clause 29 to recover any such funds that Equant did not prudently expend.

(e)	SITA SC or SITA INC, as applicable, shall have the option to purchase at net book value any equipment owned by Equant and which is used exclusively by Equant for the purpose of providing the Services to the SITA Group Companies, SITA INC or their respective customers.

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(f)	If requested by SITA SC and/or SITA INC, Equant shall use commercially reasonable efforts to procure the assignment or novation in favour of SITA SC or SITA INC, as applicable, or a Replacement Supplier (if designated by SITA SC or SITA INC, as applicable):

(i)	equipment leases relating to any equipment which is used exclusively by Equant for the purpose of providing the Services to the SITA Group Companies, SITA INC or their respective customers; and

(ii)	maintenance agreements, support agreements or other arrangements between Equant and third parties which relate to equipment or services which is used exclusively by Equant for the purpose of providing the Services to the SITA Group Companies, SITA INC, or their respective customers;

SITA SC, SITA INC, or the Replacement Supplier shall be responsible for the cost of any required consents or assignment or novation fees in respect of such assignments or novations. Equant will use commercially reasonable efforts to minimise the occurrence of such required consent, assignment or novation fees and the amount of such fees should they be unavoidable.

(g)	If requested by SITA SC and/or SITA INC, Equant shall use commercially reasonable efforts to procure the assignment or novation in favour of SITA SC or SITA INC, as applicable, or a Replacement Supplier (if designated by SITA SC or SITA INC, as applicable), of any license or maintenance agreement relating to Third Party Software that relates to equipment or services which is used exclusively by Equant for providing the Services to the SITA Group Companies, SITA INC, and their respective customers. SITA SC, SITA INC, or the Replacement Supplier shall be responsible for the cost of any required consents or assignment or novation fees in respect of such assignments or novations. Equant will use commercially reasonable efforts to minimise the occurrence of such required consent, assignment or novation fees and the amount of such fees should they be unavoidable.

(h)	Each Party in receipt of Confidential Information from another Party shall comply with the directions of the owner of such Confidential Information in respect of the return thereof, the destruction thereof, or the transfer thereof to a third party. Each Party shall warrant in writing that no copies of such Confidential Information owned by another Party have been retained.

28.	FORCE MAJEURE

28.1.	Neither Party Liable

Neither SITA SC nor SITA INC nor Equant will be liable for any default or delay in performance of its obligations under this Agreement if, and to the extent, the default or delay is caused, directly or indirectly, by a Force Majeure Event.

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28.2.	Period of Delay

When a Force Majeure Event has occurred, the non-performing Party will be excused from further performance of the obligations affected for as long as the circumstances prevail and the non-performing Party continues to use all commercially reasonable endeavours to recommence performance whenever and to whatever extent possible without delay. Any non-performing Party will promptly notify the Party to whom performance is due and describe at a reasonable level of detail the circumstances causing such delay and the expected duration thereof. The non-performing Party will ensure that the affected Party is treated equally with any third parties (including the non-performing Party’s Affiliates) in respect of similar services that are provided during a Force Majeure Event.

29.	DISPUTE RESOLUTION

29.1.	Dispute Resolution Procedure

Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by either Party shall be resolved using the dispute resolution procedures specified in the Strategic Relationship Umbrella Agreement, which are hereby incorporated by reference into this Agreement.

29.2.	Continued Performance

SITA SC and Equant shall continue to perform their respective obligations under this Agreement pending the resolution of a dispute, including a dispute in respect of a Party’s right to terminate this Agreement, provided that nothing in this clause prevents or restricts a Party from lawfully exercising any of its rights pursuant to clause 27 at any time.

30.	GENERAL

30.1.	Governing Law

The construction, performance, validity and remedies for breach of this Agreement shall be governed by English law.

30.2.	Notices

A Party notifying or giving notice under this Agreement will give notice:

(a)	in writing and in the English language;

(b)	by (i) hand delivery to or sent by prepaid first class post, (ii) air courier delivery service to that address, or (iii) electronic mail or facsimile (only if confirmed by telephone); and

(c)	addressed to all other Parties to the attention of the designated person(s) set out below or as altered by notice given in accordance with this clause:

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For SITA SC:	Secretary General Société Internationale de Télécommunications Aéronautiques S.C. 26, Chemin de Joinville P.O. Box 31 1216 Cointrin – Geneva Switzerland

Copy to: General Counsel 26, Chemin de Joinville P.O. Box 31 1216 Cointrin – Geneva Switzerland

For SITA INC:	Corporate Secretary SITA Information Networking Computing N.V. Heathrow Staat 10 1043 CH Amersterdam The Netherlands

Copy to: General Counsel SITA Information Networking Computing N.V. 26, Chemin de Joinville P.O. Box 31 1216 Cointrin – Geneva Switzerland

For Equant:	Vice President and General Manager SITA Account Equant N.V. 400 Galleria Parkway, S.E. Atlanta GA 30339-5980 United States of America

Copy to: General Counsel Equant N.V. 12490 Sunrise Valley Drive Reston VA 20196 United States of America

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(d)	Unless SITA INC is no longer Controlled by the SITA INC Foundation, Equant must provide any notice given by Equant to SITA INC to both SITA SC and to SITA INC at the same time as provided in clause 30.2(c).

30.3.	Service of Notice

A notice given in accordance with clause 30.2 is deemed received and is effective:

(a)	if hand delivered to another Party’s address, on the date of delivery;

(b)	if sent by prepaid first class post, five (5) Business Days after the date of posting; or

(c)	if sent by courier delivery service, on the date of delivery.

Except for notices sent by facsimile, in each instance the Party delivering such notice shall for the convenience of the Party or Parties to which such notice is delivered also transmit such notice by facsimile; provided, however, that the failure to do so shall not affect either the fact or the date and time of delivery of such notice.

30.4.	Relationship of Parties

(a)	Nothing in this Agreement or any circumstances associated with it or its performance shall give rise to any relationship of agency, partnership or employer and employee between the Parties and another Party’s agents, employees or sub-contractors.

(b)	Except as expressly provided in this Agreement, none of the Parties shall have any authority to act or make representations on behalf of any of the other Parties, nor to create contractual liability to a third party on behalf of (or otherwise contractually bind) any of the other Parties.

30.5.	Waiver

(a)	If a Party has a right arising from another Party’s failure to comply with an obligation under this Agreement, and delays in exercising or does not exercise that right, then that delay in exercising or failure to exercise is not a waiver of that right or any other right.

(b)	A waiver by a Party of a right in one instance does not constitute a waiver of that right or any other right in any other instance, without regard to the similarity of circumstances, unless the Party specifically waives such right or other right in the second instance.

(c)	Any waiver of a right by a Party must be in writing in a notice transmitted as provided in clause 30.2 executed by the Party making such waiver.

30.6.	Entire Agreement and Variation

(a)	This Agreement, the Strategic Relationship Umbrella Agreement, the Transition and Management Agreement and the Account Management Agreement form the strategic relationship among the Parties and:

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(i)	constitute the entire agreement between the Parties as to the strategic relationship and this transaction; and

(ii)	the foregoing agreements replace and supersede any prior understanding or agreement between the Parties in respect of the strategic relationship and this transaction and any prior draft, statement, undertaking, agreement, understanding, condition, warranty, indemnity or representation imposed, given or made by a Party (including the JV Agreement and the HOA) prior to the Effective Date (collectively, the ‘Pre-Contractual Statements’) and no Party shall have any claim or right of action in respect of the Pre-Contractual Statements except in respect of fraudulent misrepresentation. For the avoidance of doubt, no Pre-Contractual Statement may be used in the interpretation or construction of this Agreement.

(b)	This Agreement may only be amended in writing when signed by Parties concerned with each particular amendment.

(c)	Nothing in this clause 30.6 purports to exclude any Party’s liability for fraudulent misrepresentation.

30.7.	Priority of Documents

If there is any conflict between any of the express terms of this document or the Schedules (other than Schedule T (Operations Manual Requirements)) and the terms of Schedule T (Operations Manual Requirements), then the terms of this document and/or the Schedules (other than Schedule T (Operations Manual Requirements) shall prevail.

30.8.	Use of Resources

Except in respect of SITA Specific Products/Services and expansions or modifications to the Network funded by SITA SC and/or SITA INC, or as otherwise expressly provided in this Agreement, nothing in this Agreement implies a right in SITA SC and/or SITA INC for the exclusive use of the Network, Generic Products/Services, personnel or other resources that Equant uses to provide the Services to the SITA Group Companies, SITA INC or their respective customers.

30.9.	Limitations Period

Unless applicable Law forbids contractual waiver or limitation, neither Equant, nor SITA SC nor SITA INC may bring a legal action or initiate the dispute resolution procedure under this Agreement:

(a)	in the case of Claims arising directly between the Parties that are not based upon a third-party Claim against a Party, more than two (2) years after the cause of action came to the actual knowledge of the Party; or

(b)	in the case of a third-party Claim asserted against a Party, more than two (2) years after the third-party concerned has successfully asserted such Claim against the relevant Party.

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30.10.	Third Party Beneficiaries

(a)	Nothing in this Agreement, express or implied, is intended to confer upon any person other than Equant, SITA SC, and SITA INC, or their respective successors or permitted assignees any rights or remedies under or by reason of this Agreement.

(b)	The Parties do not intend that any term of this Agreement should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Agreement.

30.11.	Assignment

(a)	A Party may not assign its rights or transfer its obligations under this Agreement without the prior written consent of the other Party except that:

(i)	no consent is required in the case of assignment by a Party to one of its majority owned subsidiaries;

(ii)	no consent is required for Equant to assign its rights and transfer its obligations under this Agreement to the successor entity of the merger of Equant and Global One.

(b)	Following a Change of Control of Equant or SITA SC, as applicable, if the relevant Party has (i) determined not to exercise its right to terminate this Agreement pursuant to clause 27.4; or (ii) has not given notice of termination of this Agreement within the period set out in clause 27.4, the Affected Party may assign this Agreement to the entity acquiring all or substantially all of the assets of the Affected Party (as described in clause (a) of the definition ‘Change of Control’).

(c)	Any attempt by a Party to assign its rights or transfer its obligations under this Agreement in violation of clause 30.11(a) or clause 30.11(b) is null and void.

(d)	This right is without prejudice to either Party’s right to terminate the Agreement in accordance with clause 27.

30.12.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which taken together will constitute one single agreement between the Parties.

30.13.	Cumulative Rights

A right, power, remedy, entitlement or privilege given or granted to a Party under this Agreement is cumulative with, without prejudice to and not exclusive of any other right, power, remedy, entitlement or privilege granted or given under this Agreement or by Law.

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30.14.	Reading Down

If a provision of this Agreement is reasonably capable of an interpretation which would make that provision valid and enforceable and an alternative interpretation that would make it unenforceable, illegal, invalid or void then, so far as is possible, that provision will be interpreted or construed, taking into account (i) the objectives, scope and purposes set out in clause 2 of the Strategic Relationship Umbrella Agreement; and (ii) the fact that the commercial intentions of this Agreement are based on symmetry and balance among the Parties, to be limited and read down to the extent necessary to make it valid and enforceable.

30.15	Severability

If any provision is deemed invalid, illegal or unenforceable, then the remainder of this Agreement shall stand; provided, however, that the Parties shall negotiate in good faith to adjust the terms of this Agreement to ensure that the Parties original commercial intentions are achieved as much as reasonably possible. The commercial intentions of this Agreement are based on symmetry and balance between the Parties.

30.16.	Contra Proferentem

No rule of construction will apply in the interpretation of this Agreement to the disadvantage of one Party on the basis that such Party put forward or drafted this Agreement or any provision of this Agreement.

30.17.	Costs

Each Party shall bear its own legal and other costs and expenses of, and incidental to, the preparation, execution and completion of this Agreement and of any related documentation.

30.18.	Survival of Terms

The following terms will survive the termination or expiry of this Agreement:

(a)	clause 22 (Confidentiality; Public Announcements);

(b)	clause 23 (Intellectual Property Rights);

(c)	clause 25 (Indemnities);

(d)	clause 26 (Liability);

(e)	clause 27.6 (Accrued Rights);

(f)	For so long as the Transition and Management Agreement is in effect, clause 27.7(c) (Effect of Termination);

(g)	clause 29 (Dispute Resolution) and

(h)	clause 30.1 (Governing Law);

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(i)	clause 30.5 (Waiver);

(j)	clause 30.10 (Third Party Beneficiaries);

(k)	clause 30.13 (Cumulative Rights);

(l)	clause 30.14 (Reading Down);

(m)	clause 30.15 (Severability);

(n)	clause 30.16 (Contra Proferentem); and

(o)	clause 30.18 (Survival of Terms).

(p)	Schedule Y (Class A Address Space Management).

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

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EXECUTED by the Parties

SIGNED for and on behalf of	)
Equant N.V	)	/s/ Matthew MacFarlane
	)	Signature of officer

	)	Matthew MacFarlane
	)	Name of officer (print)

	)	Vice President Mergers & Acquisitions
	)	Office held

SIGNED for and on behalf of	)
Société Internationale de Télécommunications Aéronautiques S.C	)	/s/ John Oliver Watson
	)	Signature of officer

	)	John Oliver Watson
	)	Name of officer (print)

	)	Director General
	)	Office held

SIGNED for and on behalf of	)
SITA Information Networking Computing N.V	)	/s/John Oliver Watson
	)	Signature of officer

	)	John Oliver Watson
	)	Name of officer (print)

	)	Managing Director
	)	Office held

Services Agreement	Dated: 30 November 2001
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SCHEDULE A

GLOSSARY

[*]

‘Account Management Agreement’ means the Account Management Agreement executed by SITA SC, SITA INC and France Telecom on 29 June 2001.

‘Achieved Activity’ has the meaning set forth in clause 16.1(a) of this Agreement.

‘Active Sales’ means active marketing approaches to end customers, including without limitation direct mail, advertisements in the media directly targeted at the customer group in question, marketing visits which have not been specifically requested by such customers and the submission of unsolicited bids.

‘Adjustments to the Year 2000 Cost Share’ has the meaning set forth in clause 10.2 of this Agreement.

‘Affected Party’ means a Party that has delivered notice of an actual or proposed Change of Control of such Party.

‘Affiliate’ means in respect of any legal entity, any other legal entity that Controls, is Controlled by or is under common Control with such legal entity.

‘Agreement’ means this Services Agreement including all of the Schedules, all attachments to such Schedules, and all of the appendices to such Schedules, all as amended from time to time.

‘Air Transport Community’ has the meaning set forth in Schedule B (‘Definition of Air Transport Community’) to the Strategic Relationship Umbrella Agreement.

‘Allowable Differential’ has the meaning set forth in clause 12.6(a) of this Agreement.

‘Allowable Differential Curves’ has the meaning set forth in clause 12.6(b) of this Agreement.

‘Annual Forecast Date’ has the meaning set forth in clause 15.1(b) of this Agreement.

‘Annual Network Activity Forecast’ means a forecast of connections, traffic and other Network activity for the period of thirty-six (36) calendar months commencing from the first day of the calendar month immediately following the Annual Forecast Date.

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Schedule A (Glossary)	A-1
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[*]

‘Audit Representatives’ means an independent third-party accounting firm appointed by a Party to audit another Party’s records or to inspect a Party’s owned or leased equipment that is managed by another Party.

[*]

‘Benchmarking Agreement’ has the meaning set forth in clause 11.3(a) of this Agreement.

‘Benchmarking Certification Report’ has the meaning set forth in clause 11.5(a) of this Agreement.

[*]

‘Benchmarking Region’ has the meaning set forth in Schedule O (‘Benchmarking Regions’) to this Agreement.

‘Benchmarking Report’ has the meaning set forth in clause 11.5(a) of this Agreement.

‘Benchmarking Survey’ has the meaning set forth in clause 11.1 of this Agreement.

‘Billing Entities’ and ‘Billed Entities’ has the meaning set forth in Schedule H (‘Billing Entities, Billed Entities and Remitting Entities’) to this Agreement.

‘Billing Information’ has the meaning set forth in clause 18.4(a) of this Agreement.

‘Billing Period’ means the calendar month period in respect of which the Billing Entities are to deliver an invoice for the Services rendered to SITA SC, SITA INC and the SITA Group Companies as applicable during that calendar month.

‘Break Points’ has the meaning set forth in clause 12.6(b) of this Agreement.

‘Bundled Tail Circuits’ means Tail Circuits, Tie Lines or local access provided by Equant to SITA SC, SITA INC and the SITA Group Companies on a bundled basis.

‘Business Days’ means Monday to Friday, excluding any public holidays, when banks are open for business in New York, London, Amsterdam, Paris and Geneva.

[*]

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Schedule A (Glossary)	A-2
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‘Change of Control’ shall with respect to a legal entity mean:

(a)	the sale of other disposition by such legal entity of all, or substantially all, of the assets of such legal entity; or

(b)	the sale or other disposition of more than 50% of the capital stock of such legal entity (other than to an Affiliate, or a bona fide pledge in connection with a financing); or

(c)	a merger, consolidation or other business combination involving such legal entity, which results in the stockholders, or certificate holders, as applicable, of such legal entity and/or its Affiliates immediately prior to such event owning less than 50% of the capital stock of the surviving entity.

‘Claim’ means any claim, demand, proceeding or other action.

‘Commitment Date’ has the meaning set forth in clause 16.1(c) of this Agreement.

‘Comparable Provider(s)’ has the meaning set forth in clause 2.4(a) of Schedule M (‘Instructions to the Independent Expert’);

‘Comparable Service(s)’ has the meaning set forth in clause 2.3(b) of Schedule M (‘Instructions to the Independent Expert’);

[*]

‘Confidential Information’ means in relation to SITA SC, SITA INC, and Equant, and each of their respective Affiliates:

(a)	information that relates to the financial position, business, budget, financial and product or marketing strategies, forecasts or projections of such entity, customer information and lists, pricing information, costs data, estimates, market surveys, source codes, the internal management or structure of such entity, technology plans, technical studies or designs, trade secrets and other trade information, database models or personnel;

(b)	information that is marked by such entity as confidential or if disclosed orally is identified as confidential;

(c)	the Strategic Relationship Umbrella Agreement, this Agreement, the Transition and Management Agreement and the Account Management Agreement, and the terms and conditions or other provisions contained in each of them (including any schedules or other attachments thereto);

(d)	in the case of Equant, the Equant IPR; and

(e)	in the case of SITA SC and SITA INC, the SITA IPR.

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Schedule A (Glossary)	A-3
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‘Consent’ means any approval, acceptance or consent by a Party that is required under this Agreement. Pursuant to relevant clauses in this Agreement, except where expressly provided as being in the sole and absolute discretion of a Party, Consent will not be unreasonably withheld, conditioned or delayed.

‘Contract Year’ means 1 July to 30 June each year of the Term.

‘Contract Year One Cost Base’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year One Cost Base Transfers’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year One End Year True Up Payment’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year One Quarterly MRC Payment’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year Two Cost Base’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year Two Cost Base Transfers’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year Two End Year True Up Payment’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year Two Quarterly MRC Payment’ has the meaning set forth in clause 10.3 of this Agreement.

‘Contract Year Zero Volume’ has the meaning set forth in clause 10.3 of this Agreement.

‘Control’ and derivative terms (such as Controlling or Controlled) means, with respect to any legal entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such legal entity, whether through the ownership of voting securities or by contract or otherwise.

‘Cost Base Services’ means the Services designated as such under Schedule I (‘Schedule of Services’) and as described in clause 10.1(a).

‘Cost Base Service Charges’ means the amounts payable by SITA SC and SITA INC to Equant with respect to the Cost Base Services.

‘Cost Base Transfers’ means the cost of activities removed from the Cost Base after the Effective Date as reasonably agreed by the Parties.

‘Cost Efficient’ means cost efficient from a tax and legal perspective.

‘Cost Share’ has the meaning set forth in clause 10.2 of this Agreement.

‘Country’ means any national or federal jurisdiction or territory.

‘Cumulative Contract Year One Interim MRC’ has the meaning set forth in clause 10.3 of this Agreement.

‘Cumulative Contract Year Two Interim MRC’ has the meaning set forth in clause 10.3 of this Agreement.

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Schedule A (Glossary)	A-4
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‘Defaulting SITA Party’ has the meaning as set forth in clause 27.2 of this Agreement.

‘Detailed Billing Information’ has the meaning set forth in clause 18.4(a) of this Agreement.

‘Disclosing Party’ has the meaning set forth in clause 22.3(a) of this Agreement.

‘Dispute Resolution Procedures’, ‘Dispute Resolution Proceeding’ and ‘Dispute Resolution Process’ each means the procedures set forth in clause 8 of the Strategic Relationship Umbrella Agreement.

‘Disputed Amounts’ has the meaning set forth in clause 18.5 of this Agreement.

‘Disputed Information’ has the meaning set forth in clause 18.5 of this Agreement.

‘Distributor’ means a customer of Equant that resells Network Services purchased from Equant to one or more third parties.

[*]

‘Draft Price Book’ has the meaning set forth in Schedule J (‘Price Book Update Timescale’).

‘Duration’ has the meaning set forth in clause 16.3(a) of this Agreement.

‘Effective Date’ means 1 July 2001.

‘Effective Period’ has the meaning set forth in clause 7.1(a) of this Agreement.

‘Equant Group Companies’ means, at any time during the Term, Equant N.V. and its Affiliates.

‘Equant IPR’ means the IPR owned by the Equant Group Companies and used by any of the Parties (either themselves or as part of the JV organisation) in providing, delivering or using Network Services, or in managing the Network or the resources required to provide, deliver or use Network services.

‘Equant IT Services’ has the meaning set forth in clause 7 of the Transition and Management Agreement.

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Schedule A (Glossary)	A-5
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‘Equant Non-Solicitation Obligation’ means the obligation of Equant not to make Active sales to customers within the Air Transport Community, as set forth in clause 7.4 of this Agreement.

‘Equant Project Executive’ has the meaning set forth in clause 20.2 of this Agreement.

‘Equivalent Connections’ shall have the meaning set out in the JV Agreement.

‘Exception Priced Service Charges’ has the meaning set forth in clause 10.1 of this Agreement.

‘Exception Priced Services’ means the Services which are classified as “Exception Priced Services” under Schedule I (‘Schedule of Services’ and as described in clause 10.1(b)(ii).

‘Exclusivity Obligation’ means the obligation of the SITA Group Companies to purchase Network Services exclusively from Equant, as set forth in clause 7.2 of this Agreement.

‘Executive Committee’ has the meaning set forth in clause 6.1 of the Strategic Relationship Umbrella Agreement.

‘Force Majeure Event’ means any:

(a)	fire, flood, earthquake, elements of nature or acts of God;

(b)	riot, civil disorder, rebellion, revolution, acts of war, or acts of terrorism;

(c)	third party strikes or lockouts affecting the non-performing Party’s ability to fulfill its obligations; or

(d)	other causes beyond the reasonable control of the non-performing Party.

‘Forecast Dates’ means the Quarterly Forecast Dates and the Annual Forecast Date and in the event that a Forecast Date does not fall on a Business Day, a reference to a Forecast Date shall mean the Business Day immediately preceding the relevant Forecast Date.

‘France Telecom’ means France Telecom S.A., a société anonyme having its registered office at 6, place d’Alleray, 75015 Paris Cedex 5, France.

[*]

‘Generic Network Assets’ has the meaning set forth in clause 5.3 of this Agreement.

‘Generic Price Book’ means the Price Book that provides gross generic distributor prices with respect to Generic Products/Services.

‘Generic Product/Service’ means a product or service that Equant offers generally to all of its distributors and that is designated as such in the Price Books.

[*]

Services Agreement		Dated: 30 November 2001
Schedule A (Glossary)	A-6
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‘Global One’ means Global One Communications Holding B.V. and Global One Communications World Holding B.V of Klaprozenweg 75, 1033 NN Amsterdam, The Netherlands.

‘Global One ATC Contract’ has the meaning set forth in clause 6.4 of this Agreement.

[*]

‘Glossary’ means this Schedule A (Glossary) to this Agreement.

‘Heads of Agreement’ or ‘HOA’ means the Heads of Agreement executed by SITA SC, SITA INC, France Telecom, and Equant on 19 November 2000.

‘Historical Activity Data’ has the meaning set forth in clause 10.5 of this Agreement.

‘Historical Data’ has the meaning set forth in clause 17(a) of this Agreement.

‘ICNO’ has the meaning set forth in the Transition and Management Agreement.

‘Independent Expert’ has the meaning set forth in clause 11.2 of this Agreement and shall include any Replacement Independent Expert.

[*]

‘Insolvency Event’ has the meaning as set forth in clause 27.3(a) of this Agreement.

‘Intellectual Property Rights’ or ‘IPR’ means any letters patent, patented articles, patent applications, designs, copyrights, database rights, moral rights, inventions whether or not capable of protection by patent or registration, techniques, technical data and know-how, whether registered or unregistered and including applications, registrations and renewals in connection thereunder for the grant of any such assets or rights of the foregoing descriptions and all rights or forms of protection having equivalent or similar effect anywhere in the world.

‘Interim Benchmarking Report’ has the meaning set forth in clause 11.6 of this Agreement.

‘Invoiced Party’ has the meaning set forth in clause 18.8(c) of this Agreement.

‘Invoicing Party’ has the meaning set forth in clause 18.8(c) of this Agreement.

‘IT Transition Period’ means the twenty-one (21) month period commencing on the Effective Date and ending on the day before the twenty-first-month anniversary of the Effective Date.

‘JV Agreement’ or ‘JVA’ means the Joint Venture Agreement executed by SITA SC, SITA Global Telecommunication Services Limited, SITA Equant (formerly SITA Globetel Company) and Equant (formerly SITA Telecommunications Holdings N.V.) on 2 October 1995, as amended.

Services Agreement		Dated: 30 November 2001
Schedule A (Glossary)	A-7
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‘Key Measurements’ has the meaning set forth in clause 1 Schedule F (‘Service Levels Schedule’) to this Agreement.

‘Laws’ means:

(a)	any applicable law, statute, regulation, ordinance or subordinate legislation in force from time to time to which a Party is subject; and

(b)	any applicable directive, policy, rule, judgement, injunction, decree or order that is binding on a Party and that is made or given by any government, agency thereof, or any regulatory body;

of any Country, the European Union, or other national, federal, commonwealth, state, provincial or local jurisdiction.

[*]

‘Losses’ means all losses, liabilities, damages, costs and expenses (including reasonable legal fees, and disbursements including external costs of investigation, litigation, settlement, judgement, interest and penalties).

‘MFN Agreement’ has the meaning set forth in clause 13.3(a) of this Agreement.

‘MFN Certification Report’ has the meaning set forth in clause 13.4(a) of this Agreement.

‘MFN Evaluation’ has the meaning set forth in clause 13.1(a) of this Agreement.

‘MFN Evaluation Report’ has the meaning set forth in clause 13.4(a) of this Agreement.

‘MFN Evaluator’ has the meaning set forth in clause 13.2 of this Agreement.

‘MFN Refund’ has the meaning set forth in clause 13.1(b) of this Agreement.

‘MFN Revised Net Price Book Prices’ has the meaning set forth in clause 13.1(b) of this Agreement.

‘MFN Test(s)’ means the most favoured nation tests set forth in Schedule N (‘Instructions to MFN Evaluator’).

‘Minimum Revenue Commitment’ or ‘MRC’ has the meaning set forth in clause 14 of this Agreement.

‘Minimum Unit Cost Reductions’ has the meaning set forth in clause 10.3 of this Agreement.

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Schedule A (Glossary)	A-8
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‘Modify’ and ‘Modification’ means to add to, expand, enhance, reduce, change, replace, vary, derive or improve.

‘Net Price Book Prices’ means the prices derived by applying any applicable discounts to the Price Books.

‘Net Price Book Activity’ means the billable activity applicable to the Net Price Book Prices.

‘Network’ means the network that is jointly managed by SITA SC and by Equant as at the Effective Date pursuant to the JV Agreement, as such Network is modified throughout the Term.

‘Network Activity Forecasts’ means the Quarterly Network Activity Forecast and the Annual Network Activity Forecast.

‘Network Implementation Action’ means a fully-developed business plan for a specific expansion or modification of the Network.

‘Network Planning Committee’ means the committee established pursuant to clause 5.2 of this Agreement.

‘Network Operational Performance Committee’ or ‘NOPC’ means the committee that is established pursuant to clause 5.5 of this Agreement.

‘Network Resources” has the meaning set forth in the Transition and Management Agreement.

‘Network Services’ mean any product or service which is itself telecommunications carriage or which includes telecommunications carriage as a component of such product or service.

‘Network Services Revenue’ means, in respect of a legal entity, the aggregate of all revenues received from customers (other than from an Affiliate of such entity) from the sale of Network Services, including all revenues received in respect of products that include Network Services bundled with services other than Network Services.

‘Network Short Term Development Plan’ means a business plan for the development of the Network that sits with Equant’s specific plans for the six (6) month period commencing from the date of the Network Short Term Development Plan.

‘Network Strategic Plan’ means a long term strategic plan outlining Equant’s plans for the Network.

[*]

‘Nomination Criteria’ has the meaning set forth in clause 1 Schedule K (‘Nomination and Selection of Independent Expert’).

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Schedule A (Glossary)	A-9
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‘Nominee’ has the meaning set forth in Schedule K (‘Nomination and Selection of Independent Expert’).

‘Non-Cost Base Services’ means the Services designated as such under Schedule I (‘Schedule of Services’).

[*]

‘Non-Renewed Revenue’ has the meaning set forth in clause 14(b) of this Agreement.

‘Operations and Procedures Manual’ means the manual to be developed by the Parties as described in clause 6.5 of this Agreement.

‘Overall Revenue’ means, in respect of a legal entity, the aggregate of all revenues received from customers (other than an Affiliate of such legal entity) from the sale of any product or service.

[*]

‘Pass Through Expenses’ means actual costs for Pass Through Services that are charged by Equant to SITA SC or SITA INC net of any related management fees as may be agreed by the Parties (ie., without margin, markup or fee).

‘Pass Through Services’ means the Services which are classified as “Pass Through Services” under Schedule I (‘Schedule of Services’).

‘Performance Targets’ has the meaning set forth in clause 1 of Schedule F (‘Service Levels Schedule’) to this Agreement.

‘Pre-Contractual Statements’ has the meaning as set forth in clause 30.6(a) of this Agreement.

‘Preliminary Price Book’ has the meaning set forth in Schedule J (‘Price Book Update Timescale’).

‘Price Books’ means the Generic Price Book and the SITA Specific Price Book for the respective Contract Year.

‘Price to Volume Assessment’ has the meaning set forth in clause 12.1 to this Agreement.

‘Price to Volume Assessment Report’ has the meaning set forth in clause 12.2 to this Agreement.

‘Priced Service Charges’ has the meaning set forth in clause 10.1 of this Agreement.

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Schedule A (Glossary)	A-10
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‘Priced Services’ means the Services which are classified as “Priced Services” under Schedule I (‘Schedule of Services’) and shall include any Bundled Tail Circuits.

‘Pricing Structure’ has the meaning set forth in clause 10.2 of this Agreement.

‘Product Council’ means the committee that is established pursuant to clause 4.2 of this Agreement.

‘Proposed Action’ has the meaning set forth in clause 5.1 of this Agreement.

‘Quarterly Forecast Dates’ has the meaning set forth in clause 15.1(a) of this Agreement.

‘Quarterly Network Activity Forecast’ means a forecast of connections, traffic and other Network activity for the period of twelve (12) calendar months commencing from the first day of the calendar month immediately following the Quarterly Forecast Date.

‘Quarterly Network Activity Forecast Value’ has the meaning set forth in clause 16.1(a) of this Agreement.

[*]

‘Recognisable Costs’ has the meaning set forth in clause 16.1(b) of this Agreement.

‘Reconciliation Report’ has the meaning set forth in clause 18.4(a) of this Agreement.

‘Reduction Amount’ has the meaning set forth in clause 14(b) of this Agreement.

‘Related Provisions’ means the Exclusivity Obligation, the Equant Non-Solicitation Obligation and the SITA Group Companies Non-Solicitation Obligation.

‘Remedy Period’ has the meaning set forth in clause 7.3 of this Agreement.

‘Replacement Independent Expert’ has the meaning set forth in clause 11.6 of this Agreement.

‘Replacement MFN Evaluator’ has the meaning set forth in clause 13.7(b) of this Agreement.

‘Replacement Supplier’ means a third-party provider selected by SITA SC and/or SITA INC to supply services to replace all or part of the Services (a) after the expiry or termination of this Agreement; (b) following a partial removal of part of the Services from the scope of this Agreement; or (c) following exercise by SITA SC of the Step-In Rights.

‘Reports’ means those reports specified in Schedule G (Reports) to this Agreement.

‘Service Charges’ has the meaning set forth in clause 10.3 of this Agreement.

‘Service Credits’ has the meaning set forth in clause 1 of Schedule F (‘Service Levels Schedule’) to this Agreement.

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Schedule A (Glossary)	A-11
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Commercial-in-Confidence

‘Service Level’ has the meaning set forth in clause 1 of Schedule F (‘Service Levels Schedule’) to this Agreement.

‘Service Level Default’ has the meaning set forth in clause 1 of Schedule F (‘Service Levels Agreement’) to this Agreement.

‘Service Levels Schedule’ means Schedule F (‘Service Levels Schedule’) to this Agreement.

‘Services’ means the Network Services and the Support Services and ad hoc services.

‘Significant Forecast Deviation’ has the meaning set forth in clause 16.1(a) of this Agreement.

[*]

‘SITA Group Companies’ means, at any time during the Term, SITA SC, its Affiliates, including SITA INC (so long as SITA INC is Controlled by the SITA INC Foundation).

‘SITA Group Companies Non-Solicitation Obligation’ means the obligation of the SITA Group Companies not to make Active sales customers outside of the Air Transport Community, as set forth in clause 7.5 of this Agreement.

‘SITA INC Non-Equant Network Services Revenue’ has the meaning set forth in clause 7.3 of this Agreement

‘SITA IPR’ means the IPR owned by the SITA Group Companies and used by any of the Parties (either themselves or as part of the JV organisation) in providing, delivering or using Network services, or in managing the Network or the resources required to provide, deliver or use Network Services.

‘SITA Relationship Team’ or ‘SRT’ has the meaning set forth in clause 6.2 of the Strategic Relationship Umbrella Agreement.

‘SITA Marks’ mean the trade marks, service marks, brand names, trade names, business names and logos of the SITA Group Companies that were used by Equant, or are embedded in the software, systems, works of authorship and similar materials in Equant’s possession, as of the Effective Date.

‘SITA Specific Discount’ means all discounts applied to gross prices set forth in the Price Books by Equant on behalf of SITA SC, SITA INC and the SITA Group Companies and includes the Volume Discount.

‘SITA Specific Price Book’ means the Price Book that provides prices applicable to SITA Specific Products/Services.

‘SITA Specific Product/Service’ means a product and/or service (other than a Generic Product/Service) developed or to be developed for the specific use of the SITA Group Companies and their customers.

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Schedule A (Glossary)	A-12
Restated Version with Amendment No. 1 (Errata)

Commercial-in-Confidence

[*]

‘Standard Cost Services’ means the Services which are classified as “Standard Cost Services under Schedule I (‘Schedule of Services’).

‘Standard Cost Service Charges’ has the meaning set forth in clause 10.1 of this Agreement.

‘Step-In Rights’ has the meaning set forth in clause 5.4 of this Agreement.

‘Strategic Relationship Benefits’ has the meaning set forth in clause 7.8(b) of this Agreement.

‘Strategic Relationship Umbrella Agreement’ means the Strategic Relationship Umbrella Agreement executed by France Telecom, SITA SC, SITA INC and Equant on 29 June 2001.

‘Support Services’ means all products and services listed in the Price Books that are not Network Services.

‘Tail Circuits”, ‘Tie Lines’ or ‘Local Access’ means tail circuits, tie lines and local access.

[*]

‘Term’ has the meaning set forth in clause 2 of this Agreement.

‘Terminated Benchmark Period’ has the meaning set forth in clause 11.6 of this Agreement.

‘Terminated MFN Period’ has the meaning set forth in clause 13.7(c) of this Agreement.

‘Terminated Revenue’ has the meaning set forth in clause 14(b) of this Agreement.

‘Termination Period’ has the meaning as set forth in clause 27.9(a) of this Agreement.

‘Transaction’ means the transaction contemplated by the Contribution Agreement relating to Global One and the Share Purchase Agreement.

‘Transfer’ has the meaning set out in the Transition and Management Agreement.

‘Transferred Company’ has the meaning set forth in clause 7.3(g) of this Agreement.

‘Transition and Management Agreement’ means the Transition and Management Agreement executed by Equant and SITA SC on the 29 June 2001.

[*]

‘Volume’ has the meaning set forth in Schedule P (‘Unit Cost, Cost Base and Volume Considerations’) to this Agreement.

Services Agreement		Dated: 30 November 2001
Schedule A (Glossary)	A-13
Restated Version with Amendment No. 1 (Errata)

Commercial-in-Confidence

‘Volume Discount’ has the meaning set forth in clause 10.2 of this Agreement.

[*]

‘Year 2000 Cost Base’ has the meaning set forth in clause 10.2 of this Agreement.

‘Year 2000 Cost Share’ has the meaning set forth at clause 10.2 of this Agreement.

‘Year 2000 Price Book’ has the meaning set forth at clause 10.2(d) of this Agreement.

Services Agreement		Dated: 30 November 2001
Schedule A (Glossary)	A-14
Restated Version with Amendment No. 1 (Errata)